EXHIBIT 10.1

SEVENTH AMENDMENT
TO REVOLVING CREDIT, TERM LOAN

AND SECURITY AGREEMENT

SEVENTH AMENDMENT, dated as of April 28, 2020 (this "Amendment"), to the Revolving Credit, Term Loan and Security Agreement, dated as of March 31, 2017 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among GEE GROUP INC., an Illinois corporation ("Holdings"), SCRIBE SOLUTIONS, INC., a Florida corporation ("Scribe"), AGILE RESOURCES, INC., a Georgia corporation ("Agile"), ACCESS DATA CONSULTING CORPORATION, a Colorado corporation ("Access"), TRIAD PERSONNEL SERVICES, INC., an Illinois corporation ("Triad Personnel"), TRIAD LOGISTICS, INC., an Ohio corporation ("Triad Logistics"), PALADIN CONSULTING, INC., a Texas corporation ("Paladin"), BMCH, INC., an Ohio corporation ("BMCH"), GEE GROUP PORTFOLIO INC., a Delaware corporation and the surviving corporation of the merger of SNI HOLDCO INC., a Delaware corporation, with and into GEE Group Portfolio Inc., a Delaware corporation ("SNI Holdings"), and SNI COMPANIES, a Delaware corporation ("SNI" and together with Holdings, Scribe, Agile, Access, Triad Personnel, Triad Logistics, Paladin, BMCH, SNI Holdings and each other Person joined thereto as a borrower from time to time, collectively, the "Borrowers" and each a "Borrower"), each Subsidiary of Holdings listed as a "Guarantor" on the signature pages thereto (together with each other Person joined thereto as a guarantor from time to time, collectively, the "Guarantors", and each a "Guarantor", and together with the Borrowers, collectively, the "Loan Parties" and each a "Loan Party"), the lenders which now are or which thereafter become a party thereto that make Revolving Advances thereunder (together with their respective successors and assigns, collectively, the "Revolving Lenders" and each a "Revolving Lender"), the lenders which now are or which thereafter become a party thereto that made or acquire an interest in the Term Loans (together with their respective successors and assigns, collectively, the "Term Loan Lenders" and each a "Term Loan Lender", and together with the Revolving Lenders, collectively, the "Lenders" and each a "Lender"), MGG INVESTMENT GROUP LP ("MGG"), as administrative agent for the Lenders (together with its successors and assigns, in such capacity, the "Administrative Agent"), as collateral agent for the Lenders (together with its successors and assigns, in such capacity, the "Collateral Agent"), and as term loan agent (together with its successors and assigns, in such capacity, the "Term Loan Agent" and together with the Administrative Agent and the Collateral Agent, each an "Agent" and, collectively, the "Agents").

WHEREAS, the Loan Parties, the Agents and the Lenders are parties to the Credit Agreement, pursuant to which the Lenders have made and may hereafter make certain loans and have provided and may hereafter provide certain other financial accommodations to the Borrowers;

WHEREAS, the Loan Parties have requested that the Agents and the Lenders amend certain terms and conditions of the Credit Agreement; and

WHEREAS, the Agents and the Lenders are willing to amend such terms and conditions of the Credit Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. ALL TERMS USED HEREIN THAT ARE DEFINED IN THE CREDIT AGREEMENT AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE CREDIT AGREEMENT.

2. AMENDMENTS. THE CREDIT AGREEMENT IS HEREBY AMENDED TO (A) DELETE THE RED OR GREEN STRICKEN TEXT (INDICATED TEXTUALLY IN THE SAME MANNER AS THE FOLLOWING EXAMPLES: ~~STRICKEN TEXT~~ AND ~~STRICKEN TEXT~~); AND (B) TO ADD THE BLUE OR GREEN DOUBLE-UNDERLINED TEXT (INDICATED TEXTUALLY IN THE SAME MANNER AS THE FOLLOWING EXAMPLES: DOUBLE-UNDERLINED TEXT AND DOUBLE-UNDERLINED TEXT), IN EACH CASE, AS SET FORTH IN THE MARKED COPY OF THE CREDIT AGREEMENT ATTACHED AS ANNEX I HERETO AND MADE A PART HEREOF FOR ALL PURPOSES.

3. LIMITED WAIVER.

(a) Subject to satisfaction of the conditions set forth in Section 5 hereof, and in reliance upon the representations and warranties of Loan Parties set forth herein, the Agents and the Required Lenders hereby waive any Defaults and Events of Default under the Credit Agreement that have solely arisen or would otherwise solely arise under Section 10.5(i) of the Credit Agreement solely by reason of the Loan Parties failing to comply with the financial covenants in Section 6.5 of the Credit Agreement for the period ending March 31, 2020.

(b) The waiver in this Section 3 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any Other Document, which terms and conditions shall continue in full force and effect.

4. REPRESENTATIONS AND WARRANTIES. EACH LOAN PARTY HEREBY REPRESENTS AND WARRANTS TO THE AGENTS AND THE LENDERS AS FOLLOWS:

(a) Representations and Warranties; No Event of Default. (i) The representations and warranties herein, in the Credit Agreement and in each Other Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Credit Agreement or any Other Document on or prior to the Amendment No. 7 Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Amendment No. 7 Effective Date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applied to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), other than (A) the representations and warranties contained in Section 5.5(a) and (b) of the Credit Agreement to the extent that the Pro Forma Balance Sheet and the Projections were prepared in part based on representations and warranties made by the Acquired Companies and/or the SNIH Stockholders (as each such term is defined in the SNI Acquisition Documents) in respect of the balance sheet and the cash flow and balance sheet projections of the Acquired Companies that were not true and correct in all material respects as of the Closing Date and (B) the representations and warranties contained in Section 5.19 of the Credit Agreement that there has been no breach of any material term or condition of the SNI Acquisition Documents to the extent that any representations and warranties made by the Acquired Companies and/or the SNIH Stockholders were not true and correct in all material respects as of the Closing Date, and (ii) no Default or Event of Default has occurred and is continuing as of the Amendment No. 7 Effective Date or would result from this Amendment becoming effective in accordance with its terms.

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(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, or limited liability company duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute this Amendment and deliver each Other Document to which it is a party, and to consummate the transactions contemplated hereby and by the Credit Agreement, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution, delivery and performance of this Amendment by the Loan Parties, and the performance of the Credit Agreement, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Organizational Documents, (B) any material law or regulation, or any judgment, order or decree of any Governmental Body or (C) any Material Contract binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Other Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Body is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any Other Document to which it is or will be a party.

(e) Enforceability. This Amendment is, and each Other Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by principles of equity.

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5. CONDITIONS TO EFFECTIVENESS. THIS AMENDMENT SHALL BECOME EFFECTIVE ONLY UPON SATISFACTION IN FULL, IN A MANNER SATISFACTORY TO THE AGENTS, OF THE FOLLOWING CONDITIONS PRECEDENT (THE FIRST DATE UPON WHICH ALL SUCH CONDITIONS SHALL HAVE BEEN SATISFIED BEING HEREINAFTER REFERRED TO AS THE "AMENDMENT NO. 7 EFFECTIVE DATE"):

(a) Payment of Fees, Etc. The Borrowers shall have paid, on or before the Amendment No. 7 Effective Date, all fees (including the fees of Schulte Roth & Zabel LLP, counsel to the Agents and the Lenders), costs, expenses and taxes then payable pursuant to Article III and Section 16.09 of the Credit Agreement.

(b) Representations and Warranties. The representations and warranties contained in this Amendment, the Credit Agreement and in each Other Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Amendment No. 7 Effective Date as though made on and as of such date, (i) except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) other than (A) the representations and warranties contained in Section 5.5(a) and (b) of the Credit Agreement to the extent that the Pro Forma Balance Sheet and the Projections were prepared in part based on representations and warranties made by the Acquired Companies and/or the SNIH Stockholders (as each such term is defined in the SNI Acquisition Documents) in respect of the balance sheet and the cash flow and balance sheet projections of the Acquired Companies that were not true and correct in all material respects as of the Closing Date and (B) the representations and warranties contained in Section 5.19 of the Credit Agreement that there has been no breach of any material term or condition of the SNI Acquisition Documents to the extent that any representations and warranties made by the Acquired Companies and/or the SNIH Stockholders were not true and correct in all material respects as of the Closing Date.

(c) No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the Amendment No. 7 Effective Date or result from this Amendment becoming effective in accordance with its terms.

(d) Delivery of Documents. The Agents shall have received on or before the Amendment No. 7 Effective Date, this Amendment, duly executed by the Loan Parties, each Agent and each Lender.

(e) Material Adverse Effect. The Agents shall have determined, in their reasonable judgment, that no event or development shall have occurred since September 30, 2019, which could reasonably be expected to have a Material Adverse Effect.

(f) Liens; Priority. The Agents shall be satisfied that the Collateral Agent has been granted, and holds, for the benefit of the Agents and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Encumbrances, to the extent such Liens and security interests are required pursuant to the Credit Agreement and the Other Documents to be granted or perfected on or before the Amendment No. 7 Effective Date.

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(g) Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Body or other Person required in connection with the Credit Agreement and any Other Document or the transactions contemplated thereby or the conduct of the Loan Parties' business shall have been obtained or made and shall be in full force and effect. There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Body which (i) relates to the Credit Agreement and the Other Documents or the transactions contemplated thereby or (ii) could reasonably be expected to have a Material Adverse Effect.

6. CONTINUED EFFECTIVENESS OF THE CREDIT AGREEMENT AND OTHER DOCUMENTS. EACH LOAN PARTY HEREBY (I) ACKNOWLEDGES AND CONSENTS TO THIS AMENDMENT, (II) CONFIRMS AND AGREES THAT THE CREDIT AGREEMENT AND EACH OTHER DOCUMENT TO WHICH IT IS A PARTY IS, AND SHALL CONTINUE TO BE, IN FULL FORCE AND EFFECT AND IS HEREBY RATIFIED AND CONFIRMED IN ALL RESPECTS EXCEPT THAT ON AND AFTER THE AMENDMENT NO. 7 EFFECTIVE DATE ALL REFERENCES IN ANY SUCH OTHER DOCUMENT TO "THE CREDIT AGREEMENT", THE "AGREEMENT", "THERETO", "THEREOF", "THEREUNDER" OR WORDS OF LIKE IMPORT REFERRING TO THE CREDIT AGREEMENT SHALL MEAN THE CREDIT AGREEMENT AS AMENDED OR MODIFIED BY THIS AMENDMENT, AND (III) CONFIRMS AND AGREES THAT TO THE EXTENT THAT ANY SUCH OTHER DOCUMENT PURPORTS TO ASSIGN OR PLEDGE TO THE COLLATERAL AGENT FOR THE BENEFIT OF THE AGENTS AND THE LENDERS, OR TO GRANT TO THE COLLATERAL AGENT FOR THE BENEFIT OF THE AGENTS AND THE LENDERS A SECURITY INTEREST IN OR LIEN ON, ANY COLLATERAL AS SECURITY FOR THE OBLIGATIONS OF THE LOAN PARTIES FROM TIME TO TIME EXISTING IN RESPECT OF THE CREDIT AGREEMENT (AS AMENDED HEREBY) AND THE OTHER DOCUMENTS, SUCH PLEDGE, ASSIGNMENT AND/OR GRANT OF THE SECURITY INTEREST OR LIEN IS HEREBY RATIFIED AND CONFIRMED IN ALL RESPECTS. THIS AMENDMENT DOES NOT AND SHALL NOT AFFECT ANY OF THE OBLIGATIONS OF THE LOAN PARTIES, OTHER THAN AS EXPRESSLY PROVIDED HEREIN, INCLUDING, WITHOUT LIMITATION, THE LOAN PARTIES' OBLIGATIONS TO REPAY THE LOANS IN ACCORDANCE WITH THE TERMS OF CREDIT AGREEMENT, OR THE OBLIGATIONS OF THE LOAN PARTIES UNDER ANY OTHER DOCUMENT TO WHICH THEY ARE A PARTY, ALL OF WHICH OBLIGATIONS SHALL REMAIN IN FULL FORCE AND EFFECT. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE EXECUTION, DELIVERY AND EFFECTIVENESS OF THIS AMENDMENT SHALL NOT OPERATE AS A WAIVER OF ANY RIGHT, POWER OR REMEDY OF THE AGENTS OR ANY LENDER UNDER THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT, NOR CONSTITUTE A WAIVER OF ANY PROVISION OF THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT.

7. NO NOVATION. NOTHING HEREIN CONTAINED SHALL BE CONSTRUED AS A SUBSTITUTION OR NOVATION OF THE OBLIGATIONS OUTSTANDING UNDER THE CREDIT AGREEMENT OR INSTRUMENTS SECURING THE SAME, WHICH SHALL REMAIN IN FULL FORCE AND EFFECT, EXCEPT AS MODIFIED HEREBY.

8. NO REPRESENTATIONS BY AGENTS OR LENDERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION, WRITTEN OR ORAL, EXPRESS OR IMPLIED, BY ANY AGENT OR ANY LENDER, OTHER THAN THOSE EXPRESSLY CONTAINED HEREIN, IN ENTERING INTO THIS AMENDMENT.

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9. Release.

(a) Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) under the Credit Agreement and the Other Documents and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to such Loan Party and its Affiliates under the Credit Agreement and the Other Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and each Loan Party agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the Credit Agreement and the Other Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Amendment No. 7 Effective Date and arising out of, connected with or related in any way to this Amendment, the Credit Agreement or any Other Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans, or the management of such Loans or the Collateral, in each case, on or prior to the Amendment No. 7 Effective Date.

(b) As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of each provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

(c) Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

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(d) Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of the Released Parties above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) the Released Parties on the basis of any claim released, remised and discharged by such Person pursuant to this Section 9. Each Loan Party further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the Other Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Collateral Agent's Lien on any item of Collateral under the Credit Agreement or the Other Documents. If any Loan Party or any of its respective successors, assigns, or officers, directors, employees, agents and attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as the Released Parties may sustain as a result of such violation, all reasonable attorneys' fees and costs incurred by the Released Parties as a result of such violation.

10. FURTHER ASSURANCES. THE LOAN PARTIES SHALL EXECUTE ANY AND ALL FURTHER DOCUMENTS, AGREEMENTS AND INSTRUMENTS, AND TAKE ALL FURTHER ACTIONS, AS MAY BE REQUIRED UNDER APPLICABLE LAW OR AS ANY AGENT MAY REASONABLY REQUEST, IN ORDER TO EFFECT THE PURPOSES OF THIS AMENDMENT.

11. LETTER AGREEMENTS. UPON THE OCCURRENCE OF THE AMENDMENT NO. 7 EFFECTIVE DATE, EACH OF THE (A) SECOND AMENDED AND RESTATED LETTER AGREEMENT, DATED DECEMBER 27, 2018, BETWEEN MGG AND HOLDINGS AND (B) LETTER AGREEMENT, DATED DECEMBER 27, 2018, BETWEEN CM FINANCE INC. AND HOLDINGS SHALL BE TERMINATED AND OF NO FURTHER FORCE AND EFFECT.

12. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes an "Other Document" under the Credit Agreement. Accordingly, it shall be an immediate Event of Default under the Credit Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been incorrect in any respect when made or deemed made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:	GEE GROUP INC. By: ________________________ Name: Title:
SCRIBE SOLUTIONS INC. By: ________________________ Name: Title:
AGILE RESOURCES, INC. By: ________________________ Name: Title:
ACCESS DATA CONSULTING CORPORATION By: ________________________ Name: Title:
TRIAD PERSONNEL SERVICES, INC. By: ________________________ Name: Title:
TRIAD LOGISTICS, INC. By: ________________________ Name: Title:
PALADIN CONSULTING, INC. By: ________________________ Name: Title:

BMCH, INC. By: ________________________ Name: Title:
GEE GROUP PORTFOLIO INC. By: ________________________ Name: Title:
SNI COMPANIES By: ________________________ Name: Title:

AGENTS:	MGG INVESTMENT GROUP LP, as Administrative Agent, Collateral Agent and Term Loan Agent By: MGG GP LLC, its general partner
By: __________________________ Name: Title:
LENDERS:	MGG (BVI) LIMITED, as a Revolving Lender By: ___________________________ Name: Title:

MGG SF EVERGREEN UNLEVERED MASTER FUND II (CAYMAN) LP, as a

Term Loan Lender and a Revolving Lender

By:  MGG Investment Group GP II LLC,

its general partner

By:      ___________________________

Name:

Title:

MGG SF DRAWDOWN UNLEVERED FUND LP, as a

Term Loan Lender and a Revolving Lender

By:  MGG Investment Group GP LLC, its general partner

By:      __________________________

Name:

Title:

MGG SF EVERGREEN UNLEVERED FUND LP, as a

Term Loan Lender and a Revolving Lender

By:  MGG Investment Group GP LLC, its general partner

By:      __________________________

Name:

Title:

MGG SF EVERGREEN MASTER FUND (CAYMAN) LP, as a

Revolving Lender

By:  MGG Investment Group GP LLC, its general partner

By:      __________________________

Name:

Title:

MGG SF DRAWDOWN MASTER FUND (CAYMAN) LP, as a

Revolving Lender

By:  MGG Investment Group GP II LLC, its general partner

By:      __________________________

Name:

Title:

MGG INSURANCE FUND SERIES OF INTERESTS IN SALI MULTI-SERIES FUND, LP (IDF), as a

Term Loan Lender

By:      MGG Investment Group LP, its investment sub-adviser

By:      MGG GP LLC, its general partner

By:

Name: Kevin Griffin

Title: Chief Executive Officer

MGG OFFSHORE FUNDING I, LLC, as a

Term Loan Lender

By:  MGG Offshore Holding I LLC,

its sole member

By:  MGG Investment Group LP, its manager

By:      MGG GP LLC, its general partner

By:

Name: Kevin Griffin

Title: Chief Executive Officer

MGG ONSHORE FUNDING II, LLC, as a

Term Loan A Lender

By:  MGG Onshore Holding II LLC,

its sole member

By:  MGG (BVI) Limited, its sole member

By:

Name: Kevin Griffin

Title: Authorized Signatory

ANNEX I – CONFORMED CREDIT AGREEMENT

~~CONFORMED THROUGH SIXTH~~ANNEX I TO SEVENTH AMENDMENT

REVOLVING CREDIT, TERM LOAN

AND

 SECURITY AGREEMENT

~~PNC BANK, NATIONAL ASSOCIATION~~

MGG INVESTMENT GROUP LP,

(AS ADMINISTRATIVE AGENT ~~AND,~~ COLLATERAL AGENT)

 AND ~~MGG INVESTMENT GROUP LP,~~

~~(AS~~ TERM LOAN AGENT)

THE LENDERS PARTY HERETO

WITH

GEE GROUP INC.

SCRIBE SOLUTIONS, INC.

AGILE RESOURCES, INC.

ACCESS DATA CONSULTING CORPORATION

TRIAD PERSONNEL SERVICES, INC.

TRIAD LOGISTICS, INC.

PALADIN CONSULTING, INC.

BMCH, INC.

GEE GROUP PORTFOLIO INC.

SNI COMPANIES

(AS BORROWERS)

AND

EACH PERSON JOINED AS A BORROWER OR GUARANTOR HERETO

(COLLECTIVELY, LOAN PARTIES)

March 31, 2017

TABLE OF CONTENTS

Page

I. DEFINITIONS.		1
1.1	Accounting Terms	~~2~~1
1.2	General Terms	2
1.3	Uniform Commercial Code Terms	~~49~~38
1.4	Certain Matters of Construction	~~49~~39
1.5	Fiscal Periods	~~50~~39
II. ADVANCES, PAYMENTS.		~~50~~39
2.1	Revolving Advances	~~50~~39
2.2	Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances	~~51~~40
2.3	Term Loans	~~53~~42
2.4	Swing Loans	~~54~~42
2.5	Disbursement of Advance Proceeds	~~55~~43
2.6	Making and Settlement of Advances	~~56~~43
2.7	Maximum Advances	~~58~~45
2.8	Manner and Repayment of Advances	~~58~~45
2.9	Repayment of Excess Advances	~~59~~46
2.10	Statement of Account	~~59~~46
2.11	Letters of Credit	~~59~~46
2.12	Issuance of Letters of Credit	~~60~~47
2.13	Requirements For Issuance of Letters of Credit	~~61~~47
2.14	Disbursements, Reimbursement	~~61~~48
2.15	Repayment of Participation Advances	~~63~~49
2.16	Documentation	~~63~~49
2.17	Determination to Honor Drawing Request	~~64~~49
2.18	Nature of Participation and Reimbursement Obligations	~~64~~49
2.19	Liability for Acts and Omissions	~~65~~51
2.20	Mandatory and Voluntary Prepayments	~~67~~52
2.21	Use of Proceeds	~~71~~55
2.22	Defaulting Lender	~~71~~55
2.23	Payment of Obligations	~~74~~57
2.24	Increase in Maximum Revolving Advance Amount	~~74~~57
III. INTEREST AND FEES.		~~77~~59
3.1	Interest	~~77~~59
3.2	Letter of Credit Fees	~~77~~60
3.3	Facility Fee	~~79~~60
3.4	Collateral Evaluation Fee, Servicing Fee and Yield Enhancement	~~79~~61
3.5	Computation of Interest and Fees	~~80~~61
3.6	Maximum Charges	~~80~~61
3.7	Increased Costs	~~80~~61
3.8	Basis For Determining Interest Rate Inadequate or Unfair	~~81~~62
3.9	Capital Adequacy	~~82~~63
3.10	Taxes	~~83~~63
3.11	[Reserved]	~~85~~64
3.12	Mitigation of Obligations.	~~85~~64
3.13	Applicable Premium	~~85~~64
3.14	Fee Letter	~~86~~65
3.15	Payment for Consents	65
~~3.15 Second Amendment~~3.16 Exit Fee		~~86~~65
3.17	Restructuring Fee	65
3.18	Share Delivery Limitations	66

i

IV. COLLATERAL: GENERAL TERMS		~~86~~68
4.1	Security Interest in the Collateral	~~86~~68
4.2	Perfection of Security Interest	~~87~~68
4.3	Preservation of Collateral	~~87~~68
4.4	Ownership and Location of Collateral	~~88~~69
4.5	Defense of Agents’ and Lenders’ Interests	~~88~~69
4.6	Inspection of Premises	~~89~~69
4.7	[Reserved].	~~89~~70
4.8	Receivables; Deposit Accounts and Securities Accounts	~~89~~70
4.9	Inventory	~~92~~72
4.10	Maintenance of Equipment	~~92~~72
4.11	Exculpation of Liability	~~93~~72
4.12	Financing Statements	~~93~~72
4.13	Investment Property Collateral.	~~93~~72
V. REPRESENTATIONS AND WARRANTIES.		~~94~~73
5.1	Authority	~~94~~73
5.2	Formation and Qualification	~~94~~73
5.3	Survival of Representations and Warranties	~~95~~73
5.4	Tax Returns	~~95~~73
5.5	Financial Statements	~~95~~74
5.6	Entity Names	~~96~~74
5.7	O.S.H.A. Environmental Compliance; Flood Insurance	~~96~~74
5.8	Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance	~~97~~75
5.9	Patents, Trademarks, Copyrights and Licenses	~~98~~76
5.10	Licenses and Permits	~~98~~76
5.11	[Reserved]	~~99~~76
5.12	No Default	~~99~~76
5.13	No Burdensome Restrictions	~~99~~76
5.14	No Labor Disputes	~~99~~77
5.15	Margin Regulations	~~99~~77
5.16	Investment Company Act	~~99~~77
5.17	Disclosure	~~99~~77
5.18	[Reserved].	~~100~~77
5.19	Delivery of SNI Acquisition Documents	~~100~~77
5.20	Swaps	~~100~~77
5.21	Business and Property of Loan Parties	~~100~~77
5.22	Ineligible Securities	~~100~~78
5.23	[Reserved]	~~100~~78
5.24	Equity Interests	~~100~~78
5.25	Commercial Tort Claims	~~101~~78
5.26	Letter of Credit Rights	~~101~~78
5.27	Material Contracts	~~101~~78
5.28	Investment Property Collateral	~~101~~78

ii

VI. AFFIRMATIVE COVENANTS.		~~101~~78
6.1	Compliance with Laws	~~101~~78
6.2	Conduct of Business and Maintenance of Existence and Assets	~~102~~79
6.3	Books and Records	~~102~~79
6.4	Payment of Taxes	~~102~~79
6.5	Financial Covenants	~~103~~80
6.6	Insurance	~~104~~81
6.7	Payment of Indebtedness and Leasehold Obligations	~~105~~82
6.8	Environmental Matters	~~105~~82
6.9	Standards of Financial Statements	~~106~~83
6.10	~~Specified Condition 106~~[Reserved]	83
6.11	Execution of Supplemental Instruments	~~107~~83
6.12	Exercise of Rights	~~107~~83
6.13	Government Receivables	~~107~~83
6.14	Keepwell	~~107~~83
6.15	Lender Meetings	~~107~~84
6.16	Additional Borrowers, Guarantors and Collateral Security	~~108~~84
6.17	~~Post-Closing Covenants 109~~[Reserved]	84
6.18	Conversion/Cancellation of Subordinated Indebtedness and Preferred Equity	85
6.19	Board of Directors Composition	85
6.20	President of Operations	85
VII. NEGATIVE COVENANTS.		~~109~~85
7.1	Merger, Consolidation, Acquisition and Sale of Assets	~~109~~85
7.2	Creation of Liens	~~110~~86
7.3	Guarantees	~~110~~86
7.4	Investments	~~110~~86
7.5	Loans	~~110~~86
7.6	Capital Expenditures	~~111~~86
7.7	Dividends	~~111~~86
7.8	Indebtedness	~~111~~86
7.9	Nature of Business	~~111~~87
7.10	Transactions with Affiliates	~~111~~87
7.11	Leases	~~111~~87
7.12	Subsidiaries	~~111~~116
7.13	Fiscal Year and Accounting Changes	~~112~~87
7.14	Pledge of Credit	~~112~~87
7.15	Amendment of Organizational Documents	~~112~~87
7.16	Compliance with ERISA	~~112~~88
7.17	Modifications and Payments of Indebtedness	~~113~~88
7.18	Other Agreements	~~114~~89

iii

VIII. CONDITIONS PRECEDENT.		~~114~~89
8.1	Conditions to Initial Advances	~~114~~89
8.2	Conditions to Each Advance	~~118~~90
IX. INFORMATION AS TO BORROWERS.		~~118~~91
9.1	Disclosure of Material Matters	~~119~~91
9.2	Schedules	~~119~~91
9.3	Environmental Reports	~~119~~92
9.4	Litigation	~~120~~92
9.5	Material Occurrences	~~120~~92
9.6	Government Receivables	~~120~~92
9.7	Annual Financial Statements	~~120~~92
9.8	Quarterly Financial Statements	~~120~~93
9.9	Monthly Financial Statements	~~121~~93
9.10	Compliance Certificate and Other Reports	~~121~~93
9.11	Additional Information	~~122~~95
9.12	Projected Operating Budget	~~123~~95
9.13	Variances From Operating Budget	~~123~~96
9.14	Notice of Suits, Adverse Events	~~123~~96
9.15	ERISA Notices and Requests	~~123~~96
9.16	Additional Documents	~~124~~96
9.17	Updates to Certain Schedules	~~124~~96
9.18	Financial Disclosure	~~124~~96
X. EVENTS OF DEFAULT.		~~124~~97
10.1	Nonpayment	~~125~~97
10.2	Breach of Representation	~~125~~97
10.3	Financial Information	~~125~~97
10.4	Judicial Actions	~~125~~97
10.5	Noncompliance	~~125~~97
10.6	Judgments	~~125~~97
10.7	Bankruptcy	~~126~~98
10.8	Material Adverse Effect	~~126~~98
10.9	Lien Priority	~~126~~98
10.10	Business Cessation	~~126~~98
10.11	Cross Default	~~126~~98
10.12	Breach of Guaranty, Guarantor Security Agreement or Pledge Agreement	~~126~~98
10.13	Change of Control	~~127~~98
10.14	Invalidity	~~127~~98
10.15	Seizures	~~127~~98
10.16	Indictment	~~127~~98
10.17	Pension Plans	~~127~~98
10.18	Anti-Money Laundering/International Trade Law Compliance	~~127~~99

iv

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.		~~127~~99
11.1	Rights and Remedies	~~127~~99
11.2	Collateral Agent’s Discretion	~~130~~101
11.3	Setoff	~~130~~101
11.4	Rights and Remedies not Exclusive	~~130~~101
11.5	Allocation of Payments After Event of Default	~~130~~101
XII. WAIVERS AND JUDICIAL PROCEEDINGS.		~~133~~104
12.1	Waiver of Notice	~~133~~104
12.2	Delay	~~134~~104
12.3	Jury Waiver	~~134~~104
XIII. TERM AND TERMINATION.		~~134~~104
13.1	Term	~~134~~104
13.2	Termination	~~134~~105
13.3	Release of Collateral	~~135~~105
XIV. REGARDING AGENTS.		~~135~~106
14.1	Appointment	~~135~~106
14.2	Nature of Duties	~~135~~106
14.3	Lack of Reliance on Agents	~~136~~106
14.4	Resignation of Agent; Successor Agent	~~136~~107
14.5	Certain Rights of Agents	~~137~~107
14.6	Reliance	~~137~~108
14.7	Notice of Default	~~137~~108
14.8	Indemnification	~~138~~108
14.9	Administrative Agent in its Individual Capacity	~~138~~108
14.10	Delivery of Documents	~~138~~108
14.11	Loan Parties Undertaking to Agents	~~138~~109
14.12	No Reliance on any Agent’s Customer Identification Program	~~138~~109
14.13	Other Agreements	~~139~~109

v

XV. BORROWING AGENCY.		~~139~~109
15.1	Borrowing Agency Provisions	~~139~~109
15.2	Waiver of Subrogation	~~140~~110
XVI. MISCELLANEOUS.		~~140~~111
16.1	Governing Law	~~140~~111
16.2	Entire Understanding	~~141~~111
16.3	Successors and Assigns; Participations; New Lenders	~~144~~114
16.4	Application of Payments	~~147~~117
16.5	Indemnity	~~147~~118
16.6	Notice	~~148~~119
16.7	Survival	~~150~~120
16.8	Severability	~~150~~121
16.9	Expenses	~~150~~121
16.10	Injunctive Relief	~~151~~122
16.11	Consequential Damages	~~151~~122
16.12	Captions	~~152~~122
16.13	Counterparts; Facsimile Signatures	~~152~~122
16.14	Construction	~~152~~122
16.15	Confidentiality; Sharing Information	~~152~~122
16.16	Publicity	~~153~~123
16.17	Certifications From Banks and Participants; USA PATRIOT Act	~~153~~123
16.18	Anti-Terrorism Laws	~~153~~123
XVII. GUARANTY.		~~154~~124
17.1	Guaranty	~~154~~124
17.2	Waivers	~~154~~124
17.3	No Defense	~~154~~124
17.4	Guaranty of Payment	~~154~~125
17.5	Liabilities Absolute	~~155~~125
17.6	Waiver of Notice	~~156~~126
17.7	Agents’ Discretion	~~156~~126
17.8	Reinstatement.	~~156~~126

vi

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2	Form of Borrowing Base Certificate
Exhibit 1.2(a)	Form of Compliance Certificate
Exhibit 2.1(a)	Form of Revolving Credit Note
Exhibit 2.3	Form of Term Loan Note
Exhibit 2.24	Form of Revolving Lender Joinder and Assumption Agreement
Exhibit 5.5(b)	Financial Projections
Exhibit 6.16	Form of Loan Party Joinder Agreement
Exhibit 8.1(b)	Form of Financial Condition Certificate
Exhibit 16.3	Form of Commitment Transfer Supplement

Schedules

Schedule 1.1	Commitments
Schedule 1.2	Permitted Encumbrances
Schedule 4.4	Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.8(j)	Deposit and Investment Accounts
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)(i)	Litigation
Schedule 5.8(b)(ii)	Indebtedness
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.24	Equity Interests
Schedule 5.25	Commercial Tort Claims
Schedule 5.26	Letter of Credit Rights
Schedule 5.27	Material Contracts
Schedule 7.3	Guarantees

vii

REVOLVING CREDIT, TERM LOAN

AND

SECURITY AGREEMENT

Revolving Credit, Term Loan and Security Agreement dated as of March 31, 2017, by and among GEE GROUP INC., an Illinois corporation (“Holdings”), SCRIBE SOLUTIONS, INC., a Florida corporation (“Scribe”), AGILE RESOURCES, INC., a Georgia corporation (“Agile”), ACCESS DATA CONSULTING CORPORATION, a Colorado corporation (“Access”), TRIAD PERSONNEL SERVICES, INC., an Illinois corporation (“Triad Personnel”), TRIAD LOGISTICS, INC., an Ohio corporation (“Triad Logistics”), PALADIN CONSULTING, INC., a Texas corporation (“Paladin”), BMCH, INC., an Ohio corporation (“BMCH”), GEE GROUP PORTFOLIO INC., a Delaware corporation and the surviving corporation of the merger of SNI HOLDCO INC., a Delaware corporation, with and into GEE Group Portfolio Inc., a Delaware corporation (“SNI Holdings”), and SNI COMPANIES, a Delaware corporation (“SNI” and together with Holdings, Scribe, Agile, Access, Triad Personnel, Triad Logistics, Paladin, BMCH, SNI Holdings and each other Person joined hereto as a borrower from time to time, collectively, the “Borrowers” and each a “Borrower”), each Subsidiary of Holdings listed as a “Guarantor” on the signature pages hereto (together with each other Person joined hereto as a guarantor from time to time, collectively, the “Guarantors”, and each a “Guarantor”, and together with the Borrowers, collectively, the “Loan Parties” and each a “Loan Party”), the lenders which now are or which hereafter become a party hereto that make Revolving Advances hereunder (together with their respective successors and assigns, collectively, the “Revolving Lenders” and each a “Revolving Lender”), the lenders which now are or which hereafter become a party hereto that made or acquire an interest in the Term Loans (together with their respective successors and assigns, collectively, the “Term Loan Lenders” and each a “Term Loan Lender”, and together with the Revolving Lenders, collectively, the “Lenders” and each a “Lender”), ~~PNC BANK, NATIONAL ASSOCIATION (“PNC~~MGG INVESTMENT GROUP LP (“MGG”), as administrative agent for the Lenders (together with its successors and assigns, in such capacity, the “Administrative Agent”) and as collateral agent for the Lenders (together with its successors and assigns, in such capacity, the “Collateral Agent”), and MGG ~~INVESTMENT GROUP LP~~, as term loan agent (together with its successors and assigns, in such capacity, the “Term Loan Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and, collectively, the “Agents”).

Borrowers have asked Lenders to extend credit to Borrowers consisting of (a) Term Loans (as hereinafter defined) in the aggregate principal amount of $48,750,000 and (b) a revolving credit facility in an aggregate principal amount of up to $25,000,000, which will include a subfacility for the issuance of letters of credit.  Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Loan Parties, Lenders and Agents hereby agree as follows:

I. DEFINITIONS.

1.1 Accounting Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP.  For purposes of determining compliance with any incurrence or expenditure tests set forth herein, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent in consultation with Term Loan Agent or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent in consultation with Term Loan Agent or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).  Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on the Closing Date shall be applied and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

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1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Acquisition” shall mean the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

“Administrative Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Administrative Agent’s Account” means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the Other Documents.

“Advance Rate” shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

“Advances” shall mean and include the Revolving Advances, Letters of Credit, the Swing Loans, and the Term Loans.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” and “Agents” shall have the meaning set forth in the preamble hereto.

“Agreement” shall mean this Revolving Credit, Term Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Federal Funds Open Rate in effect on such day plus one half of one percent (0.50%), (c) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.00%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful and (d) three percent (3.00)% per annum.

“Alternate Source” shall have the meaning set forth in the definition of “Federal Funds Open Rate”.

“Amendment No. 1” shall mean the First Amendment to Revolving Credit, Term Loan and Security Agreement, dated as of October 2, 2017, by and among the Loan Parties, the Agents and the Lenders.

“Amendment No. 2” shall mean the Second Amendment to Revolving Credit, Term Loan and Security Agreement, dated as of November 14, 2017, by and among the Loan Parties, the Agents and the Lenders.

2

“Amendment No. 4” shall mean the Fourth Amendment to Revolving Credit, Term Loan and Security Agreement, dated as of December 27, 2018, by and among the Loan Parties, the Agents and the Lenders.

“Amendment No. 5” shall mean the Fifth Amendment to Revolving Credit, Term Loan and Security Agreement, dated as of May 15, 2019, by and among the Loan Parties, the Agents and the Lenders.

“Amendment No. 6” shall mean the Sixth Amendment to Revolving Credit, Term Loan and Security Agreement, dated as of February 12, 2020, by and among the Loan Parties, the Agents and the Lenders.

“Amendment No. 7” shall mean the Seventh Amendment to Revolving Credit, Term Loan and Security Agreement, dated as of April 28, 2020, by and among the Loan Parties, the Agents and the Lenders.

“Amendment No. 1 Effective Date” shall mean the ‘Amendment No. 1 Effective Date’ as set forth in Amendment No. 1.

“Amendment No. 2 Effective Date” shall mean the ‘Amendment No. 2 Effective Date’ as set forth in Amendment No. 2.

“Amendment No. 4 Effective Date” shall mean the ‘Amendment No. 4 Effective Date’ as set forth in Amendment No. 4.

“Amendment No. 5 Effective Date” shall mean the ‘Amendment No. 5 Effective Date’ as set forth in Amendment No. 5.

“Amendment No. 6 Effective Date” shall mean the ‘Amendment No. 6 Effective Date’ as set forth in Amendment No. 6.

“Amendment No. 7 Effective Date” shall mean the ‘Amendment No. 7 Effective Date’ as set forth in Amendment No. 7.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean:

~~(a) for the period commencing on the Amendment No. 2 Effective Date up to and including May 31, 2018, (i) so long as the Senior Leverage Ratio is equal to or greater than 3.75 to 1.00, an amount equal to 9.75% for Advances consisting of Domestic Rate Loans and 10.75% for Advances consisting of LIBOR Rate Loans and (ii) so long as the Senior Leverage Ratio is less than 3.75 to 1.00,~~ an amount equal to 9.00% for Advances consisting of Domestic Rate Loans and 10.00% for Advances consisting of LIBOR Rate Loans;.

~~(b) for the period commencing on June 1, 2018 up to and including August 31, 2018, (i) so long as the Senior Leverage Ratio is equal to or greater than 4.00 to 1.00, an amount equal to 14.00% for Advances consisting of Domestic Rate Loans and 15.00% for Advances consisting of LIBOR Rate Loans and (ii) so long as the Senior Leverage Ratio is less than 4.00 to 1.00, an amount equal to 9.75% for Advances consisting of Domestic Rate Loans and 10.75% for Advances consisting of LIBOR Rate Loans; and~~

~~(c) for the period commencing on September 1, 2018 through the remainder of the Term, (i) so long as the Senior Leverage Ratio is equal to or greater than 3.50 to 1.00, an amount equal to 14.00% for Advances consisting of Domestic Rate Loans and 15.00% for Advances consisting of LIBOR Rate Loans and (ii) so long as the Senior Leverage Ratio is less than 3.50 to 1.00, an amount equal to 9.00% for Advances consisting of Domestic Rate Loans and 10.00% for Advances consisting of LIBOR Rate Loans;~~

3

~~which Senior Leverage Ratio (in the case of clauses (a), (b) and (c) above) shall be calculated based on the financial results for the most recent trailing twelve month period for which monthly financial statements and a certificate of an Authorized Officer of Holdings are received by the Agents in accordance with Section 9.9 and Section 9.10 of the Credit Agreement. Any adjustment of the Applicable Margin will occur 2 Business Days after the date the Agents receive the applicable monthly financial statements and a certificate of an Authorized Officer of Holdings in accordance with Section 9.9 and Section 9.10 of the Credit Agreement. Notwithstanding the foregoing, in the event that any financial statement or certificate described in the preceding sentence is inaccurate and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin with respect to any Advance for any fiscal period, then the Applicable Margin for such fiscal period shall be adjusted retroactively (to the effective date of the determination of the Applicable Margin that was based upon the delivery of such inaccurate financial statement or certificate) to reflect the correct Applicable Margin, and the Borrowers shall promptly make payments to the Agents and the Lenders to reflect such adjustment. For the avoidance of doubt, the Applicable Margin effective as of the Amendment No. 2 Effective Date shall equal the amount specified in clause (a)(i) of this definition.~~

“Applicable Premium” shall mean:

(a) as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (c), (d) or (e) of the definition thereof:

(i) during the period from and after the Closing Date up to and including the date that is the first anniversary of the Closing Date (the “First Period”), an amount equal to 5.00% times the sum of (A) the aggregate principal amount of the Term Loans outstanding on the date of such Applicable Premium Trigger Event and (B) the Total Revolving Commitments immediately prior to such Applicable Premium Trigger Event;

(ii) during the period after the First Period up to and including the date that is the second anniversary of the Closing Date (the “Second Period”), an amount equal to 2.00% times the sum of (A) the aggregate principal amount of the Term Loans outstanding on the date of such Applicable Premium Trigger Event and (B) the Total Revolving Commitments immediately prior to such Applicable Premium Trigger Event;

(iii) during the period after the Second Period up to and including the date that is the third anniversary of the Closing Date (the “Third Period”), an amount equal to 1.00% times the sum of (A) the aggregate principal amount of the Term Loans outstanding on the date of such Applicable Premium Trigger Event and (B) the Total Revolving Commitments immediately prior to such Applicable Premium Trigger Event; and

(iv) thereafter, zero;

(b) as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (a) of the definition thereof:

(i) during the First Period, an amount equal to 5.00% times the amount of the permanent reduction of the Total Revolving Commitment on such date;

(ii) during the Second Period, an amount equal to 2.00% times the amount of the permanent reduction of the Total Revolving Commitment on such date;

(iii) during the Third Period, an amount equal to 1.00% times the amount of the permanent reduction of the Total Revolving Commitment on such date; and

(iv) thereafter, zero;

4

(c) as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (b) of the definition thereof:

(i) during the First Period, an amount equal to 5.00% times the principal amount of the Term Loans being paid on such date;

(ii) during the Second Period, an amount equal to 2.00% times the principal amount of the Term Loans being paid on such date;

(iii) during the Third Period, an amount equal to 1.00% times the principal amount of the Term Loans being paid on such date; and

(iv) thereafter, zero.

“Applicable Premium Trigger Event” shall mean:

(a) any permanent reduction of the Total Revolving Commitment pursuant to Section 11.1 or Section 13.1;

(b) any payment by any Loan Party of all, or any part, of the principal amount of the Term Loans for any reason (including, without limitation, any optional prepayment or mandatory prepayment (other than (x) scheduled payments under Section 2.3(c), (y) any mandatory prepayment under Section 2.20(b) or (z) any mandatory prepayment under Section 2.20(d) of Extraordinary Receipts that are not SNI Receipts) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations;

(c) the acceleration of the Obligations for any reason, including, without limitation, acceleration in accordance with Section 11.1, including as a result of the commencement of an Insolvency Proceeding;

(d) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to any Agent, for the account of the Lenders in full or partial satisfaction of the Obligations; or

(e) the termination of this Agreement for any reason.

“Applicable Term Loan PIK Margin” shall mean, as of any date of determination, (a) so long as the Senior Leverage Ratio is equal to or greater than 5.00 to 1.00, 5.0% per annum, (b) so long as the Senior Leverage Ratio is less than 5.00 to 1.00 and equal to or greater than 4.50 to 1.00, 2.5% per annum, and (c) so long as the Senior Leverage Ratio is less than 4.50 to 1.00, 1.0% per annum; provided, that the Senior Leverage Ratio (in the case of clauses (a), (b) and (c) above) shall be calculated based on the financial results for the most recent trailing twelve month period for which monthly financial statements and a certificate of an Authorized Officer of Holdings are received by the Agents in accordance with Section 9.9 and Section 9.10 of the Credit Agreement. Any adjustment of the Applicable Term Loan PIK Margin will occur 2 Business Days after the date the Agents receive the applicable monthly financial statements and a certificate of an Authorized Officer of Holdings in accordance with Section 9.9 and Section 9.10 of the Credit Agreement. Notwithstanding the foregoing, in the event that any financial statement or certificate described in the preceding sentence is inaccurate and such inaccuracy, if corrected, would have led to the application of a higher Applicable Term Loan PIK Margin with respect to any Advance for any fiscal period, then the Applicable Term Loan PIK Margin for such fiscal period shall be adjusted retroactively (to the effective date of the determination of the Applicable Term Loan PIK Margin that was based upon the delivery of such inaccurate financial statement or certificate) to reflect the correct Applicable Term Loan PIK Margin, and the Borrowers shall promptly make payments to the Agents and the Lenders to reflect such adjustment. For the avoidance of doubt, the Applicable Margin effective as of the Amendment No. 7 Effective Date shall equal the amount specified in clause (a) of this definition.

5

“Application Date” shall have the meaning set forth in Section 2.8(b) hereof.

“Approvals” shall have the meaning set forth in Section 5.7(b) hereof.

“Approved Electronic Communication” shall mean each communication transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the PINACLE System©, or any other equivalent electronic service agreed to by the Agents, whether owned, operated or hosted by any Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to the Agents pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that any Agent specifically instructs a Person to deliver in physical form.

“Attribution Parties” means, with respect to each Lender, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time, directly or indirectly managed or advised by such Lender’s investment manager or any of its “affiliates,” as defined for purposes of this definition of Attribution Parties in Rule 405 under the Securities Act of 1933, as amended, or principals, (ii) any direct or indirect affiliates of such Lender or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Lender or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with such Lender’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively such Lender and all other Attribution Parties to the Maximum Percentage.

“Authorized Officer” means, with respect to any Loan Party, any of the Chief Executive Officer, Chief Financial Officer or Treasurer of such Loan Party.

“Average Undrawn Availability” shall mean, as of any date of determination, the sum of Undrawn Availability for each of the previous thirty (30) days, divided by thirty (30).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Base Rate” shall mean the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Base Rate shall be effective from and including the date such change is publicly announced as being effective.

“Benefited Lender” shall have the meaning set forth in Section 2.6(e) hereof.

“Blocked Account Bank” shall mean each bank set forth on Schedule 4.8(j).

“Blocked Accounts” shall mean the bank accounts of each Loan Party maintained at one or more Blocked Account Banks set forth on Schedule 4.8(j).

6

“Board of Directors” means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrowers’ Account” shall have the meaning set forth in Section 2.10 hereof.

“Borrowing Agent” shall mean Holdings.

“Borrowing Base Certificate” shall mean a certificate in substantially the form of Exhibit 1.2 hereto duly executed by an Authorized Officer of the Borrowing Agent and delivered to the Administrative Agent, appropriately completed, by which such officer shall certify to Administrative Agent the Formula Amount and calculation thereof as of the date of such certificate.

“Borrowing Base Reference Date” shall have the meaning set forth in Section 2.20(b) hereof.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any LIBOR Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures, provided that “Capital Expenditures” shall not include (a) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed with insurance proceeds, cash awards arising from taking by eminent domain or condemnation, (b) expenditures made in connection with reinvestment in replacement assets with cash proceeds of asset dispositions, (c) the portion of the purchase price of equipment that is credited to Borrowers by the seller of such equipment in connection with a simultaneous trade in of existing equipment, (d) interest capitalized during such period, (e) expenditures made with the proceeds of an equity issuance, and (f) expenditures which are paid for or reimbursed in cash (or reimbursed through consideration that offsets a related cash liability, such as a tenant allowance) by a third party which is not a Loan Party or any Subsidiary of a Loan Party. Capital Expenditures for any period shall include the principal portion of Capitalized Lease Obligations paid in such period.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Loan Party represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Management Liabilities” shall have the meaning provided in the definition of “Cash Management Products and Services.”

“Cash Management Products and Services” shall mean agreements or other arrangements under which Administrative Agent or any Revolving Lender or any Affiliate of Administrative Agent or a Revolving Lender provides any of the following products or services to any Loan Party: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services. The indebtedness, obligations and liabilities of any Loan Party to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the “Cash Management Liabilities”) shall be “Obligations” hereunder, secured by the Collateral, guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents.

“CEA” shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

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“CFTC” shall mean the Commodity Futures Trading Commission.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean the occurrence of any of any of the following:

(a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 33% of the aggregate outstanding voting or economic power of the Equity Interests of Holdings;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holdings was approved by a vote of at least a majority of the directors of Holdings then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of Holdings;

(c) Holdings shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than in connection with any transaction permitted pursuant to Section 7.1), free and clear of all Liens (other than Permitted Specified Encumbrances);

(d) ~~Derek Dewan shall cease to be Chairman of the Board of Directors of Holdings or Chief Executive Officer of Holdings or be involved in the day to day operations and management of the business of the Loan Parties and a successor reasonably acceptable to the Agents and the Required Lenders is not appointed on terms reasonably acceptable to the Agents and the Required Lenders within sixty (60) days of such cessation of involvement; or~~[reserved]; or

(e) a “Change of Control” (or any comparable term or provision) has occurred under any documents evidencing any of the Equity Interests or Indebtedness of Holdings or any of its Subsidiaries.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the PBGC or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.

“CIP Regulations” shall have the meaning set forth in Section 14.12 hereof.

“Claims” shall have the meaning set forth in Section 16.5 hereof.

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“Closing Costs” shall mean, collectively, the actual, documented transaction fees and expenses (including legal fees and expenses) which are incurred in connection with this Agreement and the Transactions and the restructuring of the Specified Subordinated Indebtedness owing to JAX Legacy – Investment 1, LLC and which are paid or accrued (a) on or prior to the Closing Date in the aggregate amount up to $5,000,000 and (b) within ninety (90) days after the Closing Date in the aggregate amount of up to $250,000.

“Closing Date” shall have the meaning set forth in Section 8.1 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include all right, title and interest of each Loan Party in all of the property and assets of such Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located, including:

(a) all Receivables and all supporting obligations relating thereto;

(b) all equipment and fixtures;

(c) all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;

(d) all Inventory;

(e) all Subsidiary Stock, securities, Investment Property, and financial assets;

(f) all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(g) all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through and including (f) of this definition;

(h) all proceeds and products of the property described in clauses (a) through and including (g) of this definition, in whatever form. It is the intention of the parties that if Collateral Agent shall fail to have a perfected Lien in any particular property or assets of any Loan Party for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Collateral Agent against Loan Parties, would be sufficient to create a perfected Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code); and

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(i) all other property and assets.

Notwithstanding the foregoing, Collateral shall not include any Excluded Property.

“Collateral Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agents pursuant to which a Purchasing Lender (a) purchases and assumes all or a portion of a transferor Revolving Lender to make Advances under this Agreement, or (b) purchases and assumes all or a portion of a transferor Term Loan Lender’s interest in an outstanding Term Loan.

“Common Stock” shall mean the common stock, no par value, of Holdings or any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Compliance Certificate” shall have the meaning set forth in Section 9.10(a) hereof.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, or the SNI Acquisition Agreement, including any Consents required under all applicable federal, state or other Applicable Law.

“Consolidated Basis” shall mean, with respect to any Person, the consolidation of the accounts or other items of such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Net Interest Expense” shall mean, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries (including, without limitation, interest expense paid to Affiliates of such Person) for such period determined on a consolidated basis and in accordance with GAAP (excluding any interest paid or payable in kind), less (b) the sum of (i) all interest income of such Person and its Subsidiaries for such period and (ii) all gains of such Person and its Subsidiaries for such period in respect of any Interest Rate Hedge or Foreign Currency Hedge (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) all losses of such Person and its Subsidiaries for such period in respect of any Interest Rate Hedge or Foreign Currency Hedge (to the extent not included in gross interest expense) and (ii) all upfront costs or fees of such Person and its Subsidiaries for such period in connection with any Interest Rate Hedge or Foreign Currency Hedge (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

“Contract Rate” shall have the meaning set forth in Section 3.1 hereof.

“Control Agreement” shall have the meaning set forth in Section 4.8(h) hereof.

“Controlled Group” shall mean, at any time, each Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Loan Party, are treated as a single employer under Section 414(b) or (c) of the Code as well as under Section 414(m) and (o) of the Code solely for the purposes of Section 412 of the Code.

“Conversion/Cancellation Condition” shall have the meaning set forth in Section 6.18 hereof.

“Conversion/Cancellation Deadline” shall have the meaning set forth in Section 6.18 hereof.

“Conversion Rate” shall mean the conversion ratio applicable to the conversion of the outstanding principal amount of the Specified Subordinated Indebtedness (including any paid-in-kind interest on such Indebtedness) into Common Stock in connection with the satisfaction of the Conversion/Cancellation Condition; provided, that if the conversion ratio applicable to the conversion of the liquidation preference of Holdings’ preferred Equity Interests into Common Stock is more favorable to the Lenders than the conversion ratio applicable to the conversion of the Specified Subordinated Indebtedness into Common Stock, at the election of the Lenders the Conversion Rate shall be the more favorable ratio; provided, further, that such Conversion Rate shall be adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction related to the Common Stock occurring after the date the Conversion Rate is initially determined.

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“Covered Entity” shall mean (a) each Loan Party, each Subsidiary of each Loan Party, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.

“Customs” shall have the meaning set forth in Section 2.13(b) hereof.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.

“Debt Payments” shall mean for any period, in each case, all cash actually expended by any Borrower to make: (a) interest payments on any Advances hereunder, plus (b) scheduled principal payments on the Term Loans, plus (c) payments for all Letter of Credit Fees, Facility Fees and the collateral monitoring fee set forth in Section 3.4(a), plus (d) payments for all fees, commissions and charges set forth herein to the extent not included in EBITDA for such period, plus (e) payments on Capitalized Lease Obligations, plus (f) scheduled payments with respect to any other Indebtedness for borrowed money (other than Advances).

“Debtor Relief Law” shall mean the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage, Term Loan Commitment Percentage of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Administrative Agent, Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Loan Parties or Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.6(e) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

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“Disbursement Letter” shall mean the disbursement letter, dated as of the Closing Date, by and among the Borrowers, the Agents, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the Transactions.

“Disqualified Equity Interests” shall mean any Equity Interests which, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition, (a) mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six (6) months after the Term (excluding any provisions requiring redemption upon a “change of control” or similar event; provided that such “change of control” or similar event results in the payment in full of the Obligations), (b) are convertible into or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case, at any time on or prior to the date that is six (6) months after the Term, or (c) are entitled to receive scheduled dividends or distributions in cash prior to the time that the Obligations are paid in full.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Drawing Date” shall have the meaning set forth in Section 2.14(b) hereof.

“EBITDA” shall mean for any period with respect to Holdings and its Subsidiaries on a Consolidated Basis, the sum of (a) net income (or loss) for such period (excluding extraordinary gains and losses), plus (b) all interest expense for such period, plus (c) all charges against income for such period for federal, state and local taxes, plus (d) depreciation expenses for such period, plus (e) amortization expenses for such period, plus (f) Closing Costs (including, for the avoidance of doubt, Closing Costs in connection with the SNI Acquisition) to the extent deducted in calculating net income and to the extent the period in which such Closing Costs are paid is included in the applicable testing period for which EBITDA is being determined, plus (g) any non-cash losses and any non-cash extraordinary and non-recurring charges and expenses, in each case to the extent deducted in determining net income for such period and are factually supportable by documentation reasonably satisfactory to the Agents, plus (h) fees and expenses attributable to any Permitted Acquisition that are factually supportable by documentation reasonably satisfactory to the Agents and in any event not to exceed $500,000 in any fiscal year, plus (i) integration and restructuring costs and expenses related to any Permitted Acquisition that are factually supportable by documentation reasonably satisfactory to the Agents and in any event not to exceed $500,000 in any fiscal year, plus (j) non-cash compensation expenses arising from the issuance of Equity Interests, options to purchase Equity Interests and Equity Interest appreciation rights, plus (k) expenses related to severance, relocation and recruitment of senior level employees to the extent such expenses are factually supportable by documentation reasonably satisfactory to the Agents and in any event not to exceed $250,000 in any fiscal year, plus (l) the amount of any cost savings realized by the Loan Parties as a result of office closures, office consolidations and employee head-count reductions that are factually supportable by documentation reasonably satisfactory to the Agents and in any event not to exceed $4,000,000 in any trailing twelve month period of Holdings and its Subsidiaries ending at the end of a fiscal quarter plus (m) other non-cash extraordinary and non-recurring charges and expenses as may be agreed to in advance by the Agents in their Permitted Discretion minus (n) any federal, state, local and foreign income tax credits to the extent added in determining net income for such period, minus (o) any non-cash gains for such period to the extent added in determining net income for such period, minus (p) any Receivable that is unpaid more than one hundred twenty (120) days after the original invoice date to the extent included in revenue in determining net income for such period and for which no corresponding reserve has been established. Notwithstanding the foregoing, EBITDA for Holdings and its Subsidiaries on a Consolidated Basis (x) for the fiscal quarter ending on March 31, 2018 shall be deemed to be $2,887,000, (y) for the fiscal quarter ending on June 30, 2018 shall be deemed to be $3,353,000 and (z) for the fiscal quarter ending on September 30, 2018 shall be deemed to be $3,289,000.

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“ECF Annual Prepayment Date” shall have the meaning set forth in Section 2.20(b) hereof.

“ECF Semiannual Prepayment Date” shall have the meaning set forth in Section 2.20(b) hereof.

“Effective Date” shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Eligible Contract Participant” shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligibility Date” shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Loan Party is a party).

“Eligible Receivables” shall mean and include, each Receivable of a Borrower (i) arising in the Ordinary Course of Business, (ii) subject to the Collateral Agent’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), (iii) that is evidenced by an invoice or other documentary evidence satisfactory to Administrative Agent in its Permitted Discretion and (iv) which is not excluded as ineligible by virtue of one or more of the exclusionary criteria set forth in the following sentence. No Receivable shall be an Eligible Receivable if:

(a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;

(b) (i) it is a “due upon receipt” Receivable, it is due or unpaid more than ninety (90) days after the original invoice date, or (ii) it is any other Receivable, it is due or unpaid more than sixty (60) days after the original due date or more than one hundred twenty (120) days after the original invoice date; provided that, during the sixty (60) day period following the Closing Date, the foregoing criteria shall not apply to any Receivable that is owing to SNI in respect of an “SNI future dated invoice” for an SNI permanent placement so long as the applicable Receivable is invoiced within thirty (30) days following the date of commencement of employment of the applicable employee;

(c) it is due from a Customer with respect to which fifty percent (50%) or more of the Receivables from such Customer are not eligible due to subclause (b) above. Such percentage may, in Administrative Agent’s Permitted Discretion, be increased or decreased from time to time;

(d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached in any material respect;

(e) it is due from a Customer with respect to which an Insolvency Event shall have occurred;

(f) the sale is to a Customer outside the continental United States of America, unless the sale giving rise thereto is on letter of credit, guaranty or acceptance terms or covered under a credit insurance plan, in each case acceptable to Administrative Agent in its Permitted Discretion;

(g) the sale to the Customer is on a bill-and-hold, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

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(h) as determined by Administrative Agent in its Permitted Discretion, following at least ninety (90) days prior written notice from Administrative Agent to Borrower of such determination, it is due from a Customer which is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

(i) the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower accepted by the Customer or the Receivable otherwise does not represent a final sale;

(j) the Receivables of the Customer exceed ten percent (10%) of all Eligible Receivables, or such higher percentage as determined by Administrative Agent, in its Permitted Discretion, to the extent such Receivable exceeds such limit;

(k) the Receivable is subject to any valid offset, deduction, defense, dispute, credits or counterclaim as determined by Administrative Agent in its Permitted Discretion (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense, dispute, credits or counterclaim), subject to the receipt by Administrative Agent of a no-offset letter from the Customer in form and substance reasonably acceptable to Administrative Agent, the Customer is also a creditor or supplier of a Borrower (but such Receivable shall only in ineligible to the extent of the amounts owed by Borrowers to such Customer) or the Receivable is contingent in any respect or for any reason (but such Receivable shall only in ineligible to the extent of the amounts that are contingent);

(l) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(m) the rendition of services giving rise to such Receivable has been disputed (but such Receivable shall only in ineligible to the extent of such dispute);

(n) such Receivable is not payable to a Borrower;

(o) such Receivable is not denominated in and payable in Dollars; or

(p) such Receivable is not otherwise satisfactory to Administrative Agent as determined in good faith by Administrative Agent in the exercise of its Permitted Discretion following delivery of reasonable advance notice under the circumstances to Borrowers of such determination (which notice shall not be less than ten (10) Business Days).

“Environmental Complaint” shall have the meaning set forth in Section 9.3(b) hereof.

“Environmental Laws” shall mean all applicable federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes as well as common laws, relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, international and local governmental agencies and authorities with respect thereto.

“Environmental Liability” shall mean all liabilities (contingent or otherwise, known or unknown), monetary obligations, losses (including monies paid in settlement), damages, natural resource damages, costs and expenses (including all reasonable and documented fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of or based upon (a) any Environmental Complaint; (b) any actual, alleged or threatened non-compliance with Environmental Law or Environmental Permit; (c) any actual, alleged or threatened Release of or exposure to Hazardous Materials; (d) any Remedial Action; (f) any environmental condition; or (g) any contract, agreement, or other arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Environmental Lien” shall mean any Lien in favor of any Governmental Body for Environmental Liability.

“Environmental Permit” shall mean any permit, license, authorization, approval, registration or entitlement required by or issued pursuant to any Environmental Law or by any Governmental Body pursuant to Environmental Law.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the applicable laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Excess Cash Flow” shall mean, for any fiscal period, in each case for Holdings and its Subsidiaries on a Consolidated Basis, the result of (a) EBITDA, minus, (b) to the extent actually paid in cash during such fiscal period, the sum of (i) Unfunded Capital Expenditures, (ii) taxes, (iii) dividends and distributions, (iv) Debt Payments, and (v) the items added back to EBITDA in clauses (f), (h) and (k) of the definition of “EBITDA”.

“Excess Cash Flow Prepayment Date” shall have the meaning set forth in Section 2.20(b) hereof.

“Excess Shares” shall have the meaning set forth in Section 3.18(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” shall mean the following deposit accounts: (a) all deposit accounts into which there is deposited no funds other than those intended solely for the purpose of funding payroll taxes (only containing funds deducted from pay otherwise due to employees for services rendered that has been directed to be applied toward the tax obligations of such employees), payroll (for a period of service no longer than one pay period at any time) and other ordinary course compensation and benefits to employees of the Loan Parties and other similar fiduciary purposes on behalf of Persons that are not Affiliates of any Loan Party; (b) deposit accounts specifically and exclusively used for petty cash if the aggregate available balance in all of such petty cash accounts does not exceed, at any time, $50,000, (c) zero balance accounts and (d) deposit accounts into which there is deposited funds not exceeding $200,000 in the aggregate at any time outstanding for the purpose of securing Indebtedness described in clause (m) of the definition of Permitted Indebtedness.

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“Excluded DACA Entities” shall mean Scribe, Agile, Access, Triad Personnel, Triad Logistics, Paladin, BMCH and SNI.

“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Loan Party and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Loan Party executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of “Excluded Hedge Liability or Liabilities” with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Property” shall mean (a) Excluded Accounts, (b) voting stock of a Foreign Subsidiary or of a Foreign Subsidiary Holding Company, in excess of its Subsidiary Stock, (c) any “intent to use” trademark applications for which a statement of use has not been filed with the U.S. Patent and Trademark Office, (d) Excluded Real Property, (e) any assets of any Foreign Subsidiary or of any Foreign Subsidiary Holding Company (including, in each case, stock or other equity in a domestic Subsidiary or other Foreign Subsidiary owned by such entity), (f) those assets as to which, in Agents’ reasonable discretion, the cost of obtaining a Lien therein in favor of the Collateral Agent or the perfection thereof are excessive in relation to the benefit to the Lenders afforded by such Lien, (g) leasehold interests, (h) motor vehicles and other assets subject to certificates of title, but only to the extent that the aggregate net book value of all assets in this clause (h) does not exceed $250,000, (i) letter of credit rights (other than letter of credit rights that are supporting obligations with respect to other Collateral), but only to the extent that the aggregate value of all such assets does not exceed $250,000 and (j) commercial tort claims of less than $250,000 in the aggregate, (k) equipment owned by any Loan Party that is subject to a purchase money Lien or a capital lease permitted under this Agreement only to the extent and for so long as the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than any Loan Party which has not been obtained as a condition to the creation of any other Lien on such equipment (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or any other applicable law), and (l) any lease, license, contract or agreement to which any Loan Party is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein (i) shall result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of such Loan Party therein or (y) a breach or termination (or result in any party having the rights to so terminate) under such agreement or (ii) is prohibited by or in violation of (x) any Applicable Law, or (y) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such Applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided, however, that, the assets described in the foregoing clauses (k) and (l) shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (x) or (y) above, provided, further that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of Loan Parties’ business associated therewith or attributable thereto.

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“Excluded Real Property” shall mean Real Property owned by any Loan Party with a value of less than $250,000.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender, Participant, Swing Loan Lender, Issuer or any other recipient of any payment to be made by or on account of any Obligations, (a) taxes imposed on or measured by net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes) (i) by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office or applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Loan Party is located, (c) in the case of a Lender, any U.S. federal withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new lending office, unless such designation was pursuant to Section 3.12) or is attributable to such Lender’s failure (other than as a result of a Change in Law) to comply with Section 3.10(e), except to the extent that such Lender or Participant (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from Loan Parties with respect to such withholding tax pursuant to Section 3.10(a), or (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Lenders” shall mean the lenders party to the Existing Loans.

“Existing Loans” shall mean, collectively, (a) the Indebtedness of Holdings and certain of its Subsidiaries outstanding under the Loan and Security Agreement, dated as of September 27, 2013, by and among Holdings, certain of its Subsidiaries and ACF Finco I, LP (as successor to Keltic Financial Partners II, LP), and (b) the Indebtedness of SNI outstanding under the Credit Agreement, dated as of March 31, 2014, among SNI, the parties thereto as lenders, and Monroe Capital Management Advisors, LLC, as Administrative Agent, in each case as amended, restated and/or modified from time to time prior to the Closing Date.

“Exit Fee” shall have the meaning set forth in Section 3.16 hereof.

“Exit Fee Trigger” shall have the meaning set forth in Section 3.16 hereof.

“Extraordinary Receipts” shall mean any cash received by Holdings or any of its Subsidiaries not in the Ordinary Course of Business (and not consisting of proceeds described in Section 2.20(a) or (c) hereof), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance, (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments and (g) any purchase price adjustment received in connection with any purchase agreement. For the avoidance of doubt, Extraordinary Receipts shall include any SNI Receipts.

“Facility Fee” shall have the meaning set forth in Section 3.3 hereof.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any Laws implementing such agreements.

“Federal Funds Effective Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

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“Federal Funds Open Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to Loan Parties, effective on the date of any such change.

“Fee Letter” shall mean the fee letter, dated as of the Closing Date, among Borrowers and the Agents.

“Fixed Charge Coverage Ratio” shall mean, with respect to any Person for any period, the ratio of (a) the result of (i) EBITDA of such Person and its Subsidiaries for such period, minus (ii) Unfunded Capital Expenditures made by such Person and its Subsidiaries during such period, to (b) the sum of (i) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid or prepaid during such period (in the case of any revolving credit facility, to the extent there is an equivalent permanent reduction in the commitments thereunder), plus (ii) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period, plus (iii) income taxes paid or payable by such Person and its Subsidiaries during such period, plus (iv) cash dividends or distributions paid, or the purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation), by such Person and its Subsidiaries, in respect of the Equity Interests of such Person and its Subsidiaries (other than dividends or distributions paid by a Loan Party to any other Loan Party) during such period, plus (v) any earnouts paid in cash by such Person and its Subsidiaries during such period.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Loan Party or any of their respective Subsidiaries.

“Foreign Currency Hedge Liabilities” shall have the meaning assigned in the definition of “Lender-Provided Foreign Currency Hedge”.

“Foreign Lender” shall mean any Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.

“Foreign Subsidiary Holding Company” shall mean any domestic Subsidiary who has no material assets other than the equity or debt interests of one or more direct or indirect Foreign Subsidiaries.

“Formula Amount” shall have the meaning set forth in Section 2.1(a) hereof.

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“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Acts” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Guarantor” or “Guarantors” shall have the meaning set forth in the preamble to this Agreement and shall extend to (a) all permitted successors and assigns of such Persons, and (b) any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of Collateral Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to the Agents.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of Collateral Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to the Agents, including Article XVII hereof.

“Hazardous Discharge” shall have the meaning set forth in Section 9.3(b) hereof.

“Hazardous Materials” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Liabilities” shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“Holdings” shall have the meaning set forth in the preamble hereof.

“Immaterial Subsidiaries” shall mean (a) BMPS, Inc., an Ohio corporation, (b) BMCHPA, Inc., a Pennsylvania corporation, (c) BMCHMO, Inc., a Missouri corporation, (d) Business Management Personnel Services, Inc., an Ohio corporation, (e) Business Management Personnel Services, Inc., an Ohio corporation, (f) Job Insurance, Inc., a Delaware corporation, and (g) GEE of New York, a New York corporation.

“Increasing Revolving Lender” shall have the meaning set forth in Section 2.24(a) hereof.

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“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due, and in any case, not including any accrued expenses relating to the Borrowers’ self-insurance plans for healthcare, workman’s compensation and malpractice liability); (g) all Equity Interests of such Person subject to repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole option of such Person); (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to or as a result of any payment made by or on account of any obligation of any Loan Party under this Agreement or any Other Document and (b) to the extent not otherwise described in (a) Other Taxes.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of an Insolvency Proceeding or similar regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or ceases operations of its present business, or (d) in the good faith determination of the Agents, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Insolvency Proceeding” shall mean any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, copyright application, trade name, mask work, trade secrets, design right, assumed name or license or other right to use any of the foregoing under Applicable Law.

“Intellectual Property Claim” shall mean the assertion, by any means, by any Person of a claim that any Loan Party’s ownership, use, marketing, sale or distribution of any Inventory, equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

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“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, dated as of the Closing Date, by Holdings and its Subsidiaries in favor of Collateral Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Agents.

“Interest Period” shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b) hereof.

“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” shall have the meaning assigned in the definition of “Lender-Provided Interest Rate Hedge”.

“Inventory” shall mean and include as to each Loan Party all of such Loan Party’s inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Investment Property” shall mean and include, with respect to any Loan Party, all of such Loan Party’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts, and any other asset or right that would constitute “investment property” under the Uniform Commercial Code.

“Issuer” shall mean (i) Administrative Agent in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Person which Administrative Agent in its Permitted Discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Administrative Agent as issuer.

“Joinder Agreement” shall mean a Joinder Agreement, substantially in the form of Exhibit 6.16 hereto, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 6.16.

“Law(s)” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Leasehold Interests” shall mean all of each Loan Party’s right, title and interest in and to, and as lessee of, the premises identified as leased Real Property on Schedule 4.4 hereto.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of any provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to the Collateral Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Liabilities and any Cash Management Liabilities) is owed.

“Lender-Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is provided by any Lender and for which such Lender confirms to Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the “Foreign Currency Hedge Liabilities”) by any Borrower, Guarantor, or any of their respective Subsidiaries that is party to such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Borrower and Guarantor, be secured by the Collateral, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.

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“Lender-Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which such Lender confirms to Administrative Agent in writing prior to the execution thereof that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party, Guarantor, or Subsidiary that is party to such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be “Obligations” of such Person and of each other Loan Party and Guarantor, be secured by the Collateral, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person.

“Letter of Credit Application” shall have the meaning set forth in Section 2.12(a) hereof.

“Letter of Credit Borrowing” shall have the meaning set forth in Section 2.14(d) hereof.

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2 hereof.

“Letter of Credit Sublimit” shall mean $0.

“Letters of Credit” shall have the meaning set forth in Section 2.11 hereof.

“LIBOR” shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Administrative Agent as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal to 1.00 minus the Reserve Percentage.

“LIBOR Alternate Source” shall have the meaning assigned in the definition of “LIBOR.”

“LIBOR Rate” shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the greater of (i) LIBOR for such Interest Period and (ii) 1.00%. The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Administrative Agent shall give reasonably prompt notice to the Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“LIBOR Rate Loan” shall mean any Advance that bears interest based on the LIBOR Rate.

“License Agreement” shall mean any agreement between any Loan Party and a Licensor pursuant to which such Loan Party is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Loan Party or otherwise in connection with such Loan Party’s business operations.

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“Licensor” shall mean any Person from whom any Loan Party obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Loan Party’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Loan Party’s business operations.

“Licensor/Agent Agreement” shall mean an agreement between Collateral Agent and a Licensor, in form and substance reasonably satisfactory to the Agents, by which Collateral Agent is given the unqualified right, vis-à-vis such Licensor, to enforce Collateral Agent’s Liens with respect to and to dispose of any Loan Party’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Loan Party’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Collateral Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance reasonably satisfactory to the Agents.

“Loan Party” and “Loan Parties” shall have the meaning set forth in the preamble to this Agreement and shall include any permitted successors and assigns of such Persons.

“Material Adverse Effect” shall mean a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their obligations hereunder or under any Other Document, (c) the legality, validity or enforceability of this Agreement or any Other Document, (d) the rights and remedies of any Agent or any Lender hereunder or under any Other Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Secured Parties on Collateral having a fair market value in excess of $250,000.

“Material Contract” shall mean, with respect to any Person, any contract or agreement as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Maximum Percentage” shall have the meaning set forth in Section 3.18(a) hereof.

“Maximum Revolving Advance Amount” shall mean $25,000,000, as such amount may be increased in accordance with Section 2.24 hereof.

“Maximum Swing Loan Advance Amount” shall mean $0.

“Maximum Undrawn Amount” shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 16.3(d) hereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Loan Party or any member of the Controlled Group.

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“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Loan Party or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4063 or 4064 of ERISA.

“Negotiable Document” shall mean a Document that is “negotiable” within the meaning of Article 7 of the Uniform Commercial Code.

“Net Cash Proceeds” shall mean with respect to any disposition of Collateral (other than Inventory and cash and cash equivalents in the Ordinary Course of Business), any issuance or incurrence of any Indebtedness, any issuance of Equity Interests or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance and by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such disposition, issuance or receipt, net of (i) the reasonable direct costs related to such disposition, issuance or receipt (including sales commissions and legal, accounting and investment banking fees, commissions and expenses), (ii) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such disposition, issuance or receipt (provided, that such amounts shall be treated as Net Cash Proceeds upon their release from such escrow account to any Loan Party), (iii) taxes paid or reasonably estimated by any Loan Party to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iv) amounts required to be applied to the repayment of any Indebtedness secured by a Permitted Encumbrance prior to the Lien of Collateral Agent on the asset subject to such disposition, issuance or receipt, all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“New Revolving Lender” shall have the meaning set forth in Section 2.24(a) hereof.

“Non-Defaulting Lender” shall mean, at any time, any Lender holding a Revolving Commitment that is not a Defaulting Lender at such time.

“Non-Qualifying Party” shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.

“Notes” shall mean collectively, the Term Loan Notes, the Revolving Credit Note and the Swing Loan Note.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances), advances, debts, liabilities (including the Term Loan PIK Amount), obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Loan Party to Issuer, Swing Loan Lender, any Lender or any Agent (or to any other direct or indirect subsidiary or affiliate of Issuer, Swing Loan Lender, any Lender or any Agent) of any kind or nature, present or future (including any interest (including, without limitation, the Term Loan PIK Amount), or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Loan Party and any indemnification obligations payable by any Loan Party arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document (including this Agreement, the Other Documents, Lender-Provided Interest Rate Hedges, Lender-Provided Foreign Currency Hedges and any Cash Management Products and Services) whether or not for the payment of money, or out of any Agent’s or any Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, including, but not limited to, (i) any and all of any Loan Party’s Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Issuer, any Agent or any Lender and any Loan Party and any amendments, extensions, renewals or increases and all costs and expenses of Issuer, any Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of any Loan Party to Issuer, any Agent or any Lender to perform acts or refrain from taking any action, (ii) all Hedge Liabilities and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

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“Ordinary Course of Business” shall mean, with respect to any Loan Party, the ordinary course of such Loan Party’s business as conducted in accordance with past practice.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Other Connection Taxes” shall mean, with respect to any Agent, any Lender, Participant, Swing Loan Lender or other recipient of any payment made by or on account of any Borrower, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising solely from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement.

“Other Documents” shall mean the Notes, the Perfection Certificate, any Guaranty, any Guarantor Security Agreement, any Pledge Agreement, any Lender-Provided Interest Rate Hedge, any Lender-Provided Foreign Currency Hedge, the Intercompany Subordination Agreement, the Subordination Agreements, the SNI Acquisition Collateral Assignment, the Disbursement Letter, any VCOC Management Rights Agreement, the Fee Letter, any Joinder Agreement~~, the Specified Agreement~~ and any and all other agreements, instruments and documents, including the intercreditor agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Loan Party and/or delivered to any Agent or any Lender in respect of the transactions contemplated by this Agreement or any of the Other Documents, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Out-of-Formula Loans” shall have the meaning set forth in Section 16.2(e) hereof.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, 50% or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Participant Register” shall have the meaning set forth in Section 16.3(b) hereof.

“Participation Advance” shall have the meaning set forth in Section 2.14(d) hereof.

“Participation Commitment” shall mean the obligation hereunder of each Lender holding a Revolving Commitment to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.22(b)(iii) hereof) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section 2.4(c) hereof and in the Letters of Credit issued hereunder as provided for in Section 2.14(a) hereof.

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“Payment Office” shall mean the Administrative Agent’s office located at MGG Investment Group LP, One Penn Plaza, 53rd Floor, New York, New York 10119, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrowing Agent.

“Payroll Reserve” shall mean the reserve established and maintained by Administrative Agent in its Permitted Discretion in an amount equal to the weekly average of the payroll of the Borrowers for the most recently completed one (1) week as calculated in the most recent field examination or in the most recent Borrowing Base Certificate delivered to Administrative Agent.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by any Loan Party or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by any Loan Party or any entity which was at such time a member of the Controlled Group.

“Perfection Certificate” shall mean the information questionnaire and the responses thereto provided by each Loan Party and delivered to Agents on or about the Closing Date.

“Permitted Acquisition” shall mean any Acquisition by a Loan Party or any wholly-owned Subsidiary of a Loan Party to the extent that each of the following conditions shall have been satisfied:

(a) on the date of such Acquisition, no Default or Event of Default shall have occurred and be continuing and no Default or Event of Default would result from the consummation of such Acquisition;

(b) to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 8.2 shall have been satisfied;

(c) Borrowers shall have furnished to the Agents at least ten (10) Business Days prior written notice of such proposed Acquisition, together with a term sheet and/or commitment letter, if any, setting forth in reasonable detail the terms and conditions of such Acquisition;

(d) on or prior to the date of such Acquisition, Agents shall have received (i) the acquisition agreement and, at the request of any Agent, such other information and documents that such Agent may reasonably request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of Holdings and its Subsidiaries after the consummation of such Acquisition, (iii) a certificate of an Authorized Officer of Holdings, demonstrating on a pro forma basis compliance, as at the end of the most recently ended fiscal quarter for which internally prepared financial statements are available, with all covenants set forth in Section 6.5 hereof after the consummation of such Acquisition, and (iv) copies of such other agreements, instruments or other documents as any Agent shall reasonably request;

(e) the agreements, instruments and other documents referred to in paragraph (c) above shall provide that (i) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary or desirable to the continued operation of such property and except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Encumbrances (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

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(f) such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned either by a Loan Party or a wholly-owned Subsidiary of a Loan Party and, if effected by merger or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person;

(g) on the date of such Acquisition, and immediately after giving effect to such Acquisition, (i) Borrowers shall have Undrawn Availability and Average Undrawn Availability of not less than $7,500,000 and (ii) the Senior Leverage Ratio, calculated on a pro forma basis after giving effect to such Acquisition, for the four (4) fiscal quarter period most recently ended for which financial statements have been delivered pursuant to Section 9.8 shall not exceed 3.50: 1.00

(h) the assets being acquired or the Person whose Equity Interests are being acquired did not have negative EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition;

(i) the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties’ and their Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of Loan Parties and their Subsidiaries or a business reasonably related thereto;

(j) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States;

(k) such Acquisition shall be consensual and shall have been approved by the ~~board of directors~~ Board of Directors or other governing body of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Holdings or any of its Subsidiaries or an Affiliate thereof;

(l) within five (5) Business Days following the consummation of such Acquisition, any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 6.16 on or prior to the date of the consummation of such Acquisition;

(m) the total costs and liabilities (including without limitation, all assumed liabilities, all earn-out payments, deferred payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such Acquisitions) of any individual Acquisition does not exceed $10,000,000 and of all such Acquisitions do not exceed $25,000,000 in the aggregate during the Term; and

(n) the Agents shall have received (or in their Permitted Discretion have waived their right to receive) a quality of earnings report prepared by an accounting firm reasonably acceptable to the Agents in respect of the assets being acquired or the Person whose Equity Interests are being acquired.

“Permitted Discretion” shall mean a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.

“Permitted Dividends” shall mean dividends by any Loan Party to any other Loan Party, so long as no Event of Default then exists or would exist after the making of such dividends.

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“Permitted Encumbrances” shall mean: (a) Liens in favor of the Collateral Agent for the benefit of the Secured Parties, including without limitation, Liens securing Hedge Liabilities and Cash Management Products and Services; (b) Liens for taxes, assessments or other governmental charges or levies not delinquent or being Properly Contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of like nature arising in the Ordinary Course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any Loan Party or any Subsidiary, or any property of any Loan Party or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 10.6 hereof; (f) carriers’, repairmens’, warehousemen’s, mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not delinquent by more than thirty (30) days or which are being Properly Contested; (g) Liens placed upon fixed assets hereafter acquired (including through conditional sale or other title retention agreements (including capital leases)) to secure a portion of the purchase price thereof, provided that (I) any such lien shall not encumber any other property of any Loan Party and (II) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount permitted in Section 7.6 hereof; (h) customary rights of setoff in favor of banks solely to the extent incurred in connection with the maintenance of such deposit accounts in the Ordinary Course of Business; (i) any interests or title of a licensor, sublicensor, lessor or sublessor in the property covered by any license or lease agreement of any Loan Party not otherwise prohibited hereunder; (k) easements, rights-of-way, zoning ordinances and restrictions and other requirements imposed by any Governmental Body, minor defects or irregularities in title and other charges or encumbrances, in each case, which do not interfere in any material respect with the Ordinary Course of Business of Loan Parties and their Subsidiaries; (l) Liens disclosed on Schedule 1.2; provided that such Liens shall secure only those obligations which they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Loan Party other than the property and assets to which they apply as of the Closing Date; (m) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon; (n) Liens granted by a Subsidiary that is not a Loan Party in favor of any Loan Party or any other Subsidiary that is not a Loan Party in respect of Indebtedness owed by such Subsidiary; (o) Liens that are subject to Lien Waiver Agreements or other lien waivers reasonably satisfactory to the Agents; (p) the interests of lessors under operating leases and non-exclusive licensors under license agreements; (q) Lien arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods; (r) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers in the ordinary course of business, (s) Liens consisting of an agreement to sell or otherwise transfer or dispose of any property in an asset sale permitted hereunder; (t) any exceptions listed on any title insurance policies delivered to and accepted by Agents; (u) non-exclusive licenses, sublicenses, operating leases or subleases (including licenses and sublicenses of Intellectual Property) granted in the Ordinary Course of Business; (v) Liens arising from precautionary UCC financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business; (w) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits, (x) rights of setoff in favor of contractual counterparties arising in the Ordinary Course of Business; (y) Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of “Permitted Indebtedness”; (z) utility and similar deposits in the Ordinary Course of Business; (aa) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition; (bb) Liens on Equity Interests in joint ventures; provided that, any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture; (cc) purchase options, call and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Holdings or any Subsidiary in joint ventures; (dd) deposits and pledges of cash securing Indebtedness described in clause (m) of the definition of Permitted Indebtedness in an aggregate amount not to exceed $200,000 at any time and (ee) other Liens in an aggregate amount not to exceed $250,000 outstanding at any one time.

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“Permitted Indebtedness” shall mean: (a) the Obligations; (b) Indebtedness incurred for Capital Expenditures permitted in Section 7.6 hereof; (c) any guarantees of Indebtedness permitted under Section 7.3 hereof; (d) any Indebtedness listed on Schedule 5.8(b)(ii) hereof on the Closing Date; (e) Interest Rate Hedges and Foreign Currency Hedges that are entered into by Loan Parties to hedge their risks with respect to outstanding Indebtedness of Loan Parties and not for speculative or investment purposes; (f) intercompany Indebtedness owing from one or more Loan Parties to any other one or more Loan Parties in accordance with clause (b) of the definition of “Permitted Loans”; (g) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the Ordinary Course of Business; (h) Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the Ordinary Course of Business; (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument or payment item drawn against insufficient funds in the Ordinary Course of Business; (j) Indebtedness consisting of endorsements of items for collection or deposit in the Ordinary Course of Business; (k) Indebtedness consisting of the financing of insurance premiums so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period; (l) unsecured Indebtedness in an aggregate outstanding principal amount that does not exceed $250,000; (m) Indebtedness incurred in respect of purchase cards (including so-called “procurement cards” or “P-cards”) incurred in the Ordinary Course of Business; (n) the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (o) liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation incurred in connection with a Permitted Acquisition; (p) Indebtedness consisting of Investments permitted under the definitions of “Permitted Investments” or “Permitted Loans”; (q) to the extent constituting Indebtedness, incentive, deferred compensation or similar obligations to current and former officers, directors, employees and consultants incurred in the Ordinary Course of Business (provided, that the aggregate unfunded amount thereof shall not exceed $250,000 at any time); (r) Indebtedness incurred by joint ventures in the aggregate amount not to exceed $250,000 at any time outstanding to the extent such Indebtedness is non-recourse to any Loan Party; (t) the Specified Subordinated Indebtedness; (s) trade payables and other accounts payable not outstanding for more than 90 days after the date any such payable was created; and (t) Indebtedness deemed to exist pursuant to any guaranties, performance, surety, statutory or appeal bonds, in respect of workers compensation claims or similar obligations.

“Permitted Investments” shall mean investments in: (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 365 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers’ acceptances having maturities of not more than 365 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof; (e) Permitted Loans; (f) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customer and in settlement of delinquent obligations of, and other dispute with, customers and suppliers arising in the Ordinary Course of Business; (g) investments otherwise permitted by Section 7.5 or 7.6; (h) investments made by Foreign Subsidiaries in other Foreign Subsidiaries; (i) investments in an aggregate outstanding principal amount that does not exceed $250,000 and (j) Permitted Acquisitions; (k) the SNI Acquisition; (l) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state of any public instrumentality thereof with maturities within one (1) year from the date of acquisition thereof, and at the time of acquisition, having a published rating of not less than A-1 or P-1 (or the equivalent rating), (m) deposits made in the Ordinary Course of Business to secure performance of leases or in connection with bidding on government contracts, (n) Equity Interests issued by any Loan Party, (o) investments in cash and cash equivalents held in deposit accounts maintained in accordance with the terms of this Agreement (including Excluded Accounts), and (p) investments in any Lender Provided Interest Rate Hedges and Lender-Provided Foreign Currency Hedges.

“Permitted Loans” shall mean: (a) the extension of trade credit by a Loan Party to its Customers in the Ordinary Course of Business in connection with a rendition of services, in each case on open account terms; (b) intercompany loans between and among Loan Parties, which loans shall be subject to the Intercompany Subordination Agreement; (c) loans in an amount not to exceed $250,000 in the aggregate at any time; and (d) loans and advances to employees for moving, entertainment, travel and other similar expenses in the Ordinary Course of Business not to exceed $50,000 in the aggregate at any time outstanding.

“Permitted Specified Encumbrances” shall mean Permitted Encumbrances described in clauses (a) and (b) of the definition of “Permitted Encumbrances”.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

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“Plan” shall mean any employee benefit plan (a) which is a Pension Benefit Plan maintained by any Loan Party or any member of the Controlled Group or to which any Loan Party or any member of the Controlled Group is required to contribute, and (b) which is a material welfare benefit plan (as defined in Section 3(1) of ERISA) which provides self-insured benefits and which is maintained by any Loan Party or to which any Loan Party is required to contribute.

“Pledge Agreement” shall mean the Collateral Pledge Agreement, dated as of the Closing Date, by each Loan Party which is a party thereto in favor of Collateral Agent and any other pledge agreement executed subsequent to the Closing Date by any other Person to secure the Obligations.

“President” shall have the meaning set forth in Section 6.20 hereof.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness or taxes unless such Lien (x) is at all times junior and subordinate in priority to the Liens in favor of the Collateral Agent (except only with respect to property Taxes that have priority as a matter of applicable state law) and, (y) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (d) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Protective Advances” shall have the meaning set forth in Section 16.2(f) hereof.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by the Administrative Agent).

“Purchasing CLO” shall have the meaning set forth in Section 16.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Qualified ECP Loan Party” shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of the real property owned, leased or operated by any Loan Party on the Closing Date identified on Schedule 4.4 hereto or acquired after the Closing Date, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

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“Receivables” shall mean and include, as to each Loan Party, all of such Loan Party’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party’s contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Administrative Agent hereunder.

“Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Registration Condition” shall mean that Holdings and the Lenders have entered into a registration rights agreement in respect of any Common Stock that may be issued to the Lenders in accordance with the terms hereof, which agreement shall be in form and substance reasonably satisfactory to the Lenders.

“Reimbursement Obligation” shall have the meaning set forth in Section 2.14(b) hereof.

“Reinvestment Notice” shall mean a written notice from the Borrowing Agent to the Agents (a) stating which Loan Party has received Net Cash Proceeds from or in connection with (i) a sale or other disposition of Collateral or (ii) the receipt of Extraordinary Receipts and the amount of such Net Cash Proceeds, as applicable, (b) describing the nature of the event resulting in the receipt of such Net Cash Proceeds, if applicable, (c) describing the Collateral sold resulting in the receipt of such Net Cash Proceeds, if applicable, and (d) stating the portion of such Net Cash Proceeds to be applied in accordance Section 2.20(e)(v).

“Related Fund” shall mean, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Related Party Assignment” shall have the meaning set forth in Section 16.3(e) hereof.

“Related Party Register” shall have the meaning set forth in Section 16.3(e) hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Remedial Action” shall mean any action (a) to correct or address any actual, alleged or threatened non-compliance with any Environmental Law or Environmental Permit, or (b) to clean up, remove, remediate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address any environmental condition or the presence, Release or threatened Release of any Hazardous Material (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities).

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reportable ERISA Event” shall mean a reportable event described in Section 4043 of ERISA or the regulations promulgated thereunder, other than an event for which the 30-day notice period is waived.

“Reported Outstanding Share Number” shall have the meaning set forth in Section 3.18(a) hereof.

“Required Lenders” shall mean (a) Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding both (x) at least fifty and one tenth of one percent (50.10%) of the Revolving Commitment Amounts and (y) at least fifty and one tenth of one percent (50.10%) of the outstanding principal amount of the Term Loans, or (b) after the termination of all commitments of Lenders hereunder, Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) both (x) at least fifty and one tenth of one percent (50.10%) of the sum of (1) the outstanding Revolving Advances and Swing Loans plus (2) the Maximum Undrawn Amount of all outstanding Letters of Credit and (y) at least fifty and one tenth of one percent (50.10%) of the outstanding Term Loans; provided, however, (A) if there are fewer than three (3) unaffiliated Lenders, then Required Lenders shall mean all Lenders (excluding any Defaulting Lender) and (B) if there is more than one Lender, then Required Lenders shall in any event include no fewer than two (2) unaffiliated Lenders (excluding Defaulting Lenders), at least one of which shall be a Revolving Lender and at least one of which shall be a Term Loan Lender.

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“Required Payment Date” shall have the meaning set forth in Section 2.20(h) hereof.

“Required Revolving Lenders” shall mean Revolving Lenders (not including Swing Loan Lender (in its capacity as Swing Loan Lender) or any Defaulting Lender) holding at least fifty and one tenth of one percent (50.10%) of either (a) the aggregate of the Revolving Commitment Amounts of all Revolving Lenders (excluding any Defaulting Lender), or (b) after the termination of all Revolving Commitments hereunder, the sum of the outstanding Revolving Advances and Swing Loans, plus the Maximum Undrawn Amount of all outstanding Letters of Credit.

“Required Term Loan Lenders” shall mean Term Loan Lenders holding at least fifty and one tenth of one percent (50.10%) of the outstanding Term Loans.

“Reserve Percentage” shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.

“Restructuring Fee” shall have the meaning set forth in Section 3.17 hereof.

“Restructuring Fee Trigger” shall have the meaning set forth in Section 3.17 hereof.

“Revolving Advances” shall mean Advances other than Letters of Credit, the Term Loans and the Swing Loans.

“Revolving Commitment” shall mean, as to any Revolving Lender, the obligation of such Revolving Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Revolving Lender.

“Revolving Commitment Amount” shall mean, (a) as to any Revolving Lender other than a New Revolving Lender, the Revolving Commitment amount (if any) set forth opposite such Revolving Lender’s name on Schedule 1.1 hereto (or, in the case of any Revolving Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Revolving Lender as set forth in the applicable Commitment Transfer Supplement), and (b) as to any Revolving Lender that is a New Revolving Lender, the Revolving Commitment amount provided for in the joinder signed by such New Revolving Lender under Section 2.24(a)(x) hereof, in each case as the same may be adjusted upon any increase by such Revolving Lender pursuant to Section 2.24 hereof, or any assignment by or to such Revolving Lender pursuant to Section 16.3(c) or (d) hereof.

“Revolving Commitment Percentage” shall mean, (a) as to any Revolving Lender other than a New Revolving Lender, the Revolving Commitment Percentage (if any) set forth opposite such Revolving Lender’s name on Schedule 1.1 hereto (or, in the case of any Revolving Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Revolving Lender as set forth in the applicable Commitment Transfer Supplement), and (b) as to any Revolving Lender that is a New Revolving Lender, the Revolving Commitment Percentage provided for in the joinder signed by such New Revolving Lender under Section 2.24(a)(ix) hereof, in each case as the same may be adjusted upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Revolving Lender pursuant to Section 16.3(c) or (d) hereof.

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“Revolving Credit Note” shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

“Revolving Interest Rate” shall mean (a) with respect to Revolving Advances that are Domestic Rate Loans and Swing Loans, an interest rate per annum equal to the sum of (i) the Applicable Margin plus (ii) the Alternate Base Rate and (b) with respect to Revolving Advances that are LIBOR Rate Loans, an interest rate per annum equal to the sum of (i) the Applicable Margin plus (ii) the LIBOR Rate.

“Revolving Lender” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Revolving Loan Priority Collateral” shall mean and include all right, title and interest of each Loan Party in all of the following property and assets of such Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located: (a) all Receivables and all supporting obligations relating thereto; (b) all Inventory; (c) all deposit accounts (other than amounts therein constituting identifiable Term Loan Priority Collateral Proceeds), letters of credit (whether or not the respective letter of credit is evidenced by a writing), letter-of-credit rights, cash and certificates of deposit and all supporting obligations relating thereto, (d) all contract rights, rights of payment which have been earned under any contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising), documents (including all warehouse receipts and bills of lading), goods, instruments (including promissory notes), insurance proceeds (including any hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations relating thereto, in each case to the extent relating to the property described in clauses (a) through and including (c) of this definition; (e) all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents, in each case to the extent relating to the property described in clauses (a) through and including (d) of this definition; and (f) all proceeds and products of the property described in clauses (a) through and including (e) of this definition, in whatever form; provided that Revolving Loan Priority Collateral shall not include any Excluded Property. For the avoidance of doubt, Revolving Loan Priority Collateral shall not include (i) equipment or any asset acquired with cash proceeds from the sale of equipment, except to the extent such asset acquired is described in clauses (a) through (f) above, and (ii) proceeds of Revolving Advances unless such proceeds are used to acquire any asset described in clauses (a) through (e) above.

“Revolving Loan Priority Collateral Proceeds” shall mean the proceeds of Revolving Loan Priority Collateral.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean, collectively, Agents, Issuer, Swing Loan Lender and Lenders, together with any Affiliates of Administrative Agent or any Revolving Lender to whom any Hedge Liabilities or Cash Management Liabilities are owed and with each other holder of any of the Obligations, and the respective successors and assigns of each of them.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall have the meaning set forth in Section 16.3(g).

“Semiannual Period” shall have the meaning set forth in Section 2.20(b) hereof.

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“Senior Leverage Ratio” shall mean, with respect to any Person and its Subsidiaries for any period, the ratio of (a) all Indebtedness of such Person and its Subsidiaries described in clauses (a), (b), (c), (d) and (f) in the definition of “Indebtedness” as of the end of such period (other than Subordinated Indebtedness), to (b) EBITDA of such Person and its Subsidiaries for such period.

“Settlement” shall have the meaning set forth in Section 2.6(d) hereof.

“Settlement Date” shall have the meaning set forth in Section 2.6(d) hereof.

“SNI Acquisition Agreement” shall mean the Agreement and Plan of Merger, dated as of March 31, 2017, by and among Holdings, GEE Group Portfolio Inc., SNI Holdings and the Sellers’ Representative (as defined therein), as in effect on the Closing Date.

“SNI Acquisition Assets” shall mean all of the property and assets (tangible and intangible) acquired by Holdings pursuant to the SNI Acquisition Agreement.

“SNI Acquisition Collateral Assignment” shall mean the Collateral Assignment of Acquisition Documents, dated as of the Closing Date, and in form and substance satisfactory to the Agents, made by Holdings in favor of the Collateral Agent.

“SNI Acquisition Documents” shall mean, collectively, the following (as the same may be amended, modified or supplemented to the extent permitted hereby): (a) the Acquisition Agreement, (b) the SNI Seller Notes, (c) the Certificate of Merger (as defined in the SNI Acquisition Agreement) and (d) all of the other agreements, instruments and other documents related thereto or executed in connection therewith, including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any, and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.

“SNI Receipts” shall mean any cash received by Holdings or any of its Subsidiaries related to or arising out of Holdings’ acquisition of the SNI Acquisition Assets that constitute one or more of the Extraordinary Receipts identified in clauses (c), (d), (f) and (g) of the definition thereof.

“SNI Seller Noteholders” shall mean, collectively, the holders of the SNI Seller Notes from time to time.

“SNI Seller Notes” shall mean, collectively, the 9.5% Convertible Subordinated Notes due October 3, 2021, dated as of April 3, 2017, by Holdings in favor of the SNI Seller Noteholders, in the aggregate original principal amount of $12,500,000 (as the same may be amended, modified or supplemented to the extent permitted hereby).

~~“Specified Agreement” mean the letter agreement, dated May 15, 2019, among the Agents and Holdings.~~

“Specified Directors” shall have the meaning set forth in Section 6.20 hereof

“Specified Excess Cash Flow Amount” shall mean, for any ~~fiscal year~~period, the amount equal to (a) 75% of Excess Cash Flow for such ~~fiscal year~~period, less (b) the aggregate amount of all voluntary prepayments of the Term Loans made by Borrowers pursuant to Section 2.20(g) in such ~~fiscal year~~period, less (c) the amount of all permanent reductions of the Revolving Commitment in such ~~fiscal year~~period which are accompanied by corresponding repayments of the Revolving Advances.

“Specified Leased Locations” shall mean: (a) the Real Property leased by Holdings located at 12950 Race Trace Road, Suite 216, Tampa, FL 33626, (b) the Real Property leased by Access located at 8101 E. Prentice Avenue, Suite 1075, Greenwood Village, CO 80111, (c) the Real Property leased by Paladin located at 3030 Lyndon Johnson Freeway, #1140, Dallas, TX 75234, and (d) the Real Property leased by SNI located at 4500 Westown Parkway, Suite 120, West Des Moines, IA 50266.

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~~“Specified Prepayment Obligation” shall have the meaning specified in Section 2.20(i) hereof.~~

“Specified Subordinated Debt Documents” shall mean, collectively, the following (as the same may be amended, modified or supplemented to the extent permitted hereby): (a) the Subordinated Note (JAX), (b) the Subordinated Note (Timothy), (c) the Subordinated Note (Dampier), (d) the SNI Seller Notes, (e) the Subordinated Notes (Amendment No. 5) and (f) all of the other agreements, instruments and other documents related thereto or executed in connection therewith.

“Specified Subordinated Indebtedness” shall mean the Subordinated Indebtedness from time to time outstanding under the Specified Subordinated Debt Documents.

“Specified Term Loan Prepayment Conditions” shall mean, on any applicable date of determination~~: (a) Average Undrawn Availability is equal to or greater than $6,000,000 immediately prior to the applicable prepayment of the Term Loans, and (b)~~, that on the date of the applicable prepayment of the Term Loans and immediately after giving effect to such prepayment, ~~Undrawn Availability shall be equal to or greater than $6,000,000~~the Borrowers’ unrestricted cash and cash equivalents in all of the checking, savings and other accounts of the Borrowers shall exceed $2,500,000.

“Subcontractor Reserve” shall mean the reserve established and maintained by Administrative Agent in its Permitted Discretion in an amount equal to the outstanding accounts payable of the Borrowers owing to subcontractors retained by the Borrowers as set forth in the most recent Borrowing Base Certificate delivered to Administrative Agent.

“Subordinated Indebtedness” shall mean the Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Agents and which has been expressly subordinated in right of payment to all of the Obligations (a) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Agents, or (b) otherwise on terms and conditions satisfactory to the Agents.

“Subordinated Note (Dampier)” shall mean the Subordinated Nonnegotiable Promissory Note, dated October 4, 2015, by Holdings in favor of William Daniel Dampier and Carol Lee Dampier in the original principal amount of $3,00,000 (as the same may be amended, modified or supplemented to the extent permitted hereby).

“Subordinated Note (JAX)” shall mean the Subordinated Note, dated April 3, 2017, by Holdings in favor of JAX Legacy – Investment 1, LLC in the original principal amount of $4,185,000 (as the same may be amended, modified or supplemented to the extent permitted hereby).

“Subordinated Note (Timothy)” shall mean the Subordinated Nonnegotiable Promissory Note, dated January 20, 2017, by Holdings in favor of Enoch S. Timothy and Dorothy Timothy in the original principal amount of $1,000,000 (as the same may be amended, modified or supplemented to the extent permitted hereby).

“Subordinated Notes (Amendment No. 5)” shall mean the 8% Convertible Subordinated Nonnegotiable Promissory Notes, dated May 15, 2019, by Holdings in favor of the respective holders in the original aggregate principal amount of $2,000,000 (as the same may be amended, modified or supplemented to the extent permitted hereby), in form and substance satisfactory to the Agents.

“Subordination Agreement (Dampier)” shall mean the Subordination Agreement, to be entered into by the time set forth in Section 6.17(d) of this Agreement, by and among the Administrative Agent, the Collateral Agent, William Daniel Dampier and Carol Lee Dampier, and acknowledged by the Loan Parties.

“Subordination Agreement (JAX)” shall mean the Subordination Agreement, dated as of the Closing Date, by and among the Administrative Agent, the Collateral Agent and JAX Legacy – Investment 1, LLC, and acknowledged by the Loan Parties, as in effect on the Closing Date.

“Subordination Agreements (SNI)” shall mean, collectively, the Subordination Agreements, dated as of the Closing Date, by and among the Administrative Agent, the Collateral Agent and the SNI Seller Noteholders, and acknowledged by the Loan Parties, as in effect on the Closing Date.

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“Subordination Agreement (Timothy)” shall the Subordination Agreement, dated as of the Closing Date, by and among the Administrative Agent, the Collateral Agent and Enoch S. Timothy and Dorothy Timothy, and acknowledged by the Loan Parties, as in effect on the Closing Date.

“Subordination Agreements” shall mean, collectively, the Subordination Agreement (JAX), the Subordination Agreement (Dampier), the Subordination Agreement (Timothy), the Subordination Agreement (SNI) and the Subordination Agreements (Amendment No. 5).

“Subordination Agreements (Amendment No. 5)” shall mean the Subordination Agreements, dated as of May 15, 2019, by and among the Administrative Agent, the Collateral Agent and the respective holders of the Subordinated Notes (Amendment No. 5), substantially in the form attached as Exhibit A (as the same may be amended, modified or supplemented to the extent permitted hereby).

“Subscription Agreements (Amendment No. 5)” shall mean the Subscription Agreements dated as of May 1, 2019 executed by the respective holders of the Subordinated Notes (Amendment No. 5).

“Subsidiary” shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean (a) with respect to the Equity Interests issued to a Loan Party by any Subsidiary (other than a Foreign Subsidiary), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to a Loan Party by any Foreign Subsidiary (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (ii) 66% (or such greater percentage that, due to a change in an Applicable Law after the Closing Date, (x) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Loan Party and (y) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956‑2(c)(2)).

“Swap” shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.

“Swing Loan Lender” shall mean MGG, in its capacity as lender of the Swing Loans.

“Swing Loan Note” shall have the meaning set forth in Section 2.4(a) hereof.

“Swing Loans” shall have the meaning set forth in Section 2.4 hereof.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Term Loans” shall have the meaning set forth in Section 2.3(a) hereof.

“Term Loan Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

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“Term Loan Amount” shall mean $48,750,000.

“Term Loan Commitment” shall mean, as to any Term Loan Lender, the obligation of such Term Loan Lender to fund a portion of the Term Loans in an aggregate principal amount equal to the Term Loan Commitment Amount of such Term Loan Lender.

“Term Loan Commitment Amount” shall mean, as to any Term Loan Lender, the Term Loan commitment amount set forth opposite such Term Loan Lender’s name on Schedule 1.1 hereto (or, in the case of any Term Loan Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Term Loan commitment amount of such Term Loan Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Term Loan Lender pursuant to Section 16.3(c) or (d) hereof.

“Term Loan Commitment Percentage” shall mean, as to any Term Loan Lender, the Term Loan commitment percentage set forth opposite such Term Loan Lender’s name on Schedule 1.1 hereto (or, in the case of any Term Loan Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Term Loan commitment percentage of such Term Loan Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Term Loan Lender pursuant to Section 16.3(c) or (d) hereof.

“Term Loan Lender” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Term Loan Notes” shall have the meaning set forth in Section 2.3(a) hereof.

“Term Loan PIK Amount” shall mean, as of any date of determination, the amount of all interest accrued with respect to the Term Loan that has been paid in kind by being added to the balance thereof in accordance with Section 3.1(a).

“Term Loan Priority Collateral” shall mean all Collateral other than Revolving Loan Priority Collateral; provided that Term Loan Priority Collateral shall not include any Excluded Property.

“Term Loan Priority Collateral Proceeds” shall mean the proceeds of the Term Loan Priority Collateral.

“Term Loan Rate” shall mean (a) with respect to the portion of the Term Loans that are Domestic Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate plus the Applicable Term Loan PIK Margin and (b) with respect to the portion of the Term Loans that are LIBOR Rate Loans, an interest rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate plus the Applicable Term Loan PIK Margin.

“Termination Event” shall mean: (a) a Reportable ERISA Event with respect to any Pension Benefit Plan; (b) the withdrawal of any Loan Party or any member of the Controlled Group from a Pension Benefit Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Pension Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Pension Benefit Plan or Multiemployer Plan; (e) any event or condition (i) which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan or, to the knowledge of any Loan Party, Multiemployer Plan, or (ii) that could reasonably be expected to result in the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal, within the meaning of Section 4203 or 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any member of the Controlled Group.

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“Total Commitment” shall mean the sum of the Total Revolving Commitment and the Total Term Loan Commitment.

“Total Revolving Commitment” shall mean the sum of the amounts of the Revolving Lenders’ Revolving Commitments.

“Total Term Loan Commitment” shall mean the sum of the amounts of the Term Loan Lenders’ Term Loan Commitments.

“Toxic Substance” shall mean and include any material present on the Real Property (including the Leasehold Interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transactions” shall have the meaning set forth in Section 5.5(a) hereof.

“Transferee” shall have the meaning set forth in Section 16.3(d) hereof.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount minus, with respect to this clause (ii), the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the sum of (i) the outstanding amount of Advances (other than the Term Loans) plus (ii) all amounts due and owing to any Borrower’s trade creditors which are outstanding sixty (60) days or more past their due date, plus (iii) fees and expenses incurred in connection with the Transactions for which Borrowers are liable but which have not been paid or charged to Borrowers’ Account, plus (iv) accrued payroll expenses for the existing week to date and which Borrowers are liable but which have not been paid or charged to Borrowers’ Account.

“Unfunded Capital Expenditures” shall mean, as to any Borrower, without duplication, a Capital Expenditure funded (a) from such Borrower’s internally generated cash flow or (b) with the proceeds of a Revolving Advance or Swing Loan.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107‑56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“VCOC Management Rights Agreement” shall mean a Management Rights Agreement between the Loan Parties and each Term Loan Lender that is intended to qualify as a venture capital operating company under the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101.

“Waivable Mandatory Prepayment” shall have the meaning set forth in Section 2.20(h) hereof.

“Yield Enhancement Amount” shall have the meaning set forth in Section 3.4(c) hereof.

1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note”, “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

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1.4 Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, except where the context clearly requires otherwise. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which any Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Collateral Agent, any agreement entered into by any Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agents and Lenders. Wherever the phrase “to the best of Borrowers’ knowledge” or “to the best of Loan Parties’ knowledge” or words of similar import relating to the knowledge or the awareness of any Borrower or any Loan Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder. References in this Agreement and the Other Documents to “paid in full”, “satisfied in full” and words of similar import shall mean the payment in full in cash of all Obligations (including without limitation, cash collateralization or termination of all Letters of Credit, Hedge Liabilities and Cash Management Liabilities) other than obligations for taxes, indemnifications, damages and other contingent liabilities in respect of which no claim or demand for payment has been made or, in the case of indemnifications or contingent liabilities, no notice has been given.

1.5 Fiscal Periods. For purposes hereunder, whenever a provision of this Agreement refers to a quarter ending March 31, June 30, September 30 or December 31 or a fiscal year ending September 30, such references shall mean the actual date closest to such date which corresponds with the end of each of Loan Parties’ quarter end or fiscal year.

II. ADVANCES, PAYMENTS.

2.1 Revolving Advances.

(a) Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Sections 2.1(b) and (c), each Revolving Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Revolving Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:

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(i) up to 85% (the “Advance Rate”) of Eligible Receivables, minus

(ii) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus

(iii) such reserves (including without limitation, the Payroll Reserve and the Subcontractor Reserve) as Administrative Agent may reasonably deem proper and necessary from time to time in its Permitted Discretion.

The amount derived from the sum of (x) Section 2.1(a)(y)(i) minus (y) Sections 2.1 (a)(y)(ii) and (iii) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount.

(b) Discretionary Rights. The Advance Rate may be increased or decreased by the Administrative Agent at any time and from time to time in the exercise of its Permitted Discretion based on Administrative Agent’s review of Borrowing Base Certificates, field examinations or other Collateral evaluations. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rate or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. Prior to the occurrence of an Event of Default or Default, the Administrative Agent shall give Borrowing Agent ten (10) Business Days prior written notice of its intention to decrease the Advance Rate. The rights of the Administrative Agent under this subsection are subject to the provisions of Section 16.2(b) hereof.

2.2 Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.

(a) Borrowing Agent on behalf of any Borrower may notify Administrative Agent prior to 12:00 p.m. on a Business Day of a Borrower’s request to incur, on the date that is no earlier than two (2) Business Days after the date on which such request is made, a Revolving Advance hereunder; provided that the Borrower may obtain no more than one Revolving Advance during any calendar week. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agents or Lenders, or with respect to any other Obligation under this Agreement, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.

(b) Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a LIBOR Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Administrative Agent written notice by no later than 12:00 p.m. on the day which is three (3) Business Days prior to the date such LIBOR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of $250,000 and in integral multiples of $100,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for LIBOR Rate Loans shall be for one, two or three months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No LIBOR Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default. After giving effect to each requested LIBOR Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(e), there shall not be outstanding more than five (5) LIBOR Rate Loans, in the aggregate at any time.

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(c) Each Interest Period of a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above, provided that no Interest Period shall end after the last day of the Term.

(d) Borrowing Agent shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its notice of borrowing given to Administrative Agent pursuant to Section 2.2(b) or by its notice of conversion given to Administrative Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Administrative Agent of such duration not later than 12:00 p.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If Administrative Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert such LIBOR Rate Loan to a Domestic Rate Loan as of the last day of the Interest Period applicable to such LIBOR Rate Loan subject to Section 2.2(e) below.

(e) Provided that no Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Administrative Agent written notice by no later than 12:00 p.m. (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a LIBOR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable LIBOR Rate Loan) with respect to a conversion from a LIBOR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the Advances to be converted and if the conversion is to a LIBOR Rate Loan, the duration of the first Interest Period therefor. Administrative Agent shall provide Term Loan Agent with prompt notice of any conversion of any Term Loan from a Domestic Rate Loan to a LIBOR Rate Loan or from a LIBOR Rate Loan to a Domestic Rate Loan.

(f) At its option and upon written notice given prior to 12:00 p.m. at least three (3) Business Days prior to the date of such prepayment, any Borrower may, subject to Section 2.2(g) hereof, prepay the LIBOR Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are LIBOR Rate Loans and the amount of such prepayment. In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agents and Lenders therefor in accordance with Section 2.2(g) hereof.

(g) Each Loan Party shall indemnify Agents and Lenders and hold Agents and Lenders harmless from and against any and all losses or expenses that Agents and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agents or Lenders to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(h) Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (h), the term “Lender” shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of Lenders (or such affected Lender) to make LIBOR Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from Administrative Agent, either (at Borrower’s option) pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type either (i) on the last day of the then current Interest Period applicable to such LIBOR Rate Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such LIBOR Rate Loan to such date. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrowers shall pay each Agent, upon such Agent’s request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

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2.3 Term Loans

1.2 .

(a) Subject to the terms and conditions of this Agreement, each Term Loan Lender, severally and not jointly, will make a term loan to Borrowers in the amount equal to such Term Loan Lender’s Term Loan Commitment Percentage of the Term Loan Amount (collectively, the “Term Loans”). If requested by any Term Loan Lender, the portion of Term Loans owing to such Term Loan Lender shall be evidenced by one or more secured promissory notes by the Borrowers in favor of such Term Loan Lender (collectively the “Term Loan Notes”) in substantially the form attached hereto as Exhibit 2.3.

(b) The Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Closing Date. Any principal amount of the Term Loans which is repaid or prepaid may not be re-borrowed.

(c) The Term Loans shall be advanced on the Closing Date and shall be, with respect to principal, payable as follows, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement and provided that all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses shall be due and payable in full on the last day of the Term:

Date	Principal Payment Required
June 30, 2021	$444,525
September 30, 2021	$444,525
December 31, 2021	$444,525
March 31, ~~2020~~2022	$~~500,000.00~~444,525
June 30, ~~2020~~2022	$~~500,000.00~~444,525
September 30, ~~2020~~2022	$~~500,000.00~~444,525
December 31, ~~2020~~2022	$~~500,000.00~~444,525
March 31, ~~2021~~2023	$~~500,000.00~~444,525

(d) The Term Loans may consist of Domestic Rate Loans or LIBOR Rate Loans, or a combination thereof, as Borrowing Agent may request; and in the event that Borrowers desire to obtain or extend any portion of the Term Loans as a LIBOR Rate Loan or to convert any portion of the Term Loans from a Domestic Rate Loan to a LIBOR Rate Loan, Borrowing Agent shall comply with the notification requirements set forth in Sections 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (h) shall apply.

2.4 Swing Loans.

(a) Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Revolving Lenders and Administrative Agent for administrative convenience, Administrative Agent, Revolving Lenders and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances (“Swing Loans”) available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the Closing Date to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount. All Swing Loans shall be Domestic Rate Loans only. Borrowers may borrow (at the option and election of Swing Loan Lender), repay and re-borrow (at the option and election of Swing Loan Lender) Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates. All Swing Loans shall be evidenced by a secured promissory note in form and substance satisfactory to Swing Loan Lender (the “Swing Loan Note”). Swing Loan Lender’s agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future.

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(b) Upon either (i) any request by Borrowing Agent for a Revolving Advance made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance pursuant to the provisions of the last sentence of Section 2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loan Advances if Swing Loan Lender has been notified by any Agent or by Required Revolving Lenders or Required Term Loan Lenders that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated for any reason.

(c) Upon the making of a Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Administrative Agent may, at any time, require the Revolving Lenders to fund such participations by means of a Settlement as provided for in Section 2.6(d) below. From and after the date, if any, on which any Revolving Lender is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Administrative Agent shall promptly distribute to such Revolving Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Administrative Agent in respect of such Swing Loan; provided that no Revolving Lender shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22) of the Maximum Undrawn Amount of all outstanding Letters of Credit.

2.5 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Administrative Agent may designate from time to time and, together with any and all other Obligations of Loan Parties to Administrative Agent or Lenders, shall be charged to Borrowers’ Account on Administrative Agent’s books. The proceeds of each Revolving Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections 2.2(a), 2.6(b) or 2.14 hereof shall, (i) with respect to requested Revolving Advances, to the extent Lenders make such Revolving Advances in accordance with Section 2.2(a), 2.6(b) or 2.14 hereof, and with respect to Swing Loans made upon any request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Administrative Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Administrative Agent to be applied to the outstanding Obligations giving rise to such deemed request. During the Term, Borrowers may use the Revolving Advances and Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.

2.6 Making and Settlement of Advances.

(a) Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Revolving Lenders (subject to any contrary terms of Sections 2.6(c) or 2.22). The Term Loans shall be advanced according to the applicable Term Loan Commitment Percentage of the Term Loan Lenders. Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone.

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(b) Promptly after receipt by Administrative Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) and, with respect to Revolving Advances, to the extent Administrative Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section 2.4(a), Administrative Agent shall notify Revolving Lenders of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Revolving Lenders of the requested Revolving Advance as determined by Administrative Agent in accordance with the terms hereof. Each Revolving Lender shall remit the principal amount of each Revolving Advance to Administrative Agent such that Administrative Agent is able to, and Administrative Agent shall, to the extent the applicable Revolving Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance to Borrowers in U.S. Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Revolving Lender fails to remit such funds to Administrative Agent in a timely manner, Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Revolving Lender on such borrowing date, and such Revolving Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.

(c) Unless Administrative Agent shall have been notified by telephone, confirmed in writing, by any Revolving Lender that such Revolving Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Administrative Agent, Administrative Agent may (but shall not be obligated to) assume that such Revolving Lender has made such amount available to Administrative Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Revolving Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Administrative Agent, then the applicable Revolving Lender and Borrowers severally agree to pay to Administrative Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Revolving Lender, the greater of (A) (x) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Administrative Agent, times (y) such amount or (B) a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrowers, the Revolving Interest Rate for Revolving Advances that are Domestic Rate Loans. If such Revolving Lender pays its share of the applicable Revolving Advance to Administrative Agent, then the amount so paid shall constitute such Revolving Lender’s Revolving Advance. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Revolving Lender that shall have failed to make such payment to Administrative Agent. A certificate of Administrative Agent submitted to any Revolving Lender or Borrowers with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.

(d) Administrative Agent, on behalf of Swing Loan Lender, shall demand settlement (a “Settlement”) of all or any Swing Loans with Revolving Lenders on at least a weekly basis, or on any more frequent date that Administrative Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Revolving Lenders of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. on the date of such requested Settlement (the “Settlement Date”). Subject to any contrary provisions of Section 2.22, each Revolving Lender shall transfer the amount of such Revolving Lender’s Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Administrative Agent) of the applicable Swing Loan with respect to which Settlement is requested by Administrative Agent, to such account of Administrative Agent as Administrative Agent may designate not later than 5:00 p.m. on such Settlement Date if requested by Administrative Agent by 3:00 p.m., otherwise not later than 5:00 p.m. on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set forth in Section 8.2 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Administrative Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Revolving Lenders accruing interest as Domestic Rate Loans. If any such amount is not transferred to Administrative Agent by any Revolving Lender on such Settlement Date, Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.6(c).

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(e) If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.7 Maximum Advances

. The aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount.

2.8 Manner and Repayment of Advances.

(a) The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loans shall be due and payable as provided in Section 2.3 hereof and shall be due and payable in full on the last day of the Term, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances (other than the Term Loans) shall be applied, first to the outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Revolving Lenders, to the outstanding Revolving Advances (subject to any contrary provisions of Section 2.22). Subject to any provisions to the contrary in Sections 2.20(e) or Section 2.20(g), each payment (including each prepayment) by any Borrower on account of the principal of and interest on any Term Loan shall be applied to the Term Loans according to the Term Loan Commitment Percentages of the Term Loan Lenders in the inverse order of maturities thereof.

(b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Administrative Agent on the date received by Administrative Agent. Administrative Agent shall conditionally credit Borrowers’ Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Administrative Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). Administrative Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Administrative Agent in its Permitted Discretion and Administrative Agent may charge Borrowers’ Account for the amount of any item of payment which is returned, for any reason whatsoever, to Administrative Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Administrative Agent shall be deemed applied by Administrative Agent on account of the Obligations on its respective Application Date. Loan Parties further agree that there is a monthly float charge payable to Administrative Agent for Administrative Agent’s sole benefit, in an amount equal to (y) the face amount of all items of payment received during the prior month (including items of payment received by Administrative Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate with respect to Domestic Rate Loans for one (1) Business Day. All proceeds received by Administrative Agent shall be applied to the Obligations in accordance with Section 4.8(h).

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(c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Administrative Agent at the Payment Office not later than 12:00 p.m. on the due date therefor in Dollars in federal funds or other funds immediately available to Administrative Agent. Administrative Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Advances as provided in Section 2.2 hereof.

(d) Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Administrative Agent on behalf of Lenders to the Payment Office, in each case on or prior to 12:00 p.m., in Dollars and in immediately available funds.

2.9 Repayment of Excess Advances. If at any time the aggregate balance of outstanding Revolving Advances, Swing Loans, and/or Advances taken as a whole exceeds the maximum amount of such type of Advances and/or Advances taken as a whole (as applicable) permitted hereunder, such excess Advances shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or an Event of Default has occurred.

2.10 Statement of Account. Administrative Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Administrative Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Administrative Agent to record the date and amount of any Advance shall not adversely affect Administrative Agent or any Lender. Each month, Administrative Agent shall send to Borrowing Agent and Lenders a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Administrative Agent, Lenders and Borrowers during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Administrative Agent receives a written statement of Borrowers’ specific exceptions thereto within sixty (60) days after such statement is received by Borrowing Agent. The records of Administrative Agent with respect to Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.11 Letters of Credit.

(a) Subject to the terms and conditions hereof, Issuer shall issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars (“Letters of Credit”) for the account of any Borrower except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount (calculated without giving effect to the deductions provided for in Section 2.1(a)(y)(iii)). The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit not reimbursed the same day shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).

(b) Notwithstanding any provision of this Agreement, Issuer shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain Issuer from issuing any Letter of Credit, or any Law applicable to Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over Issuer shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuer applicable to letters of credit generally.

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2.12 Issuance of Letters of Credit.

(a) Borrowing Agent, on behalf of any Borrower, may request Issuer to issue or cause the issuance of a Letter of Credit by delivering to Issuer, with a copy to Administrative Agent at the Payment Office, prior to 12:00 p.m., at least five (5) Business Days prior to the proposed date of issuance, such Issuer’s form of Letter of Credit Application (the “Letter of Credit Application”) completed to the satisfaction of Administrative Agent and Issuer; and, such other certificates, documents and other papers and information as Administrative Agent or Issuer may reasonably request. Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from any Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Revolving Lenders to make Revolving Advances hereunder have been terminated for any reason.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, subject to “evergreen” provisions mutually acceptable to Administrative Agent and Borrowing Agent, and in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the “UCP”) or the International Standby Practices (International Chamber of Commerce Publication Number 590), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer, and each trade Letter of Credit shall be subject to the UCP. In addition, no trade Letter of Credit may permit the presentation of an ocean bill of lading that includes a condition that the original bill of lading is not required to claim the goods shipped thereunder.

(c) Administrative Agent shall use its reasonable efforts to notify Revolving Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.13 Requirements For Issuance of Letters of Credit.

(a) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the “Applicant” or “Account Party” of each Letter of Credit. If Administrative Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct Issuer to deliver to Administrative Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Administrative Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor.

(b) In connection with all trade Letters of Credit issued or caused to be issued by Issuer under this Agreement, each Borrower hereby appoints Issuer, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred: (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, and acceptances; (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Issuer or Issuer’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or Issuer’s, or in the name of Issuer’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Administrative Agent, Issuer nor their attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Administrative Agent’s, Issuer’s or their respective attorney’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

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2.14 Disbursements, Reimbursement.

(a) Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Administrative Agent and Borrowing Agent. Provided that Borrowing Agent shall have received such notice on or prior to 10:00 a.m. on any Business Day, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a “Reimbursement Obligation”) Issuer prior to 1:00 p.m., on each date that an amount is paid by Issuer under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by Issuer. In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 1:00 p.m., on the Drawing Date, Issuer will promptly notify Administrative Agent and each Revolving Lender thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Revolving Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Revolving Lenders shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.2 are then satisfied or the Revolving Commitments have been terminated for any reason) as provided for in Section 2.14(c) immediately below. Any notice given by Issuer pursuant to this Section 2.14(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.

(c) Each Revolving Lender shall upon any notice pursuant to Section 2.14(b) make available to Issuer through Administrative Agent at the Payment Office an amount in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.22) of the amount of the drawing, whereupon the participating Revolving Lenders shall (subject to Section 2.14(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Revolving Lender so notified fails to make available to Administrative Agent, for the benefit of Issuer, the amount of such Revolving Lender’s Revolving Commitment Percentage of such amount by 3:00 p.m. on the Drawing Date, then interest shall accrue on such Revolving Lender’s obligation to make such payment, from the Drawing Date to the date on which such Revolving Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date. Administrative Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Administrative Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 2.14(c), provided that such Revolving Lender shall not be obligated to pay interest as provided in Section 2.14(c)(i) and (ii) until and commencing from the date of receipt of notice from Administrative Agent or Issuer of a drawing.

(d) With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.14(b), because of Borrowers’ failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Administrative Agent a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each applicable Revolving Lender’s payment to Administrative Agent pursuant to Section 2.14(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a “Participation Advance” from such Revolving Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.14.

(e) Each applicable Revolving Lender’s Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

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2.15 Repayment of Participation Advances.

(a) Upon (and only upon) receipt by Administrative Agent for the account of Issuer of immediately available funds from Borrowers (i) in reimbursement of any payment made by Issuer or Administrative Agent under the Letter of Credit with respect to which any Revolving Lender has made a Participation Advance to Administrative Agent, or (ii) in payment of interest on such a payment made by Issuer or Administrative Agent under such a Letter of Credit, Administrative Agent will pay to each Revolving Lender, in the same funds as those received by Administrative Agent, the amount of such Revolving Lender’s Revolving Commitment Percentage of such funds, except Administrative Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Revolving Lender that did not make a Participation Advance in respect of such payment by Administrative Agent (and, to the extent that any of the other Revolving Lender(s) have funded any portion such Defaulting Lender’s Participation Advance in accordance with the provisions of Section 2.22, Administrative Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).

(b) If Issuer or Administrative Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Issuer or Administrative Agent pursuant to Section 2.15(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Revolving Lender shall, on demand of Administrative Agent, forthwith return to Issuer or Administrative Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Administrative Agent plus interest at the Federal Funds Effective Rate.

2.16 Documentation. Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Issuer’s reasonable interpretations of any Letter of Credit issued on behalf of such Borrower and by Issuer’s written regulations and customary practices relating to letters of credit, though Issuer’s interpretations may be different from such Borrower’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Administrative Agent’s or any Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.17 Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.18 Nature of Participation and Reimbursement Obligations. The obligation of each Revolving Lender in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable other than to the extent of bad faith, gross negligence or willful misconduct of the Issuer (as determined by a court of competent jurisdiction in a final non-appealable judgment), and shall be performed strictly in accordance with the terms of this Section 2.18 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or any Borrower, as the case may be, may have against Issuer, Administrative Agent, any Borrower or any Revolving Lender, as the case may be, or any other Person for any reason whatsoever;

(ii) the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Revolving Lenders to make Participation Advances under Section 2.14;

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(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Borrower, Administrative Agent, Issuer or any Revolving Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, Administrative Agent, Issuer or any Revolving Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), Issuer, Administrative Agent or any Revolving Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer (other than the Issuer) of (or any defect in or forgery of any such signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit (other than that of the Issuer), or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer’s Affiliates has been notified thereof;

(vi) payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by Issuer or any of Issuer’s Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Administrative Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have furnished Administrative Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) the occurrence of any Material Adverse Effect;

(x) any breach of this Agreement or any Other Document by any party thereto;

(xi) the occurrence or continuance of an insolvency proceeding with respect to any Loan Party;

(xii) the fact that a Default or an Event of Default shall have occurred and be continuing;

(xiii) the fact that the Term shall have expired or this Agreement or the obligations of Lenders to make Advances have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

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2.19 Liability for Acts and Omissions.

(a) As between Borrowers and Issuer, Swing Loan Lender, Agents and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit, in each case, other than to the extent of gross negligence, or willful misconduct of Issuer, Swing Loan Lender, any Agent or any Lender. In furtherance and not in limitation of the foregoing, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer’s rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuer from liability for Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuer or Issuer’s Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b) Without limiting the generality of the foregoing, Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(c) In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower, any Agent or any Lender.

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2.20 Mandatory and Voluntary Prepayments.

(a) Subject to Section 7.1 hereof, when any Loan Party or any of its Subsidiaries sells or otherwise disposes of any Collateral other than Inventory and cash and cash equivalents in the Ordinary Course of Business (excluding the first $100,000 of Net Cash Proceeds received by any Loan Party or any of its Subsidiaries during any fiscal year from any single transaction or series of related transactions that are not reinvested in accordance with Section 2.20(e)(v)), Loan Parties shall prepay the Advances in an amount equal to the Net Cash Proceeds of such sale or disposition, such prepayments to be made promptly but in no event more than three (3) Business Days following receipt of such Net Cash Proceeds, and until the date of payment, such Net Cash Proceeds shall be held in trust for the Agents and Lenders. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.

(b) Borrowers shall prepay the outstanding amount of the Term Loans ~~in an amount equal to the Specified Excess Cash Flow Amount for the immediately preceding~~as follows:

(i) For each 6 month period ending on March 31 of each year (each, a “Semiannual Period”) commencing with the Semiannual Period ending March 31, 2021, Borrowers shall pay the Specified Excess Cash Flow Amount for such Semiannual Period, payable upon the delivery to the Agents of the financial statements referred to in and required by Section 9.8 but in any event not later than sixty (60) days after the end of each such Semiannual Period (the “ECF Semiannual Prepayment Date”);

(ii) For each fiscal year, commencing with the fiscal year ending September 30, ~~2018~~2021, Borrowers shall pay an amount equal to the excess of (A) the Specified Excess Cash Flow Amount for such fiscal year over (B) the amount prepaid by Borrowers under Section 2.20(b)(i) in respect of the Semiannual Period of such fiscal year, payable following the delivery to the Agents of the financial statements referred to in and required by Section 9.7 for such fiscal year but in any event not later than one hundred five (105) days after the end of ~~each~~ such fiscal year (the “ECF Annual Prepayment Date” and together with the ECF Semiannual Prepayment Date, the “Excess Cash Flow Prepayment Date”);

provided that (i) if the Specified Term Loan Prepayment Conditions shall not be satisfied on any Excess Cash Flow Prepayment Date, Borrowers shall (A) on the Excess Cash Flow Prepayment Date, pay such portion of the Specified Excess Cash Flow Amount then due for such period that does not cause Borrowers to breach the Specified Term Loan Prepayment Conditions, (B) on the date on which the next Borrowing Base Certificate is due to be delivered to Agents pursuant to Section 9.2 (the “Borrowing Base Reference Date”), pay the remaining portion of such Specified Excess Cash Flow Amount (or such portion thereof that does not cause Borrowers to breach the Specified Term Loan Prepayment Conditions) and (C) if any Specified Excess Cash Flow Amount for such period remains due and owing after payment of the amount described in preceding clause (ii), on the next Borrowing Base Reference Date and each Borrowing Base Reference Date thereafter, pay such portion of the unpaid Specified Excess Cash Flow Amount that does not cause Borrowers to breach the Specified Term Loan Prepayment Conditions until such Specified Excess Flow Amount then due for such period is paid in full, and (ii) the failure of the Borrowers to make a prepayment of all or any portion of the Specified Excess Cash Flow Amount pursuant to this Section 2.20(b) solely as a result of Borrowers’ failure to satisfy the Specified Term Loan Prepayment Conditions shall not constitute an Event of Default under Section 10.1 hereunder. In the event that any financial statements described in this Section 2.20(b) are not delivered to the Agents (or are not delivered to Agents on or prior to the date such financial statements are required to be delivered pursuant to Section 9.7), then a calculation based upon estimated amounts shall be made by the Agents and notified to Borrowers upon which calculation Borrowers shall make the prepayment required by this Section 2.20(b), subject to adjustment when the financial statements are delivered to the Agents as required hereby. The calculation made by the Agents shall not be deemed a waiver of any rights Agents or Lenders may have as a result of the failure by Borrowers to deliver such financial statements.

(c) In the event of any issuance or other incurrence of Indebtedness (other than Permitted Indebtedness) by any Loan Party or any of its Subsidiaries or the issuance of any Equity Interests by any Loan Party or any of its Subsidiaries, the Borrowers shall, no later than three (3) Business Days after the receipt by such Loan Party or such Subsidiary of (i) the Net Cash Proceeds from any such issuance or incurrence of Indebtedness or (ii) the Net Cash Proceeds of any issuance of Equity Interests (other than ~~(A) after the satisfaction of the Specified Prepayment Obligation,~~ the Net Cash Proceeds of Equity Interests issued for purposes of funding all or a portion of the purchase price of any Permitted Acquisition so long as 100% of the Net Cash Proceeds received in connection therewith are used to fund such purchase price ~~and (B) after the application of any Net Cash Proceeds of Equity Interests in accordance with Section 2.20(e)(iii)(A), the next $5,000,000 of Net Cash Proceeds of Equity Interests issued on or before December 31, 2017 that are used to prepay Specified Subordinated Indebtedness in accordance with Section 7.17(b)~~), as applicable, prepay the Advances in an amount equal to ~~(x) prior to the satisfaction of the Specified Prepayment Obligation, one hundred percent (100%) of such Net Cash Proceeds and (y) after the satisfaction of the Specified Prepayment Obligation,~~ fifty percent (50%) of such Net Cash Proceeds.

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(d) Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts (excluding (i) the first $100,000 of Extraordinary Receipts received by the Loan Parties during any fiscal year from any single transaction or series of related transactions that are not reinvested in accordance with Section 2.20(e)(v) and (ii) the first $1,000,000 of any cash tax refund arising from the SNI Acquisition), the Borrowers shall prepay the Advances in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by such Person in connection therewith no later than three (3) Business Days following receipt thereof; provided, that Extraordinary Receipts consisting of the Net Cash Proceeds received by any Loan Party or any of its Subsidiaries (i) under any insurance policy on account of damage or destruction of any assets or property of any Loan Party or any of its Subsidiaries, or (ii) as a result of any taking or condemnation of any assets or property of any Loan Party or any of its Subsidiaries shall, in each case, be applied in accordance with Section 6.6 hereof.

(e) Subject to Section 11.5, all prepayments required by Sections 2.20(a), (b), (c) and (d) hereof shall be applied as follows:

(i) the proceeds of a sale or other disposition of Term Loan Priority Collateral described in Section 2.20(a) and the proceeds received by any Loan Party or any of its Subsidiaries in connection with any Extraordinary Receipts constituting Term Loan Priority Collateral (to the extent required to be prepaid pursuant to Section 2.20(d) hereof) shall be applied as follows: (x) first, to the Term Loans against the remaining installments of principal of the Term Loans in the inverse order of maturity, and (y) second, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b)); provided however that if no Default or Event of Default has occurred and is continuing, such prepayments shall not be applied to cash collateralize any Obligations related to outstanding Letters of Credit) in such order as Administrative Agent may determine, subject to Borrowers’ ability to re-borrow Revolving Advances in accordance with the terms hereof;

(ii) the proceeds of a sale or other disposition of Revolving Loan Priority Collateral described in Section 2.20(a) and the proceeds received by any Loan Party or any of its Subsidiaries in connection with any Extraordinary Receipts (other than any SNI Receipts that shall be applied in accordance with the second proviso of this clause (ii)) constituting Revolving Loan Priority Collateral (to the extent required to be prepaid pursuant to Section 2.20(d) hereof) shall be applied as follows: (x) first, to the Revolving Advances, the Swing Loans, and Letters of Credit (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b)); provided however that if no Default or Event of Default has occurred and is continuing, such prepayments shall not be applied to cash collateralize any Obligations related to outstanding Letters of Credit) in such order as Administrative Agent may determine, subject to Borrowers’ ability to re-borrow Revolving Advances in accordance with the terms hereof, and (y) second, to the Term Loans against the remaining installments of principal of the Term Loans in the inverse order of maturity; ~~provided further that, prior to the satisfaction of the Specified Prepayment Obligation, all SNI Receipts shall be applied in accordance with Section 2.20(i);~~

(iii) the proceeds of any issuance or other incurrence of Indebtedness or issuance of Equity Interests by any Loan Party or any of its Subsidiaries described in Section 2.20(c) hereof shall be applied as follows: ~~(A) to the extent such proceeds are received by any Loan Party or any of its Subsidiaries as a result of such Loan Party’s issuance of Equity Interests in order to satisfy the Specified Prepayment Obligation, such proceeds shall be applied in accordance with Section 2.20(i) and (B) after the satisfaction of the Specified Prepayment Obligation, (~~x) first, to the Term Loans against the remaining installments of principal of the Term Loans in the inverse order of maturity, and (y) second, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b)); provided however that if no Default or Event of Default has occurred and is continuing, such prepayments shall not be applied to cash collateralize any Obligations related to outstanding Letters of Credit) in such order as Administrative Agent may determine, subject to Borrowers’ ability to re-borrow Revolving Advances in accordance with the terms hereof;

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(iv) the Specified Excess Cash Flow Amount (to the extent required to be prepaid pursuant to Section 2.20(b) hereof) shall be applied as follows: (x) first, to the Term Loans against the remaining installments of principal of the Term Loans in the inverse order of maturity, and (y) second, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b)); provided however that if no Default or Event of Default has occurred and is continuing, such prepayments shall not be applied to cash collateralize any Obligations related to outstanding Letters of Credit) in such order as Administrative Agent may determine, subject to Borrowers’ ability to re-borrow Revolving Advances in accordance with the terms hereof; and

(v) notwithstanding anything herein to the contrary, in the event any Loan Party has received Net Cash Proceeds from or in connection with (y) the sale or disposition of Collateral or (z) the receipt of Extraordinary Receipts consisting of insurance proceeds or condemnation awards that are required to be used to prepay the Obligations pursuant to Section 2.20(a) or Section 2.20(d), as the case may be, and the Borrowing Agent has delivered a Reinvestment Notice to the Agents within five (5) Business Days following receipt of such Net Cash Proceeds, up to $500,000 in the aggregate in any fiscal year of such Net Cash Proceeds from all such dispositions or Extraordinary Receipts may be used to repair, replace, or reconstruct the Collateral affected, or purchase replacement Collateral, so long as in each case (1) such repair, replacement, reconstruction or purchase is completed by the date that is one hundred eighty (180) from the date such Loan Party receives such Net Cash Proceeds, (2) no Event of Default has occurred and is continuing on the date such Loan Party receives such Net Cash Proceeds, or on the date of such repair, replacement, reconstruction or purchase, (3) such Net Cash Proceeds are deposited into a Blocked Account until used for such repair, replacement, reconstruction or purchase, and (4) upon the earlier of (y) the expiration of the period specified in clause (1) above or (z) the occurrence of an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Term Loans in accordance with Section 2.20(a) or Section 2.20(d), as applicable, and Section 2.20(e).

(f) Any prepayment of the Term Loans required to be made pursuant to this Section 2.20 shall in each case be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any amounts payable to Agents or Lenders under Section 2.2(g) hereof and (iii) the Applicable Premium, if any, payable in connection with such prepayment of the Advances, to the extent required under Section 3.13.

(g) The Borrowers may voluntarily, at any time and from time to time, upon at least five (5) Business Days prior written notice to Agents, prepay the principal of the Term Loans, in whole or in part, so long as on the date of any such prepayment and immediately after giving effect thereto, (y) the Specified Term Loan Prepayment Conditions shall have been satisfied and (z) no Event of Default shall have occurred and be continuing. Each such prepayment shall be applied to the Term Loans against the remaining installments of principal due on the Term Loans in the inverse order of maturity, and shall in each case be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any amounts payable to Agents or Lenders under Section 2.2(g) hereof and (iii) the Applicable Premium, if any, payable in connection with such prepayment of the Advances to the extent required under Section 3.13.

(h) Anything contained herein to the contrary notwithstanding, in the event that Borrowers are required to make any mandatory prepayment of the Advances pursuant to Sections 2.20(a), (b), (c) or (d) (each a “Waivable Mandatory Prepayment”), not less than one (1) Business Day prior to the date on which Borrowers are required to make such Waivable Mandatory Prepayment (the “Required Prepayment Date”), Borrowing Agent shall notify the Agents of the amount of such prepayment, and the Agent will promptly thereafter notify the Lenders of the amount of each Lender’s pro rata share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrowing Agent and the Agents of its election to do so on or before the Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify Borrowing Agent and the Agents of its election to exercise such option on or before the Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Borrowing Agent shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Advances of such Lenders (which prepayment shall be applied to prepay the outstanding principal amount of the Obligations in accordance with Section 2.20(e) and any excess shall be retained by the Borrowers for working capital and general corporate purposes).

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~~(i) Use commercially reasonable efforts to prepay, or cause to be prepaid, $10,000,000 in principal amount of Advances outstanding (the “Specified Prepayment Obligation”), which amount shall be applied to prepay the Term Loans in accordance with Section 2.20(f).~~

2.21 Use of Proceeds.

(a) Borrowers shall apply the proceeds of Advances to (i) pay fees and expenses relating to this Agreement and the Transactions, (ii) repay in full the Existing Loans, all accrued and unpaid interest thereon and all fees and other amounts related thereto, (iii) fund a portion of the purchase price for the SNI Acquisition, (iv) provide for their working capital and general corporate needs and reimburse drawings under Letters of Credit, (v) fund Permitted Acquisitions, and (vi) make other payments not prohibited by this Agreement.

(b) Without limiting the generality of Section 2.21(a) above, neither the Loan Parties nor any other Person which may in the future become party to this Agreement or the Other Documents as a Loan Party, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.

2.22 Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 so long as such Lender is a Defaulting Lender.

(b) (i) Except as otherwise expressly provided for in this Section 2.22, Revolving Advances shall be made pro rata from Revolving Lenders which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Revolving Lender (other than any Revolving Lender that is a Defaulting Lender) in accordance with their Revolving Commitment Percentages; provided, that, Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Administrative Agent for such Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent. Administrative Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(i) Fees pursuant to Section 3.3 hereof shall cease to accrue in favor of such Defaulting Lender.

(ii) If any Swing Loans are outstanding or any Letters of Credit (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Revolving Lender becomes a Defaulting Lender, then:

(A) Defaulting Lender’s Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Revolving Lenders which are Non-Defaulting Lenders in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Revolving Lender that is a Non-Defaulting Lender plus such Revolving Lender’s reallocated Participation Commitment in the outstanding Swing Loans plus such Revolving Lender’s reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Administrative Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuer, Borrowers’ obligations corresponding to such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) for so long as such Obligations are outstanding;

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(C) if Borrowers cash collateralize any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;

(D) if Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Revolving Lenders pursuant to Section 3.2(a) shall be adjusted and reallocated to Revolving Lenders which are Non-Defaulting Lenders in accordance with such reallocation;

(E) if all or any portion of such Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender’s Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and

(F) so long as any Revolving Lender is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer is satisfied that the related exposure and Defaulting Lender’s Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Revolving Lenders which are Non-Defaulting Lenders and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).

(c) A Defaulting Lender shall not be entitled to give instructions to Administrative Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents (other than such matters that require the approval of all Lenders), and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender (other than amendments, waivers or other modifications that require the approval of all Lenders) and, for purposes of the definitions of “Required Lenders” and “Required Revolving Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances, a Revolving Commitment, a Revolving Commitment Percentage, a Term Loan Commitment or a Term Loan Commitment Percentage.

(d) Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agents) and the other parties hereto shall remain unchanged. Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, any Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

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(e) In the event that the Administrative Agent, Borrowers, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Administrative Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Revolving Lender, then Participation Commitments of Revolving (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Revolving Lender’s Revolving Commitment, and on such date such Revolving Lender shall purchase at par such of the Revolving Advances of the other Lenders as Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.

(f) If Swing Loan Lender or Issuer has a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Revolving Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Revolving Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Revolving Lender hereunder.

2.23 Payment of Obligations

. Administrative Agent may charge to Borrowers’ Account as a Revolving Advance or, at the discretion of Swing Loan Lender, as a Swing Loan (a) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (b) without limiting the generality of the foregoing clause (a), (i) all amounts expended by any Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and (i) all expenses which any Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts as provided for in Section 4.8(h), and (c) any sums expended by any Agent or any Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower’s obligations under Sections 3.3, 3.4, 3.13, 4.4, 6.4, 6.6, 6.7 and 6.8 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Advances made by and owing to Administrative Agent and Administrative Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Revolving Advances.

2.24 Increase in Maximum Revolving Advance Amount.

(a) Borrowers may, at any time, request that the Maximum Revolving Advance Amount be increased by (1) one or more of the current Revolving Lenders increasing their Revolving Commitment Amount (any current Revolving Lender which elects to increase its Revolving Commitment Amount shall be referred to as an “Increasing Revolving Lender”) or (2) one or more new Revolving Lenders (each a “New Revolving Lender”) joining this Agreement and providing a Revolving Commitment Amount hereunder, subject to the following terms and conditions:

(i) no current Revolving Lender shall be obligated to increase its Revolving Commitment Amount and any increase in the Revolving Commitment Amount by any current Revolving Lender shall be in the sole discretion of such current Revolving Lender;

(ii) Borrowers may not request the addition of a New Revolving Lender unless (and then only to the extent that) there is insufficient participation on behalf of the existing Revolving Lenders in the increased Revolving Commitments being requested by Borrowers;

(iii) no Default or Event of Default shall have occurred and be continuing on the effective date of such increase after giving effect to such increase;

(iv) after giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed $40,000,000;

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(v) Borrowers may not request an increase in the Maximum Revolving Advance Amount under this Section 2.24 more than two (2) times during the Term, and no single such increase in the Maximum Revolving Advance Amount shall be for an amount less than $5,000,000;

(vi) Borrowers shall deliver to Agents on or before the effective date of such increase the following documents in form and substance satisfactory to Agents: (A) a certificate dated as of the effective date of such increase certifying that (i) the increase in the Revolving Commitment Amounts has been approved by the ~~board of directors~~ Board of Directors of each Borrower, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such increase, and (iii) all of the representations and warranties made by each Borrower herein and in the Other Documents are true and complete in all material respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), and (B) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by Borrowers) as Administrative Agent reasonably deems necessary in order to document the increase to the Maximum Revolving Advance Amount and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agents and Lenders hereunder and under the Other Documents in light of such increase;

(vii) Borrowers shall execute and deliver (A) to each Increasing Revolving Lender a replacement Revolving Credit Note (if requested by such Revolving Lender) reflecting the new amount of such Increasing Revolving Lender’s Revolving Commitment Amount after giving effect to the increase (and the prior Revolving Credit Note issued to such Increasing Revolving Lender shall be deemed to be canceled) and (B) to each New Revolving Lender a Revolving Credit Note (if requested by such Revolving Lender) reflecting the amount of such New Revolving Lender’s Revolving Commitment Amount;

(viii) any New Revolving Lender and any increase in the Maximum Revolving Advance Amount shall be subject to the approval of each Agent and Issuer, in each case in their sole discretion;

(ix) each Increasing Revolving Lender shall confirm its agreement to increase its Revolving Commitment Amount pursuant to an acknowledgement in a form acceptable to Administrative Agent, signed by it and each Borrower and delivered to Administrative Agent at least five (5) days before the effective date of such increase; and

(x) each New Revolving Lender shall execute a Revolving Lender joinder and assumption agreement in substantially the form of Exhibit 2.24 hereto pursuant to which such New Revolving Lender shall join and become a party to this Agreement and the Other Documents with a Revolving Commitment Amount as set forth in such Revolving Lender agreement.

(b) On the effective date of such increase: (i) the Revolving Commitment Percentages of Revolving Lenders (including each Increasing Revolving Lender and/or New Revolving Lender) shall be recalculated such that each such Revolving Lender’s Revolving Commitment Percentage is equal to (x) the Revolving Commitment Amount of such Revolving Lender divided by (y) the aggregate of the Revolving Commitment Amounts of all Revolving Lenders; (ii) each Revolving Lender shall participate in any new Revolving Advances made on or after such date in accordance with its Revolving Commitment Percentage after giving effect to the increase in the Maximum Revolving Advance Amount and recalculation of the Revolving Commitment Percentages contemplated by this Section 2.24; (iii) each reference to the term “Maximum Revolving Advance Amount” herein and in any of the Other Documents shall be deemed amended to mean the amount of the Maximum Revolving Advance Amount as so increased pursuant to this Section 2.24; and (iv) each reference to a dollar threshold for Undrawn Availability and Average Undrawn Availability set forth in this Agreement shall be automatically increased to an amount such that the ratios of Undrawn Availability and Average Undrawn Availability to the Maximum Revolving Advance Amount as so increased remains the same as prior to such increase.

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(c) On the effective date of such increase, each Increasing Revolving Lender shall be deemed to have purchased an additional/increased participation in, and each New Revolving Lender will be deemed to have purchased a new participation in, each then outstanding Letter of Credit and each drawing thereunder and each then outstanding Swing Loan in an amount equal to such Revolving Lender’s Revolving Commitment Percentage (as calculated pursuant to Section 2.24(b) above) of the Maximum Undrawn Amount of each such Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such Swing Loan, respectively. As necessary to effectuate the foregoing, each existing Revolving Lender that is not an Increasing Revolving Lender shall be deemed to have sold to each applicable Increasing Revolving Lender and/or New Revolving Lender, as necessary, a portion of such existing Revolving Lender’s participations in such outstanding Letters of Credit and drawings and such outstanding Swing Loans such that, after giving effect to all such purchases and sales, each Revolving Lender (including each Increasing Revolving Lender and/or New Revolving Lender) shall hold a participation in all Letters of Credit (and drawings thereunder) and all Swing Loans in accordance with their respective Revolving Commitment Percentages (as calculated pursuant to Section 2.24(b) above).

(d) On the effective date of such increase, Borrowers shall pay all costs and expenses incurred by each Agent and each Increasing Revolving Lender or New Revolving Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any Agent, any Borrower, such Increasing Revolving Lender and/or such New Revolving Lender in connection with, such increase (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agents and Revolving Lenders hereunder and under the Other Documents in light of such increase and the reasonable and documented fees and expenses of counsel to Agents).

III. INTEREST AND FEES.

3.1 Interest. Interest on Advances shall be payable (a) in arrears in cash on the first day of each month with respect to Domestic Rate Loans and the Term Loans ~~and,~~ ; provided that (i) interest accruing at a rate per annum equal to the Applicable Term Loan PIK Margin shall be paid by capitalizing such interest and adding such capitalized interest to the then outstanding principal amount of the Term Loan, and (ii) any interest to be so capitalized pursuant to this clause (a) shall be capitalized on the last day of each calendar month (commencing on March 31, 2020) and added to the then outstanding principal amount of the Term Loan and, thereafter, shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Term Loan, and (b) with respect to Revolving Advances and Swing Loans that are LIBOR Rate Loans, at the end of each Interest Period~~, provided further that all~~. All accrued and unpaid interest shall be due and payable in cash at the end of the Term.; provided, that subject to the prior satisfaction of the Conversion/Cancellation Condition and the Registration Condition and, if not prohibited pursuant to Section 3.18(b), automatically upon the occurrence of a Change of Control, the aggregate Term Loan PIK Amount outstanding as of the date of such Change of Control shall be (y) converted into Common Stock at the Conversion Rate and (z) immediately thereafter issued to each of the Lenders in accordance with their respective pro rata shares of the Advances then outstanding. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month or Interest Period, as applicable, at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to Swing Loans, the Revolving Interest Rate for Domestic Rate Loans and (iii) with respect to the Term Loans, the applicable Term Loan Rate (as applicable, the “Contract Rate”). Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The LIBOR Rate shall be adjusted with respect to LIBOR Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party, the Obligations (including the Term Loan PIK Amount) shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at the applicable Contract Rate plus three percent (3.0%) per annum (as applicable, the “Default Rate”).

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3.2 Letter of Credit Fees.

(a) Borrowers shall pay (x) to Administrative Agent, for the ratable benefit of Revolving Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Revolving Advances consisting of LIBOR Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term, and (y) to Issuer, a fronting fee of one quarter of one percent (0.25%) per annum times the average daily Maximum Undrawn Amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term (all of the foregoing fees, the “Letter of Credit Fees”). In addition, Borrowers shall pay to Administrative Agent, for the benefit of Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer’s prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party, the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, by an additional three percent (3.0%) per annum.

(b) At any time following the occurrence and during the continuance of an Event of Default, at the option of Administrative Agent or at the direction of the Required Revolving Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.20), Borrowers will (i) cancel all outstanding Letters of Credit or (ii) cause cash to be deposited and maintained in an account with Administrative Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Administrative Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time. Administrative Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Administrative Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Administrative Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Administrative Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such cash collateral being held by Administrative Agent. No Borrower may withdraw amounts credited to any such account except upon (i) the waiver or cure of the applicable Event of Default or (ii) the occurrence of all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement. Borrowers hereby assign, pledge and grant to Administrative Agent, for its benefit and the ratable benefit of Issuer, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Administrative Agent may use such cash collateral to pay and satisfy such Obligations.

3.3 Facility Fee. If, for any calendar quarter during the Term, the average daily unpaid balance of the sum of Revolving Advances plus Swing Loans plus the Maximum Undrawn Amount of all outstanding Letters of Credit for each day of such calendar quarter does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Administrative Agent, for the ratable benefit of Revolving Lenders based on their Revolving Commitment Percentages, a fee at a rate equal to 0.375% per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance (the “Facility Fee”). Such Facility Fee shall be payable to Administrative Agent in arrears on the first day of each calendar quarter with respect to the previous calendar quarter and on the last day of the Term with respect to the period ending on the last day of the Term.

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3.4 Collateral Evaluation Fee, Servicing Fee and Yield Enhancement.

(a) Borrowers shall pay to the Administrative Agent promptly at the conclusion of any collateral evaluation performed by or for the benefit of Administrative Agent - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Administrative Agent in its Permitted Discretion but otherwise subject to the terms of this Agreement (including Section 4.6 hereof), and which evaluation is undertaken by Administrative Agent or for its benefit - a collateral evaluation fee in an amount equal to $1,000 (or such other amount customarily charged by Administrative Agent to its customers per day for each person employed to perform such evaluation), plus a per examination manager review fee (whether such examination is performed by Administrative Agent’s employees or by a third party retained by Administrative Agent) in the amount of $1,300 (or such other amount customarily charged by Administrative Agent to its customers), plus all costs and disbursements incurred by Administrative Agent in the performance of such examination or analysis, and further provided that if third parties are retained to perform such collateral evaluations, either at the request of the Required Lenders or for extenuating reasons determined by Administrative Agent in its Permitted Discretion, then such fees charged by such third parties plus all costs and disbursements incurred by such third party, shall be the responsibility of Borrowers and shall not be subject to the foregoing limits.

(b) Borrowers shall pay Administrative Agent, for the benefit of Administrative Agent, a servicing fee equal to $18,750 per quarter commencing on the first Business Day of the first calendar quarter following the Closing Date and on the first Business Day of each calendar quarter thereafter during the Term. The servicing fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

(c) Borrowers shall pay Term Loan Agent, for the benefit of Term Loan Agent, a yield enhancement amount (a “Yield Enhancement Amount”) equal to $6,250 per quarter commencing on the first Business Day of the first calendar quarter following the Closing Date and on the first Business Day of each calendar quarter thereafter during the Term. The Yield Enhancement Amount shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason. Any Yield Enhancement Amount may be distributed to the Term Loan Lenders in the Term Loan Agent’s sole discretion.

3.5 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

3.6 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7 Increased Costs. In the event that any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include any Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling any Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where any Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

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(a) subject any Agent, Swing Loan Lender, any Lender or Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan, or change the basis of taxation of payments to such Agent, Swing Loan Lender, such Lender or Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Agent, Swing Loan Lender, such Lender or the Issuer);

(b) impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of any Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on any Agent, Swing Loan Lender, any Lender or Issuer or the London interbank LIBOR market any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to any Agent, Swing Loan Lender, any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that such Agent, Swing Loan Lender, such Lender or Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that such Agent, Swing Loan Lender or such Lender or Issuer deems to be material, then, in any case Borrowers shall promptly pay such Agent, Swing Loan Lender, such Lender or Issuer, upon its demand, such additional amount as will compensate such Agent, Swing Loan Lender or such Lender or Issuer for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the LIBOR Rate, as the case may be. Such Agent, Swing Loan Lender, such Lender or Issuer shall certify in reasonable detail the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.

Borrowers shall not be under any obligation to compensate any Lender under this Section 3.7 with respect to increased costs or reductions with respect to any period prior to the date that is one hundred eighty (180) days prior to such request except with respect to costs or other amounts described in Section 3.7(a); provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period.

3.8 Basis For Determining Interest Rate Inadequate or Unfair. In the event that any Agent or any Lender shall have determined that:

(a) reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period; or

(b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a LIBOR Rate Loan; or

(c) the making, maintenance or funding of any LIBOR Rate Loan has been made impracticable or unlawful by compliance by Administrative Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law); or

(d) the LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any LIBOR Rate Loan,

then Administrative Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given, (i) any such requested LIBOR Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Administrative Agent no later than 12:00 p.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Domestic Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Administrative Agent, no later than 12:00 p.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Administrative Agent, no later than 12:00 p.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected LIBOR Rate Loan). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

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3.9 Capital Adequacy.

(a) In the event that any Agent, Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section 3.9, the term “Lender” shall include any Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling any Agent, Swing Loan Lender or any Lender and the office or branch where any Agent, Swing Loan Lender or any Lender (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Agent, Swing Loan Lender or any Lender’s capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which such Agent, Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration each Agent’s, Swing Loan Lender’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by any Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Borrowers shall pay upon written demand (including reasonable documentation supporting such request) to such Agent, Swing Loan Lender or such Lender such additional amount or amounts as will compensate such Agent, Swing Loan Lender or such Lender for such reduction. In determining such amount or amounts, such Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to each Agent, Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b) A certificate of such Agent, Swing Loan Lender or such Lender setting forth such amount or amounts in reasonable detail as shall be necessary to compensate such Agent, Swing Loan Lender or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.

3.10 Taxes.

(a) Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrowers shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) Borrowers shall make such deductions and (ii) Borrowers shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law and (iii) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) any Agent, Swing Loan Lender, any Lender, Issuer or any Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made.

(b) Without limiting the provisions of Section 3.10(a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

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(c) Each Borrower shall indemnify each Agent, Swing Loan Lender, each Lender, Issuer and any Participant, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Agent, Swing Loan Lender, such Lender, Issuer, or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrowers by any Lender, Swing Loan Lender, Participant or Issuer (with a copy to Agents), or by any Agent on its own behalf or Administrative Agent on behalf of Swing Loan Lender, a Lender or Issuer, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Body, Borrowers shall deliver to Agents the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agents.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to Borrowers (with a copy to Agents), at the time or times prescribed by Applicable Law or reasonably requested by Borrowers or Agents, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, an Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law. Further, Agents are indemnified under §1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender, Issuer or assignee or participant of a Lender or Issuer for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Code. In addition, any Lender, if requested by Borrowers or Agents, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or Agents as will enable Borrowers or Agents to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Lender shall deliver to Borrowers and Agents (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrowers or Agents, but only if such Lender is legally entitled to do so), whichever of the following is applicable:

(i) two (2) duly completed valid originals of IRS Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) two (2) duly completed valid originals of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN or W-8BEN-E,

(iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made, or

(v) To the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agents two (2) originals of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is exempt from U.S. federal backup withholding tax.

Unless such Agent has already provided such form in its capacity as a Lender, each Agent shall provide to the Borrower an IRS Form W-9 or successor form prescribed by Applicable Law demonstrating that such Agent is a United States person exempt from U.S. federal backup withholding tax.

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(f) If a payment made to a Lender, Swing Loan Lender, Participant, Issuer or an Agent under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Swing Loan Lender, Participant, Issuer or Agent shall deliver to the Administrative Agent (in the case of Swing Loan Lender, a Lender, Participant or Issuer) and Borrowers (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by any Agent or any Borrower sufficient for Agents and Borrowers to comply with their obligations under FATCA and to determine that Swing Loan Lender, such Lender, Participant, Issuer or such Agent have complied with such applicable reporting requirements.

(g) If any Agent, Swing Loan Lender, any Lender, any Participant or Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section, it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund); net of all out-of-pocket expenses of such Agent, Swing Loan Lender, Lender, Participant, or the Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund within forty-five (45) Business Days of the determination that such Agent, or such Lender, Issuer or Participant has received such refund or is entitled to such direct credit), provided that Borrowers, upon the request of such Agent, Swing Loan Lender, such Lender, Participant, or Issuer, agrees to repay the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to such Agent, Swing Loan Lender, such Lender, Participant or the Issuer in the event such Agent, Swing Loan Lender, such Lender, Participant or the Issuer is required to repay such refund to such Governmental Body; provided, further that such Borrower shall not be required to repay such Agent, Swing Loan Lender, such Lender, Participant or the Issuer an amount in excess of the amount paid over by such party to such Borrower pursuant to this Section 3.10(g). This Section shall not be construed to require any Agent, Swing Loan Lender, any Lender, Participant, or Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrowers or any other Person.

3.11 [Reserved].

3.12 Mitigation of Obligations. If any Lender requests compensation under Sections 3.7 or 3.9 or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Agent or any Lender pursuant to Section 3.10, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking the Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.7, 3.9 or 3.10, as applicable, in the future and (ii) would not be unlawful nor subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by such Lender in connection with any such designation or assignment requested by the Borrowers.

3.13 Applicable Premium.

(a) Upon the occurrence of an Applicable Premium Trigger Event, the Borrower shall pay to the Administrative Agent, for the account of the Lenders (in accordance with a written agreement among the Agents and the Lenders), the Applicable Premium.

(b) Any Applicable Premium payable in accordance with this Section 3.13 shall be presumed to be equal to the liquidated damages sustained by Lenders as the result of the occurrence of the Applicable Premium Trigger Event and Loan Parties agree that it is reasonable under the circumstances currently existing. LOAN PARTIES EXPRESSLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.

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(c) Loan Parties expressly agree that: (i) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (ii) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (iii) there has been a course of conduct between Lenders and Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (iv) Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (v) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Revolving Commitments and Term Loan Commitments and make the Advances, and (vi) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of Agents and Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to Agents and Lenders or profits lost by Agents and Lenders as a result of such Applicable Premium Trigger Event.

3.14 Fee Letter. Borrowers shall pay the fees set forth in the Fee Letter as and when due and payable under the terms of the Fee Letter.

3.15 Payment for Consents. No consent, amendment or similar fee shall be due from the Borrowers to the Agents or the Lenders with respect to any waiver, amendment or other modification (if any) of this Agreement implemented following the Amendment No. 7 Effective Date through September 30, 2020. Notwithstanding the foregoing, (a) neither the Agents nor the Lenders shall be under any obligation to approve any such waiver or amendment, and (b) the Borrowers will be liable for the Agents' and the Lenders' costs and expenses (including reasonable legal fees incurred in preparing any such waiver or amendment, in each case, whether or not any such waiver or amendment becomes effective) subject to and in accordance with the terms hereof.

3.16 ~~3.15 Second Amendment~~Exit Fee. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with a written agreement among the Agents and the Lenders, ~~an amendment~~a non-refundable exit fee (the “Exit Fee”) equal to $~~364,140.63~~1,500,000, which ~~fee~~Exit Fee shall ~~be deemed to~~ be fully-earned on the Amendment No. ~~2~~7 Effective Date and payable in cash on the ~~earlier of (a) June 30, 2018 and (b) the first date on which all of the Obligations are paid in full in cash and the Total Commitment of the Lenders is terminated~~.earliest to occur of (a) the expiration of the Term, (b) the occurrence of a Change of Control, (c) the date of any refinancing of the Advances under the Credit Agreement and (d) the termination of the Credit Agreement for any other reason (each, an “Exit Fee Trigger”); provided, that upon the satisfaction of the Conversion/Cancellation Condition, the Borrowers may, subject to the prior satisfaction of the Registration Condition and if not prohibited pursuant to Section 3.18(b), elect to pay the Exit Fee in Common Stock at the Conversion Rate on or before the first occurrence of an Exit Fee Trigger.

3.17 Restructuring Fee. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with a written agreement among the Agents and the Lenders, a non-refundable restructuring fee (the “Restructuring Fee”) equal to $3,478,196.94, which Restructuring Fee shall be fully-earned on the Amendment No. 7 Effective Date and payable in cash on the earliest to occur of (a) the expiration of the Term, (b) the occurrence of a Change of Control, (c) the date of any refinancing of the Advances under the Credit Agreement, (d) the termination of the Credit Agreement for any other reason and (e) the acquisition by a Loan Party, in one transaction or a series of related transactions, all or substantially all of the assets and/or equity interests of one or more third parties (each, a “Restructuring Fee Trigger”); provided, that upon the satisfaction of the Conversion/Cancellation Condition, the Borrowers may, subject to the prior satisfaction of the Registration Condition and if not prohibited pursuant to Section 3.18(b), elect to pay the Restructuring Fee in Common Stock at the Conversion Rate on or before the first occurrence of a Restructuring Fee Trigger.

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3.18 Share Delivery Limitations. (a) Beneficial Ownership. Notwithstanding anything to the contrary contained herein, Holdings shall not issue any shares of Common Stock pursuant to the terms of the Credit Agreement, and no Lender shall have the right to any shares of Common Stock otherwise issuable pursuant to the terms of the Credit Agreement and such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, such Lender together with its other Attribution Parties collectively would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by any Lender and its other Attribution Parties shall include the number of shares of Common Stock held by such Lender and all other Attribution Parties plus the number of shares of Common Stock issuable pursuant to the Credit Agreement with respect to which the determination of such sentence is being made, but shall exclude any remaining shares of Common Stock which would be issuable pursuant to the Credit Agreement. For purposes of this Section 3.18(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock each Lender may acquire pursuant to the Credit Agreement without exceeding the Maximum Percentage, such Lender may rely on the number of outstanding shares of Common Stock as reflected in (i) Holdings’ most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by Holdings or (iii) any other written notice by the Holdings or its transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). For any reason at any time, upon the written or oral request of any Lender, Holdings shall within one Business Day confirm orally and in writing or by electronic mail to such Lender the number of shares of Common Stock then outstanding. In the event that the issuance of shares of Common Stock to any Lender pursuant to the Credit Agreement results in any Lender and its other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which such Lender’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Lender shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to Holdings, such Lender may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.9% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to Holdings and (ii) any such increase or decrease will apply only to such Lender its other Attribution Parties and not to any other Lender that is not an Attribution Party of such Lender. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Credit Agreement in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Lender for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.18(a) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3.18(a) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor Lender.

(b) Principal Market Regulation. Holdings shall not be obligated or permitted to issue any shares of Common Stock pursuant to the terms of the Credit Agreement, and no Lender shall have the right to receive pursuant to the terms of the Credit Agreement any shares of Common Stock, to the extent the issuance of such shares of Common Stock combined with all shares of Common Stock issued pursuant to the Credit Agreement or in any related transaction would exceed in the aggregate 3,169,622 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction related to the Common Stock occurring after the date of Amendment No. 7), except that such limitation shall not apply in the event that Holdings obtains the approval of its stockholders, pursuant to Section 713 of the NYSE American Company Guide for issuances of Common Stock in excess of such amount.

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IV. COLLATERAL: GENERAL TERMS

4.1 Security Interest in the Collateral. To secure the prompt payment and performance to each Agent, Issuer and each Lender (and each other Secured Party) of the Obligations, each Loan Party hereby assigns, pledges and grants to Collateral Agent for its benefit and for the ratable benefit of the Secured Parties, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each Loan Party shall mark its books and records as may be necessary to evidence, protect and perfect Collateral Agent’s security interest. Each Loan Party shall provide the Administrative Agent with written notice of all commercial tort claims in excess of $250,000 promptly upon the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Loan Party shall be deemed to thereby grant to Collateral Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof. Each Loan Party shall provide the Administrative Agent with written notice promptly upon becoming the beneficiary under any letter of credit in excess of $250,000 or otherwise obtaining any right, title or interest in any letter of credit rights in excess of $250,000 and at Collateral Agent’s request shall take such actions as Collateral Agent may reasonably request for the perfection of Collateral Agent’s security interest therein.

4.2 Perfection of Security Interest. Each Loan Party shall take all action that may be necessary or desirable, or that Collateral Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Collateral Agent’s security interest in and Lien on the Collateral or to enable Collateral Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) promptly discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain Lien Waiver Agreements, (iii) delivering to Collateral Agent, endorsed or accompanied by such instruments of assignment as Collateral Agent may specify, and stamping or marking, in such manner as Collateral Agent may reasonably specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox (other than with respect to Excluded Accounts), customs and freight agreements and other custodial arrangements reasonably satisfactory to Collateral Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance reasonably satisfactory to Collateral Agent, relating to the creation, validity, perfection, maintenance or continuation of Collateral Agent’s security interest and Lien under the Uniform Commercial Code or other Applicable Law. By its signature hereto, each Loan Party hereby authorizes Collateral Agent to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance reasonably satisfactory to Collateral Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Loan Party). All charges, expenses and fees Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Collateral Agent’s option, shall be paid by Loan Parties to Collateral Agent for its benefit and for the ratable benefit of Lenders promptly upon demand.

4.3 Preservation of Collateral. Following the occurrence and during the continuance of a Default or Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Collateral Agent: (a) may at any time take such steps as Collateral Agent deems necessary to protect Collateral Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Collateral Agent may deem appropriate; (b) may employ and maintain at any of any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Collateral Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Collateral Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Loan Parties’ owned or leased property. Each Loan Party shall cooperate fully with all of Collateral Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Collateral Agent may direct. All of Collateral Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, may, in Collateral Agent’s sole discretion, be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.

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4.4 Ownership and Location of Collateral.

(a) With respect to the Collateral, at the time the Collateral becomes subject to Collateral Agent’s security interest: (i) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Collateral Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by each Loan Party or delivered to Collateral Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (iii) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (iv) each Loan Party’s equipment and Inventory shall be located as set forth on Schedule 4.4, as such Schedule may be updated from time to time, and shall not be removed from such location(s) without the prior written consent of Collateral Agent except with respect to the sale of Inventory in the Ordinary Course of Business, equipment to the extent permitted in Section 7.1(b) hereof and Inventory in transit and equipment sent for repair.

(b) (i) There is no location at which any Loan Party has any Collateral (other than equipment sent for repair or Inventory in transit) in excess of $100,000, other than those locations listed on Schedule 4.4(b)(i); (ii) Schedule 4.4(b)(ii) hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party and (B) the chief executive office of each Loan Party; and (iv) Schedule 4.4(b)(iii) hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Loan Party, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.

4.5 Defense of Agents’ and Lenders’ Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Collateral Agent’s interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Collateral Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for (x) sales or other transfers permitted under Section 7.1(b), or (y) Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Collateral Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following an Event of Default and demand by Administrative Agent for payment of all Obligations, Collateral Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Collateral Agent exercises this right to take possession of the Collateral during the continuance of an Event of Default and demand for payment of all Obligations, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Collateral Agent at a place reasonably convenient to Collateral Agent. In addition, with respect to all Collateral, Collateral Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Upon the occurrence and during the continuance of an Event of Default. Collateral Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Collateral Agent holds a security interest to deliver same to Collateral Agent and/or subject to Collateral Agent’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Collateral Agent’s trustee, and such Loan Party will promptly deliver them to Collateral Agent in their original form together with any necessary endorsement.

4.6 Inspection of Premises. At all reasonable times following delivery of reasonable notice to Borrower (unless an Event of Default has occurred and is continuing or other exigent circumstances exists, in which case, at all times without notice), each Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business, including the ability to enter upon any premises of any Loan Party at any time during business hours and at any other reasonable time, and from time to time as often as such Agent or Lender shall elect in its sole discretion in the absence of an Event of Default, after giving reasonable advance notice thereof, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business; provided, however, that so long as no Default or Event of Default has occurred, Loan Parties shall not be responsible for the costs and expenses of the Agents of more than two (2) such field examinations in any consecutive twelve (12) month period.

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4.7 [Reserved].

4.8 Receivables; Deposit Accounts and Securities Accounts.

(a) Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice (or books and records) errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Administrative Agent.

(b) Each Customer, to each Loan Party’s knowledge is, and, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due. With respect to such Customers of any Loan Party who to such Loan Party’s knowledge are not solvent, such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c) As of the Closing Date, each Loan Party’s chief executive office is located as set forth on Schedule 4.4(b)(iii). Until written notice is given to Administrative Agent by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d) Loan Parties shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Accounts (and any associated lockboxes) as Administrative Agent shall designate from time to time as contemplated by Section 4.8(h) or as otherwise agreed to from time to time by Administrative Agent. Notwithstanding the foregoing, to the extent any Loan Party directly receives any remittances upon Receivables, such Loan Party will, at such Loan Party’s sole cost and expense, but on Administrative Agent’s behalf and for Administrative Agent’s account, collect as Administrative Agent’s property and in trust for the Secured Parties all amounts received on Receivables, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than three (3) Business Days after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts. Each Loan Party shall deposit in the Blocked Account or, upon request by Administrative Agent, deliver to Administrative Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e) At any time following the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right to send notice of the assignment of, and Collateral Agent’s security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral and direct such Person to pay such Receivable to Borrowers’ Blocked Account or lockbox for the benefit of the Secured Parties. Thereafter, solely during the existence of an Event of Default, Collateral Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. The Administrative Agent’s and Collateral Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

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(f) Collateral Agent shall have the right to receive, endorse, assign and/or deliver in the name of Collateral Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Collateral Agent or Collateral Agent’s designee as such Loan Party’s attorney with power (i) at any time: (A) to file financing statements or amendments thereto deemed necessary or appropriate by Collateral Agent to preserve, protect, or perfect Collateral Agent’s interest in the Collateral; and (B) in connection with the cash management of the Loan Parties, to receive, open and dispose of all mail addressed to any Loan Party at any post office box/lockbox maintained by Collateral Agent for Loan Parties or at any other business premises of Collateral Agent; and (ii) at any time following the occurrence and during the continuance of an Event of Default: (A) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral received by Collateral Agent; (B) in connection with the cash management of the Loan Parties, to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer in the name of any Loan Party or a third party and, following the occurrence and during the continuance of an Event of Default, in the name of Collateral Agent or any Lender; (D) to demand payment of the Receivables; (E) to sign such Loan Party’s name on all documents or instruments deemed necessary or appropriate by Collateral Agent to preserve, protect, or perfect Collateral Agent’s interest in the Collateral and to file same (F) to enforce payment of the Receivables by legal proceedings or otherwise; (G) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Receivables and any other Collateral; (H) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (I) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (J) to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (K) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (L) to accept the return of goods represented by any of the Receivables; (M) to change the address for delivery of mail addressed to any Loan Party to such address as Collateral Agent may designate; and (N) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

(g) Neither Agents nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.

(h) All proceeds of Collateral shall be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, by the Loan Parties into a Blocked Account. Within thirty (30) days of the Amendment No. 2 Effective Date, each applicable Loan Party, Collateral Agent and each Blocked Account Bank shall enter into a deposit account control agreement (a “Control Agreement”) in form and substance satisfactory to Collateral Agent that is sufficient to give Collateral Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over each Blocked Account (other than Excluded Accounts and any accounts maintained by any Excluded DACA Entity; provided that the aggregate amount on deposit in all accounts maintained by the Excluded DACA Entities shall not exceed $2,000,000 at any time). Upon the terms and subject to the conditions set forth in each Control Agreement with respect to each Blocked Account, all amounts received in such Blocked Account shall, at the Collateral Agent’s direction, be wired each Business Day into the Administrative Agent’s Account, except that, so long as no Event of Default has occurred and is continuing, the Collateral Agent will not direct the Blocked Account Bank to transfer funds in such Blocked Account to the Administrative Agent’s Account and such funds may be used by the Borrowers in accordance with the terms of this Agreement. All funds deposited in such Blocked Accounts shall immediately become subject to the security interest of Collateral Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations, and Borrowing Agent shall use commercially reasonable efforts to obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Collateral Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Subject to Section 11.5 hereof, Administrative Agent shall apply all funds received by it from the Blocked Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Administrative Agent shall determine in its sole discretion; provided that, in the absence of any Event of Default, Administrative Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances.

(i) No Loan Party will, without Collateral Agent’s consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Loan Party.

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(j) All deposit accounts (including all Blocked Accounts), securities accounts and investment accounts of each Loan Party and its Subsidiaries as of the Closing Date are set forth on Schedule 4.8(j). No Loan Party shall open any new deposit account, securities account or investment account unless (i) Loan Parties shall have given at least ten (10) days prior written notice to Collateral Agent and (ii) if such account (other than any Excluded Account) is to be maintained with a bank, depository institution or securities intermediary that is not Collateral Agent, such bank, depository institution or securities intermediary, each applicable Loan Party and Collateral Agent shall first have entered into an account control agreement in form and substance satisfactory to Collateral Agent sufficient to give Collateral Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account.

4.9 Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.10 Maintenance of Equipment. Loan Parties’ equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved. No Loan Party shall use or operate the equipment in violation of any law, statute, ordinance, code, rule or regulation.

4.11 Exculpation of Liability. Nothing herein contained shall be construed to constitute Collateral Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Collateral Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Collateral Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assumes any of any Loan Party’s obligations under any contract or agreement assigned to Collateral Agent or such Lender, and neither Collateral Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

4.12 Financing Statements. Except with respect to the financing statements filed by Collateral Agent, the financing statements described on Schedule 1.2 hereto, and any financing statements filed in connection with Permitted Encumbrances, no Loan Party will authorize any financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.

4.13 Investment Property Collateral.

(a) Each Loan Party represents and warrants that it has the right to transfer the Investment Property free of any Liens other than Permitted Encumbrances and will use commercially reasonable efforts to defend its title to the Investment Property against the claims of all Persons. Each Loan Party shall (i) ensure that each operating agreement, limited partnership agreement and any other similar agreement permits Collateral Agent’s Lien on the Equity Interests of wholly-owned Subsidiaries (other than Foreign Subsidiaries) arising thereunder, foreclosure of Collateral Agent’s Lien and admission of any transferee as a member, limited partner or other applicable equity holder thereunder and (ii) use commercially reasonable efforts to provide that each operating agreement, limited partnership agreement and any other similar agreement with respect to any other Person permits Collateral Agent’s Lien on the Investment Property of such Loan Party arising thereunder, foreclosure of Collateral Agent’s Lien and admission of any transferee as a member, limited partner or other applicable equity holder thereunder.

(b) Each Loan Party shall, if the Investment Property includes securities or any other financial or other asset maintained in a securities account, cause the custodian with respect thereto to execute and deliver a notification and control agreement or other applicable agreement satisfactory to Collateral Agent in order to perfect and protect the Collateral Agent’s Lien in such Investment Property.

(c) Except as set forth in Article XI or in any Pledge Agreement, (i) the Loan Parties will have the right to exercise all voting rights with respect to the Investment Property and (ii) the Loan Parties will have the right to receive all cash dividends and distributions, interest and premiums declared and paid on the Investment Property to the extent otherwise permitted under this Agreement. In the event any additional Equity Interests are issued to any Loan Party as a stock dividend or distribution or in lieu of interest on any of the Investment Property, as a result of any split of any of the Investment Property, by reclassification or otherwise, any certificates evidencing any such additional shares will be delivered to the Collateral Agent within ten (10) Business Days and such shares will be subject to this Agreement and a part of the Investment Property to the same extent as the original Investment Property.

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V. REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

5.1 Authority. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Loan Party, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Loan Party’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, (b) will not conflict with or violate any material law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any material agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including the SNI Acquisition Agreement.

5.2 Formation and Qualification.

(a) Each Loan Party is duly incorporated or formed, as applicable, and in good standing under the laws of the states listed on Schedule 5.2(a) and is qualified to do business (or has filed or will file no later than thirty (30) calendar days after the Closing Date applications to be qualified to do business) and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property except where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Loan Party. Each Loan Party has delivered to Agents true and complete copies of its Organizational Documents and will promptly notify Agents of any amendment or changes thereto

(b) All Subsidiaries of each Loan Party are listed on Schedule 5.2(b) (as updated from time to time). Schedule 5.2(b) sets forth a true, complete and correct list of all Equity Interests held by Holdings and each Loan Party in each of its Subsidiaries.

5.3 Survival of Representations and Warranties. All representations and warranties of such Loan Party contained in this Agreement and the Other Documents to which it is a party shall be true at the time of such Loan Party’s execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4 Tax Returns. Each Loan Party’s federal tax identification number is set forth on Schedule 5.4. Each Loan Party has filed all federal, state and local income tax returns and other material Tax returns each is required by law to file and has paid all income taxes, and all other material Taxes, that are due and payable, except (a) Taxes not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, that are being Properly Contested or (b) Taxes not exceeding $250,000 in the aggregate. The provision for taxes on the books of each Loan Party is adequate in all material respects for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any material deficiency or additional material assessment in connection therewith not provided for on its books.

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5.5 Financial Statements.

(a) The pro forma balance sheet of Holdings and its Subsidiaries on a Consolidated Basis (the “Pro Forma Balance Sheet”) furnished to Agents on the Closing Date reflects the consummation of the transactions contemplated under this Agreement and the SNI Acquisition Documents (collectively, the “Transactions”) and is accurate, complete and correct in all material respects and fairly reflects in all material respects the financial condition of Holdings and its Subsidiaries on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified to the best of such signatory’s knowledge, as accurate, complete and correct in all material respects by an Authorized Officer of Borrowing Agent. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP, except as may be disclosed in such financial statements.

(b) The twelve-month cash flow and balance sheet projections of Holdings and its Subsidiaries on a Consolidated Basis, copies of which are annexed hereto as Exhibit 5.5(b) (as updated from time to time pursuant to Section 9.12, the “Projections”) were prepared by an Authorized Officer of Borrowers, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Loan Parties’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period, it being acknowledged and agreed by Agents and Lenders that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected results (and that such differences may be material). The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the “Pro Forma Financial Statements”.

(c) The consolidated audited balance sheet of Holdings and its Subsidiaries on a Consolidated Basis, as of September 30, 2016 and the related audited statement of income for the period ended on such date, copies of which have been delivered to Agents, have been prepared in accordance with GAAP, unless otherwise disclosed to Agents in writing, consistently applied (except for changes in application to which such accountants concur) and present fairly in all material respects the financial position of Borrowers at such date and the results of their operations for such period. Since September 30, 2016 no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The Quality of Earnings report prepared by Grant Thornton regarding Borrowers, a copy of which has been delivered to Agents, presents, to the best of Borrowers’ knowledge, fairly in all material respects the financial position of Borrowers as of December 31, 2016 and the results of their operations during the periods described therein.

5.6 Entity Names. No Loan Party has been known by any other company or corporate name, as applicable, in the past five (5) years except as set forth on Schedule 5.6, nor has any Loan Party been the surviving corporation or company (other than in connection with the Transactions), as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as set forth on Schedule 5.6.

5.7 O.S.H.A. Environmental Compliance; Flood Insurance.

(a) Except as set forth on Schedule 5.7 hereto, each Loan Party is in compliance with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance with the Federal Occupational Safety and Health Act, and Environmental Laws and there are no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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(b) Except as set forth on Schedule 5.7 hereto, each Loan Party has been issued all required federal, state and local licenses, certificates or permits (collectively, “Approvals”) relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth on Schedule 5.7: (i) there have been no releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Materials at, upon, under or migrating from or onto any Real Property owned, leased or occupied by any Loan Party, except for those Releases which are in full compliance with Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property owned, leased or occupied by any Loan Party, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; (iii) the Real Property including any premises owned, leased or occupied by any Loan Party has never been used by any Loan Party to dispose of Hazardous Materials, except as authorized by Environmental Laws; and (iv) no Hazardous Materials are managed by any Loan Party on any Real Property including any premises owned, leased or occupied by any Loan Party, excepting such quantities as are managed in accordance with all applicable manufacturer’s instructions and compliance with Environmental Laws and as are necessary for the operation of the commercial business of any Loan Party or of its tenants, except in each case of clauses (i) through (iv) above, where the non-compliance thereof could not reasonably be expected to have a Material Adverse Effect.

(d) All Real Property owned by Loan Parties, if any, is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Party. Each Loan Party has taken all actions required under the Flood Laws and/or requested by any Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agents with the address and/or GPS coordinates of each structure located upon any Real Property owned by any Loan Party that will be subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

5.8 Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a) (i) After giving effect to the Transactions, the Loan Parties, taken as a whole will be solvent, able to pay their debts as they mature, will have capital sufficient to carry on their businesses, (ii) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities, and (iii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

(b) Except as disclosed in Schedule 5.8(b)(i), no Loan Party has any pending, or to any Loan Party’s knowledge, threatened litigation, arbitration, actions or proceedings, that if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(c) No Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal which could reasonably be expected to have a Material Adverse Effect.

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(d) No Loan Party or any member of the Controlled Group maintains or is required to contribute to any Plan or Multiemployer Plan (excluding welfare benefit plans maintained by members of the Controlled Group other than the Loan Parties) other than those listed on Schedule 5.8(d) hereto, which shall be updated from time to time with consent of Agents and which consent shall not be unreasonably withheld. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Applicable Laws. (i) Each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Pension Benefit Plan and Multiemployer Plan, and each Pension Benefit Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Internal Revenue Service; (iii) neither any Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which have not been timely made; (iv) no Pension Benefit Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Benefit Plan or, to the knowledge of any Loan Party, any Multiemployer Plan; (v) no Loan Party has breached any of the material responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vi) neither any Loan Party nor any member of the Controlled Group has incurred any material liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (vii) no Loan Party has engaged in a “prohibited transaction” described in Section 406 of ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any Plan which is subject to ERISA; (viii) no Termination Event has occurred or is reasonably expected to occur; (ix) there exists no Reportable ERISA Event; (x) neither any Loan Party nor any member of the Controlled Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (xi) no Loan Party is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xii) neither any Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability. No Pension Benefit Plan is in “at risk” status under Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA.

5.9 Patents, Trademarks, Copyrights and Licenses. All Intellectual Property owned or necessary to the business of the Loan Parties: (i) is set forth on Schedule 5.9 (as updated from time to time); (ii) is valid and has been duly registered or filed with all appropriate Governmental Bodies, to the extent applicable; and (iii) constitutes all of the intellectual property rights which are necessary for the operation of its business. There is no objection to, pending challenge to the validity of, or proceeding by any Governmental Body to suspend, revoke, terminate or adversely modify, any material Intellectual Property and no Loan Party is aware of any grounds for any challenge or proceedings, except as set forth in Schedule 5.9 hereto. All Intellectual Property owned or held by any Loan Party consists of original material or property developed by such Loan Party or was lawfully acquired or licensed by such Loan Party from the proper and lawful owner thereof. Each of such items material to the business of the Loan Parties has been maintained using commercially reasonable efforts so as to preserve the value thereof from the date of creation or acquisition thereof.

5.10 Licenses and Permits. Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business except where the failure to comply with, or procure, such licenses or permits could reasonably be expected to have a Material Adverse Effect.

5.11 [Reserved].

5.12 No Default. No Loan Party is in default in the payment or performance of any of its Material Contracts and no Default or Event of Default has occurred.

5.13 No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Each Loan Party has heretofore delivered to Agents (or provided Agents access to) true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

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5.14 No Labor Disputes. No Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s employees in existence or to any Loan Party’s knowledge, threatened and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto, in each case set forth on Schedule 5.14, which could reasonably be expected to have a Material Adverse Effect.

5.15 Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16 Investment Company Act. No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.17 Disclosure. No representation or warranty made by any Loan Party in this Agreement, the SNI Acquisition Agreement, or in any financial statement, report, certificate or any other document furnished to any Agent or any Lender in connection herewith or therewith, taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein in light of the circumstances under which they were made, not misleading in any material respect as of the date such representation or warranty was made; provided that, with respect to financial estimates, projected financial information and other forward-looking information, Borrowers represent only that such information was prepared in good faith based upon assumptions believed by Borrowers to be reasonable at the time of preparation, it being understood that (i) such financial statements, projected financial information and forward-looking statements are not to be viewed as facts, that actual results during the period or periods covered thereby may differ from the projected results (and that such differences may be material) and (ii) no representation or warranty is made with respect to information of a general economic or industry-specific nature. There is no fact known to any Loan Party or which reasonably should be known to such Loan Party which such Loan Party has not disclosed to Agents in writing with respect to the Transactions which could reasonably be expected to have a Material Adverse Effect.

5.18 [Reserved].

5.19 Delivery of SNI Acquisition Documents. As of the Closing Date, Agents have received complete copies of the SNI Acquisition Documents. As of the Closing Date, none of the SNI Acquisition Documents has been amended or supplemented, nor have any of the provisions thereof been waived, in each case in any material respect, except pursuant to a written agreement or instrument which has heretofore been delivered to Agents. As of the Closing Date, each of the representations made by any Loan Party under the SNI Acquisition Documents is true and correct in all material respects. As of the Closing Date, all conditions precedent to the SNI Acquisition Documents have been fulfilled or waived and there has been no breach of any material term or condition of any of the SNI Acquisition Documents.

5.20 Swaps. No Loan Party is a party to, nor will it be a party to, any swap agreement whereby such Loan Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.21 Business and Property of Loan Parties.

(a) Loan Parties do not engage or propose to engage in any business other than providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services, and activities necessary to conduct the foregoing. On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.

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(b) The Immaterial Subsidiaries do not have any material liabilities or Indebtedness, own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than the ownership of its Subsidiaries).

5.22 Ineligible Securities. Loan Parties do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a securities Affiliate of any Agent or any Lender.

5.23 [Reserved].

5.24 Equity Interests. The authorized and outstanding Equity Interests of each Loan Party (other than those of Holdings), and each legal and beneficial holder thereof as of the Closing Date, are as set forth on Schedule 5.24(a) hereto. All of the Equity Interests of each Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders thereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.24(b), there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party or any of the shareholders of any Loan Party is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Loan Parties. Except as set forth on Schedule 5.24(c), Loan Parties have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.25 Commercial Tort Claims. As of the Closing Date, the Loan Parties do not have commercial tort claims with a value greater than $250,000 in the aggregate, except as set forth on Schedule 5.25 hereto.

5.26 Letter of Credit Rights. As of the Closing Date, no Loan Party has any letter of credit rights except as set forth on Schedule 5.26 hereto.

5.27 Material Contracts. As of the Closing Date, Schedule 5.27 sets forth all Material Contracts of the Loan Parties. As of the Closing Date, all Material Contracts are in full force and effect and no material defaults currently exist thereunder. As of the Closing Date, no Loan Party has (i) received any notice of termination or non-renewal of any Material Contract, or (ii) exercised any option to terminate or not to renew any Material Contract.

5.28 Investment Property Collateral. (i) There are no restrictions on the pledge or transfer of any of the Subsidiary Stock other than restrictions referenced on the face of any certificates evidencing such Subsidiary Stock or restrictions under Applicable Law, as applicable; (ii) each Loan Party is the legal owner of the Investment Property Collateral pledged by it hereunder, which is registered in the name of such Loan Party, a custodian or a nominee; (iii) the Investment Property Collateral is free and clear of any Liens except for Permitted Encumbrances which, in the case of any Investment Property Collateral constituting certificated securities, do not have priority over the Liens of Collateral Agent thereon, except as by operation of law and so long as such Liens are being Properly Contested; (iv) the pledge of and grant of the security interest in the Investment Property Collateral is effective to vest in Collateral Agent a valid security interest therein; and (v) none of the operating agreements, limited partnership agreements or other agreements governing any Investment Property Collateral issued by a limited liability company, limited partnership or similar Person provide that such Investment Property Collateral governed thereby are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

VI. AFFIRMATIVE COVENANTS.

Each Loan Party shall, until payment in full of the Obligations (other than contingent indemnification obligations which have not been asserted by any Agent and/or any Lender) and termination of this Agreement:

6.1 Compliance with Laws. Comply in all material respects with all material Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Loan Party’s business. Each Loan Party may, however, contest or dispute any Applicable Laws in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agents to protect Collateral Agent’s Lien on or security interest in the Collateral.

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6.2 Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to proper business practices and maintain all of its properties necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all material Intellectual Property and take all commercially reasonable actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3 Books and Records. Keep proper books of record and account in which full, true and correct entries will be made in all material respects of all material dealings or transactions of or in relation to its business and affairs (including without limitation accruals for taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Loan Parties.

6.4 Payment of Taxes. Pay, when due, all income taxes, and other material taxes, material assessments and other material Charges lawfully levied or assessed upon such Loan Party or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, to the extent the aggregate amount for all such taxes, assessments and charges exceeds $250,000, except where (a) the validity or amount thereof is being Properly Contested and (b) such contest effectively suspends collection of the contested obligation and the foreclosure of any Lien securing such obligation. If any Charge by any Governmental Body is or may be imposed on or as a result of any transaction between any Loan Party and any Agent or any Lender which any Agent or any Lender may be required to withhold or pay any Charge or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in any Agent’s determination, may possibly create a valid Lien on the Collateral, any Agent may without notice to Loan Parties pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds each Agent and each Lender harmless in respect thereof. No Agent will pay any taxes, assessments or Charges to the extent that any applicable Loan Party has Properly Contested those taxes, assessments or Charges. The amount of any payment by any Agent under this Section 6.4 shall be charged to Borrowers’ Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until Loan Parties shall furnish Agents with an indemnity therefor (or supply Agents with evidence satisfactory to Agents that due provision for the payment thereof has been made), Administrative Agent may hold without interest any balance standing to Loan Parties’ credit and Collateral Agent shall retain its security interest in and Lien on any and all Collateral held by Collateral Agent.

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6.5 Financial Covenants.

(a) Fixed Charge Coverage Ratio. Cause to be maintained as of the last day of each fiscal quarter, a Fixed Charge Coverage Ratio for Holdings and its Subsidiaries on a Consolidated Basis of not less than the amount set forth below opposite such fiscal quarter, in each case, measured on a trailing four (4) quarter basis:

Fiscal Quarter Ending	Minimum Fixed Charge Coverage Ratio
~~For the two (2) fiscal quarters ending~~ March 31, ~~2019~~2020	~~1.00~~0.85 to 1.00
~~For the three (3) fiscal quarters ending~~ June 30, ~~2019~~2020	0.60 to 1.00
~~For the four (4) fiscal quarters ending~~ September 30, ~~2019~~2020	~~0.70~~0.60 to 1.00
~~For the four (4) fiscal quarters ending December 31, 2019~~	~~0.75 to 1.00~~
~~For the four (4) fiscal quarters ending March~~December 31, 2020	~~0.85~~0.90 to 1.00
~~For the four (4) fiscal quarters ending June 30, 2020 and for~~March 31, 2021 and each ~~four (4)~~ fiscal quarter ~~period~~ ending thereafter	~~1.00~~1.10 to 1.00

(b) Minimum EBITDA. Cause to be maintained as of the last day of each fiscal quarter, EBITDA for Holdings and its Subsidiaries on a Consolidated Basis of not less than the amount set forth below opposite such fiscal quarter, in each case, measured on a trailing four (4) quarter basis:

Fiscal Quarter Ending	EBITDA
March 31, ~~2019~~2020	$~~13,000,000~~11,000,000
June 30, ~~2019~~2020	$~~10,000,000~~5,500,000
September 30, 2020	$5,000,000
December 31, 2020	$5,500,000
March 31, 2021	$7,500,000
June 30, 2021	$7,500,000
September 30, ~~2019~~2021	$10,000,000
December 31, ~~2019~~2021	$10,000,000
March 31, 2022	$10,000,000
~~March 31, 2020~~June 30, 2022 and each fiscal quarter ending thereafter	$11,000,000

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(c) Senior Leverage Ratio. Cause to be maintained as of the last day of each fiscal quarter, a Senior Leverage Ratio for Holdings and its Subsidiaries on a Consolidated Basis of not greater than the amount set forth below opposite such fiscal quarter, in each case, measured on a trailing four (4) quarter basis:

Fiscal Quarter Ending	Senior Leverage Ratio
March 31, ~~2019~~2020	~~4.25~~5.00 to 1.00
June 30, ~~2019~~2020	~~5.50~~10.40 to 1.00
September 30, ~~2019~~2020	~~5.50~~11.60 to 1.00
December 31, ~~2019~~2020	~~5.60~~10.60 to 1.00
March 31, 2021	7.90 to 1.00
June 30, 2021	7.90 to 1.00
September 30, 2021	5.90 to 1.00
December 31, 2021	5.90 to 1.00
March 31, 2022	5.90 to 1.00
~~March 31, 2020~~June 30, 2022 and each fiscal quarter ending thereafter	~~5.00~~5.40 to 1.00

6.6 Insurance.

(a) (i) Keep all its insurable properties insured against the hazards of fire, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary, if any, in the case of companies engaged in businesses similar to such Loan Party’s including business interruption insurance; (ii) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; and (iii) furnish Agents with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (B) appropriate loss payable endorsements in form and substance satisfactory to Agents, naming Collateral Agent as an additional insured and mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clause (i) above, and providing (I) that all proceeds thereunder shall be payable to Collateral Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Collateral Agent (or in the case of non-payment, at least ten (10) days prior written notice). In the event of any loss thereunder, the carriers named therein hereby are directed by Collateral Agent and the applicable Loan Party to make payment for such loss to Collateral Agent and not to such Loan Party and Collateral Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Collateral Agent jointly, Collateral Agent may endorse such Loan Party’s name thereon and do such other things as Collateral Agent may deem advisable to reduce the same to cash.

(b) To the extent applicable, each Loan Party shall take all actions required under the Flood Laws and/or requested by Agents to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Agents with the address and/or GPS coordinates of each structure on any owned Real Property that will be subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

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(c) Following the occurrence and during the continuance of an Event of Default, Collateral Agent (with the consent of Term Loan Agent) is hereby authorized to adjust and compromise claims under insurance coverage referred to in Sections 6.6(a)(i) and (iii) and 6.6(b) above. All loss recoveries received by Collateral Agent under any such insurance shall be applied to the Obligations, in the manner set forth in Section 2.20(a), or, if an Event of Default has occurred and is continuing, in the manner set forth in Section 11.5. Any surplus shall be paid by Collateral Agent to Loan Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Loan Parties to Collateral Agent, on demand. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, any Agent, if such Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Loan Party, which payments shall be charged to Borrowers’ Account and constitute part of the Obligations.

6.7 Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its Indebtedness, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply with all other terms of such leases and keep them in full force and effect, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.8 Environmental Matters.

(a) Ensure that the Real Property and all operations and businesses conducted thereon are in compliance and remain in compliance with all Environmental Laws and it shall manage any and all Hazardous Materials on any Real Property in compliance with Environmental Laws, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) In the reasonable discretion of the Loan Parties, all material violations of Environmental Laws by a Loan Party shall be reviewed with legal counsel to determine any required reporting to applicable Governmental Bodies and any required corrective actions to address such potential violations or violations

(c) Respond promptly to any material Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws that could reasonably be expected to result in liability in excess of $250,000 Collateral Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Collateral Agent’s interest in the Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize qualified third parties to enter onto the Real Property) and take such actions as Agents (or such third parties as directed by Collateral Agent) deem reasonably necessary or advisable, to remediate, remove, mitigate or otherwise manage with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Collateral Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Collateral Agent, any Lender and any Loan Party.

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(d) Promptly upon the written request of any Agent from time to time, following the occurrence and during the continuance of an Event of Default, Loan Parties shall provide Collateral Agent, at Loan Parties’ expense, with an environmental site assessment or environmental compliance audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agents, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within the Real Property owned by any Loan Party to the extent such abatement, cleanup or removal is required by Environmental Law. Any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Body shall be acceptable to Agents. If such estimates, individually or in the aggregate, exceed $250,000, any Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to any Agent to secure payment of these costs and expenses.

6.9 Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11 and 9.12 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting accountants or officer, as applicable).

~~6.10 Specified Condition. The Loan Parties shall satisfy the Specified Condition (as such term is defined in the Specified Agreement).~~

6.10 [Reserved].

6.11 Execution of Supplemental Instruments. Execute and deliver to Collateral Agent from time to time, promptly upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as any Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.12 Exercise of Rights. Enforce the rights of Borrowers, as determined by Borrowers in their reasonable discretion, to be prudent to pursue under the SNI Acquisition Agreement any indemnification agreement executed in connection therewith including, but not limited to, all indemnification rights and pursue all remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

6.13 Government Receivables. Upon Collateral Agent’s request in its Permitted Discretion, following the prior written notice set forth in clause (h) of the Eligible Receivables definition, make all commercially reasonable efforts to protect Collateral Agent’s interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Collateral Agent appropriately endorsed, any instrument or chattel paper connected with any Eligible Receivable to the extent such Eligible Receivables exceed $100,000 in the aggregate, arising out of any contract between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them.

6.14 Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non‑Qualifying Party’s obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.14, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.14 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.14 constitute, and this Section 6.14 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party and Guarantor for all purposes of Section 1a(18(A)(v)(II) of the CEA.

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6.15 Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each fiscal year), participate in a meeting with the Agents and the Lenders at the Borrowers’ corporate offices (or at such other location as may be reasonably agreed to by the Borrowing Agent and such Agent or the Required Lenders) at such time as may be reasonably agreed to by the Borrowing Agent and such Agent or the Required Lenders.

6.16 Additional Borrowers, Guarantors and Collateral Security. Cause:

(a) each Subsidiary of any Loan Party not in existence on the Closing Date, and each Subsidiary of any Loan Party which is a non-borrowing Subsidiary on the Closing Date or upon formation or acquisition but later ceases to be a non-borrowing Subsidiary, to execute and deliver to the Agents promptly and in any event within five (5) Business Days after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower or a Guarantor, as the Agents shall determine, (B) a supplement to the Pledge Agreement, together with (1) originals of all certificates evidencing 100% (or 66%, as applicable) of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Pledge Agreement, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such opinions of counsel as the Agents may reasonably request, (C) to the extent required under the terms of this Agreement, one or more mortgages creating on the Real Property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Encumbrances) on such Real Property and such other collateral and related documents as may be required by the Agents with respect to each such Real Property, and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Agents in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered hereby or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in this Agreement and the Other Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

(b) each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within five (5) Business Days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Pledge Agreement), together with (A) original certificates, if any, evidencing 100% (or 66%, as applicable) of the Equity Interests of such Subsidiary required to be pledged under the terms of the Pledge Agreement, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (C) such opinions of counsel as the Agents may reasonably request and (D) such other agreements, instruments, approvals or other documents requested by the Agents.

Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become a Borrower or Guarantor hereunder (and, as such, shall not be required to deliver the documents required by clause (a)(i) above; provided, however, that if the Equity Interests of a Foreign Subsidiary are owned by a Loan Party, such Loan Party shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Agents, a pledge agreement governed by the laws of the jurisdiction of the organization of such Foreign Subsidiary) and certificates described in clause (a)(ii) above to the Administrative Agent, and take all commercially reasonable actions reasonably requested by the Agents or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Specified Encumbrances) in favor of the Collateral Agent, for the benefit of the Secured Parties, in 66% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Loan Party.

~~6.17 Post-Closing Covenants.~~

~~(a) Lien Waiver Agreements. Within sixty (60) days following the Closing Date (or such later date as the Agents shall agree in their Permitted Discretion), the Borrowers shall use commercially reasonable efforts to deliver to the Agents, in form and substance reasonably satisfactory to the Collateral Agent, Lien Waiver Agreements with respect to the Specified Leased Locations; provided that, in the event that the Borrowers fail to deliver a Lien Waiver for any Specified Leased Location, such failure shall not result in an Event of Default but the Administrative Agent may establish a reserve against the Formula Amount with respect to such Specified Leased Location as Administrative Agent shall deem appropriate in its Permitted Discretion.~~

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6.17 ~~(b)~~ [Reserved].

6.18 Conversion/Cancellation of Subordinated Indebtedness and Preferred Equity. Within 60 days following the Amendment No. 7 Effective Date (the “Conversion/Cancellation Deadline”), each holder of Specified Subordinated Indebtedness and any issued and outstanding preferred Equity Interests of Holdings shall have entered into a binding agreement with Holdings pursuant to which such Specified Subordinated Indebtedness and preferred Equity Interests shall be either (a) converted into or exchanged for common Equity Interests of Holdings or (b) cancelled, terminated and expunged, in each case (i) on or before the date that is 90 days after the Conversion/Cancellation Deadline; provided, that at the request of Holdings and upon the written consent of the Agents not to be unreasonably withheld, such date shall be extended to the date that is 120 days after the Conversion/Cancellation Deadline, and (ii) on terms and conditions and subject to documentation reasonably acceptable to the Agents (the “Conversion/Cancellation Condition”).

6.19 Board of Directors Composition. From and after the Amendment No. 7 Effective Date, the Board of Directors shall contain not less than 2 independent directors that are reasonably acceptable to the Agents; provided, that if the number of members of the Board of Directors of Holdings increases after the Amendment No. 7 Effective Date, each additional member shall be an independent director reasonably acceptable to the Agents.

6.20 President of Operations. Within 60 days of the Amendment No. 7 Effective Date, Holdings shall determine whether to hire a president of operations (the “President”), which determination shall be based on the recommendation of a majority of the independent members of the Board of Directors of Holdings (the “Specified Directors”). In the event Holdings shall determine to hire a President, Holdings shall thereafter use commercially reasonable efforts to employ, as soon as reasonably practicable, a President consented to by a majority of the Specified Directors.

~~(c) Accounting Software. Within one year following the Closing Date (or such later date as the Agents shall agree in their Permitted Discretion), the Borrowers shall covert their accounting software from QuickBooks to Microsoft Dynamics (Great Plains).~~

~~(d) [Reserved].~~

~~(e) Lien Terminations. On or before the date that is forty-five (45) days following the Closing Date (or such later date as the Agents shall agree in their Permitted Discretion), the Agents shall have received, in form and substance reasonably satisfactory to the Agents, evidence of the termination of the following Liens set forth on Schedule 1.2: (i) the UCC-1 filed by JPMorgan Chase Bank, N.A. in Colorado (file no. 20092093771/20132091524); and (ii) the UCC-1 filed by Wells Fargo Bank, National Association in Ohio (file no. OH00149500432).~~

VII. NEGATIVE COVENANTS.

No Loan Party or any of its Subsidiaries shall, until satisfaction in full of the Obligations and termination of this Agreement:

7.1 Merger, Consolidation, Acquisition and Sale of Assets.

(a) merge, consolidate or amalgamate with any Person, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that any wholly-owned Subsidiary of any Loan Party (other than a Borrower) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Party, so long as, in each case: (i) no other provision of this Agreement would be violated thereby, (ii) such Loan Party gives the Agents at least thirty (30) days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (iii) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such merger, consolidation or amalgamation, (iv) the Collateral Agent’s rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation, and (v) the surviving Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder and such Other Documents as requested by any Agent pursuant to a Joinder Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation;

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(b) sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) the sale of Inventory in the Ordinary Course of Business, (ii) the disposition or transfer of obsolete, surplus or worn-out equipment in the Ordinary Course of Business or other property not material (other than Eligible Receivables) to the operations of the Loan Parties’ business, in each during any fiscal year having an aggregate fair market value of not more than $100,000 and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement equipment which is subject to Collateral Agent’s first priority security interest or (y) the proceeds of which are remitted to Administrative Agent to be applied pursuant to Section 2.20, (iii) sales or dispositions of other Collateral with a value of less than $100,000 in the aggregate in any fiscal year; provided that the proceeds of such sales or dispositions are paid to the Administrative Agent in accordance with Section 2.20(a) or applied as required by Section 2.20(e)(v); (iv) any sales, transfers or other dispositions which constitute Permitted Investments; (v) any involuntary loss, damage or destruction of property, or involuntary condemnation of property, of Holdings or any of its Subsidiaries to the extent the proceeds of such casualty, insured damage or condemnation are paid to the Administrative Agent in accordance with Section 2.20(d) or applied as required by Section 2.20(e)(v); and (v) any other sales or dispositions expressly permitted by this Agreement;

(c) consummate any Acquisition other than a Permitted Acquisition; or

(d) wind-up, liquidate or dissolve or permit any of its Subsidiaries to do (or agree to do) any of the foregoing unless such Subsidiary is an Immaterial Subsidiary.

7.2 Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.

7.3 Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees made in the Ordinary Course of Business up to an aggregate amount of $250,000, (c) guarantees by one or more Loan Party(s) of Permitted Indebtedness of any other Loan Party(s), and (d) the endorsement of checks in the Ordinary Course of Business.

7.4 Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, other than Permitted Investments.

7.5 Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate other than Permitted Loans.

7.6 Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Loan Parties in excess of $750,000.

7.7 Dividends. Declare, pay or make any dividend or distribution on any Equity Interests of any Loan Party (other than dividends or distributions payable in its stock (other than Disqualified Equity Interests), or split-ups or reclassifications of its stock (other than Disqualified Equity Interests)) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Loan Party other than Permitted Dividends.

7.8 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

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7.9 Nature of Business.

(a) Change the nature of the business in which it is presently engaged (other than activities incidental or complimentary thereof and providing reasonably related consulting services relating to staffing matters), nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

(b) Permit any Immaterial Subsidiary to have any material liabilities or Indebtedness, own any material assets (other than the Equity Interests of its Subsidiaries) or engage in any operations or business (other than the ownership of its Subsidiaries).

7.10 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (i) transactions among Loan Parties which are not prohibited by the terms of this Agreement, (ii) payment by Loan Parties of dividends and distributions permitted under Section 7.7 hereof, (iii) the transactions contemplated under the Specified Subordinated Debt Documents to the extent permitted under the applicable Subordination Agreements and (iv) transactions disclosed to Agents in writing prior to the consummation thereof, which are in the Ordinary Course of Business, for fair consideration, on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate; provided, however, that neither the extension of credit to, nor the assumption, endorsement or guaranty of any Indebtedness of, any Affiliate (other than a Loan Party) shall be deemed to be a transaction in the Ordinary Course of Business for purposes of this Section 7.10.

7.11 Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $5,000,000 in any one fiscal year in the aggregate for all Loan Parties.

7.12 Subsidiaries. (a) Except as permitted under Section 6.16, form any Subsidiary or (b) enter into any partnership, joint venture or similar arrangement.

7.13 Fiscal Year and Accounting Changes. Change its fiscal year from September 30 (other than the change by all Loan Parties to a calendar year end following thirty (30) days prior written notice of such intended change to the Agents) or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.14 Pledge of Credit. Now or hereafter pledge any Agent’s or any Lender’s credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party’s business operations as conducted on the Closing Date.

7.15 Amendment of Organizational Documents.

(a) (i) Change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa) or (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, in each case without giving at least thirty (30) days prior written notice of such intended change to Agents; or

(b) Amend, modify or change any material term or material provision of its Organizational Documents, or enter into any new agreement with respect to any of its Equity Interests, except that any Loan Party may enter into any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (b) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

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7.16 Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan or Multiemployer Plan, other than those Plans and Multiemployer Plans disclosed on Schedule 5.8(d), (ii) engage in any material non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (iii) terminate, or permit any member of the Controlled Group to terminate, any Pension Benefit Plan where such event could result in any material liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (v) fail promptly to notify Agents of the occurrence of any Termination Event, (vi) fail to comply, or permit any member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (vii) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect to any Pension Benefit Plan or Multiemployer Plan, or (viii) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.8(d) to cease to be true and correct, in each case described in clauses (i) through (vii) above, to the extent such event could reasonably be expected to result in a Material Adverse Effect.

7.17 Modifications and Payments of Indebtedness.

(a) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect; or

(b) Except for the Obligations, (i) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (ii) refund, refinance, replace or exchange any other Indebtedness for any such, (iii) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, (iv) make any payment (other than any payment of interest made by capitalizing such interest and adding such capitalized interest to the then outstanding principal balance), prepayment, redemption, defeasance, sinking fund payment or repurchase of any Specified Subordinated Indebtedness; provided, that notwithstanding any of the foregoing in this clause (iv), subject to the terms of the Subordination Agreements, (A) from January 1, 2018 through and including December 31, 2018, Holdings may prepay any Specified Subordinated Indebtedness in an aggregate amount not to exceed $5,000,000 so long as (1) such prepayment is made solely with the Net Cash Proceeds of Equity Interests issued by any Loan Party after the Closing Date, and (2) on the date of any such prepayment and after giving effect to such prepayment, no Event of Default has occurred and is continuing or would result therefrom, (B) Holdings may make regularly scheduled cash interest payments with respect to the Specified Subordinated Indebtedness evidenced by the Subordinated Note (Timothy) in an amount not to exceed $55,000 in any calendar year so long as on the date of any such payment, no Event of Default has occurred and is continuing and no Event of Default would result therefrom, and (C) Holdings may pay the principal amount of the Specified Subordinated Indebtedness under the Subordinated Note (Dampier) that is outstanding as of the Amendment No. 1 Effective Date in 12 equal monthly installments so long as (1) on the date of such payment, and immediately after giving effect thereto, Borrowers shall have Undrawn Availability and Average Undrawn Availability of not less than $1,500,000 and (2) on the date of any such payment, no Event of Default has occurred and is continuing and no Event of Default would result therefrom or (v) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing.

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7.18 Other Agreements. Agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract or any SNI Acquisition Document if such amendment, modification, change or waiver would be adverse in any material respect to any Loan Party or any of its Subsidiaries or any Agent or any Lender.

VIII. CONDITIONS PRECEDENT.

8.1 Conditions to Initial Advances. This Agreement shall become effective as of the Business Day (the “Closing Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

(a) Notes and Other Documents. Agents shall have received each of the following Other Documents, each in form and substance satisfactory to Agents and, unless indicated otherwise, dated as of the Closing Date and, if applicable, duly executed by the Persons party thereto:

(i) the Notes (to the extent requested by any Lender);

(ii) the Perfection Certificate;

(iii) the SNI Acquisition Collateral Assignment;

(iv) each VCOC Management Rights Agreement;

(v) the Intercompany Subordination Agreement;

(vi) the Fee Letter;

(vii) the Pledge Agreement;

(viii) the Subordination Agreement (JAX);

(ix) the Subordination Agreement (Timothy); and

(x) the Subordination Agreement (SNI);

(b) Financial Condition Certificate. Agents shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(b);

(c) Closing Certificate. Agents shall have received a closing certificate signed by an Authorized Officer of each Borrower dated as of the Closing Date, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct in all material respects (without duplication of any materiality provisions therein) on and as of such date except to the extent that such representation or warranty expressly relates to an earlier date, and (ii) on such date no Default or Event of Default has occurred or is continuing;

(d) Stock Certificates. The Collateral Agent shall have received originals of all stock certificates representing 100% (or 66%, as applicable) of the Equity Interest of each Subsidiary of Holdings, together with stock powers executed in blank;

(e) Quality of Earnings. Agents shall have received the Quality of Earnings Report prepared by Grant Thornton regarding Borrowers, which report shall evidence that Borrowers have EBITDA for the twelve (12) month period ending December 31, 2016 of at least $16,500,000;

(f) Borrowing Base; Undrawn Availability. The Agents shall have received evidence (as determined by the Administrative Agent) that (i) the aggregate amount of Eligible Receivables is sufficient in value and amount to support Revolving Advances in the amount requested by Borrowers on the Closing Date, and (ii) after giving effect to the initial Advances hereunder to be made on the Closing Date, Borrowers shall have Undrawn Availability of at least $6,750,000;

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(g) Repayment of Existing Loans. Agents shall have received evidence of the payment in full of all Indebtedness under the Existing Loans, together with (i) payoff, termination and/or release agreements with respect to the Existing Loans and all related documents, in each case duly executed by the applicable Loan Parties and the Existing Lenders, (ii) a termination of security interest in Intellectual Property for each assignment for security recorded by the Existing Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Loan Parties, and (iii) UCC‑3 termination statements for all UCC-1 financing statements filed by the Existing Lenders and covering any portion of the Collateral;

(h) Senior Leverage Ratio. As of the Closing Date, the Senior Leverage Ratio of Holdings and its Subsidiaries, on a Consolidated Basis (including, for the avoidance of doubt, the Advances made hereunder) as of the end of and for the period of twelve (12) consecutive months prior to the Closing Date shall not exceed 3.50 to 1.00;

(i) [Reserved];

(j) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law to be filed, registered or recorded in order to create, in favor of Collateral Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested;

(k) Secretary’s Certificates, Authorizing Resolutions and Good Standing Certificates. Agents shall have received, in form and substance satisfactory to Agents, a certificate of the Secretary or Assistant Secretary (or other equivalent officer or manager) of each Loan Party dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agents, of the ~~board~~Board of ~~directors~~Directors (or other equivalent governing body, member or partner) of such Loan Party authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Other Document to which such Loan Party is a party (including authorization by each Borrower of the incurrence of indebtedness, borrowing of Revolving Advances, Swing Loans and the Term Loans and requesting of Letters of Credit on a joint and several basis with all other Borrowers as provided for herein), and (y) the granting by such Loan Party of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of the Loan Parties (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Loan Party as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Loan Party in its jurisdiction of organization dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(l) Legal Opinions. Agents shall have received, in form and substance reasonably satisfactory to the Agents, the executed legal opinion of (i) McDermott Will & Emery LLP, as counsel to the Loan Parties, and (ii) such local counsel to the Loan Parties as the Agents shall reasonably require, which opinions shall cover such matters incident to the Transactions as Agents may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agents and Lenders;

(m) No Litigation. No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with this Agreement, the Other Documents, the SNI Acquisition Documents or any of the Transactions and which, in the reasonable opinion of Agents, is deemed material or (B) which could, in the reasonable opinion of Agents, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(n) SNI Acquisition. (i) Agents shall have received, in form and substance reasonably satisfactory to Agents, final executed copies of the SNI Acquisition Documents, all of which shall be duly authorized, executed and delivered by the parties thereto, and (ii) concurrently with the making of the initial Advances on the Closing Date, Holdings shall have purchased pursuant to the SNI Acquisition Documents, and shall have become the owner, free and clear of all Liens other than Permitted Encumbrances, of all of the SNI Acquisition Assets, (iii) the proceeds of the initial Advances made on the Closing Date shall have been applied in full to pay the purchase price payable pursuant to the SNI Acquisition Documents for the SNI Acquisition Assets and the closing and other costs relating thereto, (iv) each of Holdings and the SNI Sellers (as defined in the SNI Acquisition Agreement) shall have fully performed all of the obligations to be performed by it under the SNI Acquisition Documents, and (v) no provision of the SNI Acquisition Agreement shall have been amended or otherwise modified or waived without the prior written consent of the Agents;

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(o) Collateral Examination. The Administrative Agent shall have completed its examination of the Receivables of the Loan Parties and all books and records related thereto, the results of which shall be satisfactory to the Agents;

(p) Fees. Agents shall have received all fees payable to Agents and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof;

(q) Pro Forma Financial Statements. Agents shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to the Agents;

(r) Insurance. Agents shall have received in form and substance reasonably satisfactory to Agents, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by Loan Parties’ insurance broker containing such information regarding Loan Parties’ casualty and liability insurance policies as Agents shall request and naming Collateral Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by Loan Parties’ insurer naming Collateral Agent as lenders loss payee and mortgagee, as applicable;

(s) Payment Instructions. Agents shall have received the Disbursement Letter which shall include, among other things, written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement on the Closing Date;

(t) Consents. Agents shall have received any and all Consents necessary to permit the effectuation of the Transactions, and Agents shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agents and their counsel shall deem necessary;

(u) No Adverse Material Change. The Agents shall have determined, in their sole judgment, that no event or development shall have occurred since September 30, 2016 which could reasonably be expected to have a Material Adverse Effect;

(v) Contract Review. Agents shall have received and reviewed all Material Contracts of Loan Parties and such Material Contracts shall be satisfactory in all respects to Agents;

(w) Compliance with Laws. Agents shall be reasonably satisfied that each Loan Party is in material compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Laws;

(x) Due Diligence. The Agents shall have completed their business, legal and collateral due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion;

(y) Management Reference Checks. The Agents shall have received satisfactory reference checks for, and shall have had an opportunity to meet with, key management of each Loan Party;

(z) Specified Subordinated Debt Documents. Agents shall have received, in form and substance reasonably satisfactory to Agents, final executed copies of each of the Specified Subordinated Debt Documents, duly executed and delivered by the applicable Loan Parties and lenders party thereto, each of which shall include a maturity date for the Specified Subordinated Indebtedness thereunder that occurs no earlier than the date that is six (6) months after the last day of the Term; and

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(aa) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to Agents and their counsel.

8.2 Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the Advances to be made on the Closing Date), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects (without duplication of any materiality provisions therein) on and as of such date as if made on and as of such date (except that any representation or warranty that relates to a specific date shall be true and correct in all material respects as of such date).

(b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the Advances made on the Closing Date, after giving effect to the consummation of the Transactions; provided, however that Administrative Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default.

(c) Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.

(d) Legality. The making of such Advance shall not contravene any law, rule or regulation applicable to any Agent or any Lender.

Each request for an Advance by any Loan Party hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX. INFORMATION AS TO BORROWERS.

Each Loan Party shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1 Disclosure of Material Matters. Promptly upon learning thereof, report to Agents (a) all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor, and (b) any investigation, hearing, proceeding or other inquest into any Borrower, any Guarantor, or any Affiliate of any Borrower or any Guarantor by any Governmental Body with respect to Anti-Terrorism Laws.

9.2 Schedules. Deliver to Agents (i) on or before the twenty-fifth (25th) day of each month as and for the prior month (a) accounts receivable agings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, and (c) a Borrowing Base Certificate in form and substance reasonably satisfactory to Administrative Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon Administrative Agent or restrictive of any Agent’s rights under this Agreement), and (ii) on or before Thursday of each week, a sales report / roll forward for the immediately preceding week. In addition, Borrowing Agent will deliver to Agents at such intervals as any Agent may reasonably request: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; and (iii) such further schedules, documents and/or information regarding the Collateral as any Agent may reasonably require including trial balances and test verifications. Administrative Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder; provided that, so long as no Event of Default is continuing, Agents shall work and cooperate with the Borrowers to conduct such confirmation and verification in a manner designed to minimize interruption of the Borrowers’ business and keep confidential the transactions contemplated hereby. The items to be provided under this Section are to be in form reasonably satisfactory to Agents and executed by Borrowing Agent and delivered to Agents from time to time solely for Agents’ convenience in maintaining records of the Collateral, and any Loan Party’s failure to deliver any of such items to Agents shall not affect, terminate, modify or otherwise limit Collateral Agent’s Lien with respect to the Collateral. The items to be provided under this Section 9.2 shall be delivered to Administrative Agent by the specific method of Approved Electronic Communication designated by Administrative Agent to Borrowing Agent (unless otherwise agreed to by Administrative Agent) and the items to be provided under this Section 9.2 shall be delivered to the Term Loan Agent by the specific method of Approved Electronic Communication designated by Term Loan Agent to Borrowing Agent (unless otherwise agreed to by Term Loan Agent).

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9.3 Environmental Reports. In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party’s interest therein or the operations or the business of a Loan Party, in each case in any material respect, (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any Governmental Body, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agents detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Collateral Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon any Agent or any Lender with respect thereto.

9.4 Litigation. Promptly notify Agents in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case materially affects the Collateral or which could reasonably be expected to have a Material Adverse Effect.

9.5 Material Occurrences. Promptly, but in any event within three (3) Business Days, notify Agents in writing following the occurrence of: (a) any Event of Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (c) any funding deficiency which, if not corrected as provided in Section 4971 of the Code, could subject any Loan Party or any member of the Controlled Group to a tax imposed by Section 4971 of the Code; (d) any material breach of or default under any Material Contract and (e) any other development in the business or affairs of any Loan Party, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.

9.6 Government Receivables. Notify Agents immediately if any of its Receivables arise out of contracts between any Loan Party and the United States, any state, or any department, agency or instrumentality of any of them.

9.7 Annual Financial Statements. Furnish Agents within ninety (90) days after the end of each fiscal year of Loan Parties, financial statements of Holdings and its Subsidiaries on a Consolidated Basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and setting forth in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding fiscal year and (B) the Projections, and in case in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Loan Parties and satisfactory to Agents (the “Accountants”).

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9.8 Quarterly Financial Statements. Furnish Agents within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Holdings and its Subsidiaries on a Consolidated Basis and unaudited statements of income and stockholders’ equity and cash flow of Holdings and its Subsidiaries on a Consolidated Basis reflecting results of operations from the beginning of the fiscal year to the end of such fiscal quarter and for such fiscal quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Loan Parties’ business operations and setting forth in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding fiscal year and (B) commencing with the fiscal quarter ending September 30, 2017, the Projections.

9.9 Monthly Financial Statements. Furnish Agents within thirty (30) days after the end of each month (except for each month ending September 30, which shall be furnished within forty-five (45) days after the end of such month), an unaudited balance sheet of Holdings and its Subsidiaries on a Consolidated Basis and unaudited statements of income and stockholders’ equity and cash flow of Holdings and its Subsidiaries on a Consolidated Basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Loan Parties’ business operations and setting forth in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding fiscal year and (B) commencing with the fiscal month ending September 30, 2017, the Projections.

9.10 Compliance Certificate and Other Reports.

(a) Simultaneously with the delivery of the financial statements of the Holdings and its Subsidiaries required by Sections 9.7, 9.8 and 9.9, furnish a certificate of an Authorized Officer of Holdings in the form of Exhibit 1.2(a) (a “Compliance Certificate”):

(i) stating that such officer has reviewed the provisions of this Agreement and the Other Documents and has made or caused to be made under his or her supervision a review of the condition and operations of Holdings and its Subsidiaries during the period covered by such financial statements with a view to determining whether Holdings and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Other Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which Holdings and its Subsidiaries propose to take or have taken with respect thereto,

(ii) in the case of the delivery of the financial statements of Holdings and its Subsidiaries required by Sections 9.7 and 9.8, (A) attaching a schedule showing the calculation of the financial covenants specified in Section 6.5 and (B) including a discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for the portion of the fiscal year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous fiscal year, and

(iii) in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by Section 9.7, attaching (A) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party or any of its Subsidiaries and evidence that such insurance coverage meets the requirements set forth in Section 6.6, together with such other related documents and information as Agents may reasonably require, (B) the calculation of the Excess Cash Flow in accordance with the terms of Section 2.20(b) and (C) confirmation that there have been no changes to the information contained in the Perfection Certificate delivered on the Closing Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (C) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein.

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(b) To the extent not otherwise delivered hereunder, furnish Agents as soon as available, but in any event within three (3) days after the issuance or receipt thereof, with copies of (i) all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange and (ii) any material notice received from any holder of its Indebtedness.

(c) Simultaneously with the delivery of the financial statements of Holdings and its Subsidiaries required by Sections 9.7, 9.8 and 9.9, reports in form and detail reasonably satisfactory to the Agents and certified by an Authorized Officer of Borrowing Agent as being accurate and complete (A) listing sales, gross profit and EBITDA of the Loan Parties on a consolidating basis by business Subsidiary (including, without limitation, Holdings, Scribe, BMCH, Triad Personnel, Paladin, Agile, Access and SNI), including any Subsidiary acquired after the Closing Date, (B) listing total hours billed for temporary contract placements, new headcount placed, headcount fall off, and end-of-period headcount for temporary contract revenue of the Loan Parties by business subsidiary and (C) total permanent placement headcount and revenue falloff for permanent contracts of the Loan Parties by business subsidiary, in each case, for the period covered by such financial statements.

(d) As soon as available and in any event within thirty (30) days after the end of each fiscal month (commencing with the fiscal month ending April 30, 2017), reports in form and detail reasonably satisfactory to the Agents and certified by an Authorized Officer of Borrowing Agent as being accurate and complete (i) listing all Receivables of the Loan Parties as of such day, which shall include the amount and age of each such Receivable, showing separately those which are more than 30, 60, 90 and 120 days old, together with a reconciliation of such schedule with the schedule delivered to Agents pursuant to this Section 9.10(d) for the immediately preceding fiscal month and such other information as Agents may request and (ii) listing all accounts payable of the Loan Parties as of each such day which shall include the amount and age of each such account payable and such other information as Agents may request.

9.11 Additional Information. Furnish Agents with such additional information as Agents shall reasonably request in order to enable Agents to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Loan Parties including, without the necessity of any request by any Agent, (a) copies of all available environmental audits and reviews, if any, (b) (i) at least thirty (30) days prior thereto, notice of any Loan Party’s opening of any new office or place of business containing material Collateral and (ii) prompt notice following any Loan Party’s closing of any existing office or place of business, and (c) promptly upon any Loan Party’s learning thereof, notice of any material labor dispute to which any Loan Party may become a party, any material strikes or walkouts relating to any of its facilities, and the expiration of any material labor contract to which any Loan Party is a party or by which any Loan Party is bound.

9.12 Projected Operating Budget. Furnish Agents, prior to the beginning of each Loan Party’s fiscal years (commencing with fiscal year ending September 30, 2018), a fiscal quarter by fiscal quarter projected operating budget and cash flow of Holdings and its Subsidiaries on a consolidated for such fiscal year (including an income statement for each fiscal quarter and a balance sheet as at the end of the last fiscal quarter), such projections to be accompanied by a certificate signed by an Authorized Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets delivered (from and after the Closing Date) and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared. Furnish Agents within thirty (30) days after the end of each month (except for each month ending September 30, which shall be furnished within forty-five (45) days after the end of such month), a 13-week cash flow forecast of Holdings and its Subsidiaries on a Consolidated Basis, in form and substance reasonably satisfactory to the Agents.

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9.13 Variances From Operating Budget. Furnish Agents, upon reasonable request a written summary of all material variances from budgets submitted by Loan Parties pursuant to Section 9.12.

9.14 Notice of Suits, Adverse Events. Furnish Agents promptly (but in any event within three (3) Business Days after obtaining knowledge thereof) with written notice of (a) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; (c) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Lender, (d) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party; and (e) any notice of any action, suit or proceeding before any court or other Governmental Body or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

9.15 ERISA Notices and Requests. Promptly furnish Agents with written notice in the event that (a) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (b) any Loan Party knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA or 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party has taken, is taking or proposes to take with respect thereto, (c) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (d) any material increase liabilities of any existing Plan or Multiemployer Plan or the establishment of any new Plan or the commencement of contributions to any Plan or Multiemployer Plan to which any Loan Party or any member of the Controlled Group (excluding welfare benefit plans maintained by members of the Controlled Group other than the Loan Parties) was not previously contributing shall occur, (e) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Pension Benefit Plan or Multiemployer Plan or to have a trustee appointed to administer a Pension Benefit Plan or Multiemployer Plan, together with copies of each such notice, (f) any Loan Party shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code; (g) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (h) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under the Code or ERISA on or before the due date for such installment or payment with respect to a Pension Benefit Plan or Multiemployer Plan; or (i) any Loan Party or any member of the Controlled Group knows that (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (iv) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA.

9.16 Additional Documents. Execute and deliver to Agents, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

9.17 Updates to Certain Schedules. Deliver to Agents promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedules 4.4 (Locations of equipment and Inventory), 5.2(b) (Subsidiaries), 5.9 (Intellectual Property, 5.24 (Equity Interests), 5.25 (Commercial Tort Claims), and 5.26 (Letter-of-Credit Rights). Any such updated Schedules delivered by Loan Parties to Agents in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agents and attached to and made part of this Agreement.

9.18 Financial Disclosure. Each Loan Party hereby irrevocably authorizes and directs, and hereby agrees to use commercially reasonable efforts to cause, all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to each Agent and each Lender copies of any of such Loan Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to each Agent and each Lender any information such accountants may have concerning such Loan Party’s financial status and business operations. Each Loan Party hereby irrevocably authorizes, and hereby agrees to use commercially reasonable efforts to cause, all Governmental Bodies to furnish to each Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; provided however, each Agent and each Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or Governmental Bodies.

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X. EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1 Nonpayment. Failure by any Loan Party to pay when due (a) any principal or interest on the Obligations (including without limitation pursuant to Section 2.9), or (b) any other fee, charge, amount or liability provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment.

10.2 Breach of Representation. Except as provided in Section 10.18, any representation or warranty made or deemed made by any Loan Party in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished in writing at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;

10.3 Financial Information. Failure by any Loan Party to (i) furnish or make available financial statements as required by Section 9.2, 9.7, 9.8, 9.9, 9.10(a), 9.10(c), 9.10(d) or 9.12 when due, (ii) furnish other financial reports or other information required herein within a reasonable time following the time required under this Agreement (which in no event shall exceed ten (10) days) or (iii) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms hereof;

10.4 Judicial Actions. Issuance of a notice of Lien (except Permitted Encumbrances), levy, assessment, injunction or attachment (a) against Eligible Receivables in an aggregate amount in excess of $250,000 or (b) against a material portion of any Loan Party’s other property which is not stayed or lifted within ten (10) days;

10.5 Noncompliance. Except as otherwise provided for in Sections 10.1, 10.3, 10.5(ii), and 10.18, (i) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant contained in Sections 4.6, 4.8(h), 6.1, 6.2(b), 6.2(c), 6.5, 6.6, and 6.7, ~~6.10~~6.18, ~~6.17(d)~~6.19, 6.20, Article VII, and Sections 9.2, 9.7, 9.8, 9.9, 9.10 and 9.12 of this Agreement, (ii) failure or neglect of any Loan Party to perform, keep or observe any affirmative covenant contained in Article IV hereof or the Pledge Agreement with respect to the delivery of Collateral to the Collateral Agent or any negative covenant contained in Article IV hereof or the Pledge Agreement which (if capable of being cured) is not cured within five (5) days from the earlier of date such Loan Party (x) has knowledge thereof or (y) receives notice thereof from any Agent of such failure or neglect, or (iii) failure or neglect of any Loan Party to perform, keep or observe any other term, provision, condition or covenant, contained in this Agreement or any Other Document which (if capable of being cured) is not cured within fifteen (15) days from the earlier of date such Loan Party (x) has knowledge thereof or (y) receives notice thereof from any Agent of such failure or neglect;

10.6 Judgments. Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) are rendered against any Loan Party for an aggregate amount in excess of $250,000 or against all Loan Parties for an aggregate amount in excess of $250,000 (except to the extent the applicable Loan Party is fully insured) and (b) (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of any Loan Party to enforce any such judgment, (ii) such judgment shall remain undischarged for a period of fifteen (15) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of any Loan Party or any Guarantor shall be senior to any Liens in favor of Collateral Agent on such assets or properties;

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10.7 Bankruptcy. Any Loan Party, or any Subsidiary of any Loan Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.8 Material Adverse Effect. The occurrence of any Material Adverse Effect;

10.9 Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to Permitted Encumbrances) on any portion of the Collateral having a fair market value in excess of $250,000;

10.10 Business Cessation. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

10.11 Cross Default. Either (x) any specified “event of default” under any Indebtedness (other than the Obligations) of any Loan Party with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $250,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party to accelerate such Indebtedness (and/or the obligations of Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) or (y) a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect;

10.12 Breach of Guaranty, Guarantor Security Agreement or Pledge Agreement. Failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant contained in any Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement executed and delivered to any Agent in connection with the Obligations of any Loan Party, or if any Loan Party or pledgor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement;

10.13 Change of Control. Any Change of Control shall occur;

10.14 Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to any Agent or any Lender or any Loan Party challenges the validity of or its liability under this Agreement or any Other Document;

10.15 Seizures. Any (a) Collateral in excess of $250,000 in the aggregate shall be seized, subject to garnishment or taken by a Governmental Body, or (b) the title and rights of any Loan Party, or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the reasonable opinion of any Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

10.16 Indictment. The indictment of any Loan Party under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

10.17 Pension Plans. An event or condition specified in Section 7.16 or 9.15 hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of any Agent be reasonably likely to incur, a liability to a Plan, Multiemployer Plan or the PBGC (or any one or more of them) which, in the reasonable judgment of any Agent, would have a Material Adverse Effect; or

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10.18 Anti-Money Laundering/International Trade Law Compliance. (i) Any representation or warranty contained in Section 16.18 hereof is or becomes false or misleading at any time, or (ii) any Loan Party shall fail to comply with its obligations under Section 16.18 hereof.

XI. LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

11.1 Rights and Remedies.

(a) Upon the occurrence of (i) an Event of Default pursuant to Section 10.7, all Obligations (including the Applicable Premium) shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated and (ii) any of the other Events of Default and at any time thereafter, at the option of the Administrative Agent or at the direction of the Required Lenders or the Term Loan Agent, all Obligations (including the Applicable Premium) shall be immediately due and payable and Agents or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances. Upon the occurrence of any Event of Default, Administrative Agent and Collateral Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Collateral Agent may enter any of any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Collateral Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Collateral Agent may deem advisable and Collateral Agent may require Loan Parties to make the Collateral available to Collateral Agent at a convenient place. With or without having the Collateral at the time or place of sale, Collateral Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Collateral Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Collateral Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale, with the consent of the Required Lenders, any Agent or any Lender may bid (including credit bid) for and become the purchaser, and any Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Collateral Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Collateral Agent is granted permission to use all of each Loan Party’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Loan Parties shall remain liable to Agents and Lenders therefor.

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(b) To the extent that Applicable Law imposes duties on Collateral Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Collateral Agent: (i) to fail to incur expenses reasonably deemed significant by Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to Collateral Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Collateral Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Collateral Agent would not be commercially unreasonable in Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Loan Party or to impose any duties on Collateral Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

(c) Without limiting any other provision hereof:

(i) At any bona fide public sale, and to the extent permitted by Applicable Law, at any private sale, Collateral Agent shall be free to purchase all or any part of the Investment Property Collateral. Any such sale may be on cash or credit. Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Investment Property Collateral for their own account in compliance with Regulation D of the Securities Act or any other applicable exemption available under the Securities Act. Collateral Agent will not be obligated to make any sale if it determines not to do so, regardless of the fact that notice of the sale may have been given. Collateral Agent may adjourn any sale and sell at the time and place to which the sale is adjourned. If the Investment Property Collateral is customarily sold on a recognized market or threatens to decline speedily in value, Collateral Agent may sell such Investment Property Collateral at any time without giving prior notice to any Loan Party or other Person.

(ii) Each Loan Party recognizes that Collateral Agent may be unable to effect or cause to be effected a public sale of the Investment Property Collateral by reason of certain prohibitions contained in the Securities Act, so that Collateral Agent may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Investment Property Collateral for their own account, for investment and without a view to the distribution or resale thereof. Each Loan Party understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Investment Property Collateral were sold at public sales, and agrees that Collateral Agent has no obligation to delay or agree to delay the sale of any of the Investment Property Collateral for the period of time necessary to permit the issuer of the securities which are part of the Investment Property Collateral (even if the issuer would agree), to register such securities for sale under the Securities Act. Each Loan Party agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(iii) The net proceeds arising from the disposition of the Investment Property Collateral after deducting expenses incurred by Collateral Agent will be applied to the Obligations pursuant to Section 11.5. If any excess remains after the discharge of all of the Obligations, the same will be paid to the applicable Loan Party or to any other Person that may be legally entitled thereto.

(d) At any time after the occurrence and during the continuance of an Event of Default (i) Collateral Agent may transfer any or all of the Investment Property Collateral into its name or that of its nominee and may exercise all voting rights with respect to the Investment Property Collateral, but no such transfer shall constitute a taking of such Investment Property Collateral in satisfaction of any or all of the Obligations, and (ii) Collateral Agent shall be entitled, at its request, to receive, for application to the Obligations, all cash or stock dividends and distributions, interest and premiums declared or paid on the Investment Property Collateral.

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11.2 Collateral Agent’s Discretion. Collateral Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Collateral Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Collateral Agent’s or Lenders’ rights hereunder as against Loan Parties or each other.

11.3 Setoff. Subject to Section 14.13, in addition to any other rights which any Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, such Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party’s property held by such Agent or such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to such Agent and such Lender with respect to any deposits held by such Agent or such Lender.

11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Administrative Agent or Collateral Agent on account of the Obligations (including without limitation any amounts on account of any of Cash Management Liabilities or Hedge Liabilities), or in respect of the Collateral may, at Administrative Agent’s discretion or at the direction of the Term Loan Agent or the Required Lenders, be paid over or delivered as follows:

(a) Except to the extent provided in Section 11.5(c) below, all Revolving Loan Priority Collateral Proceeds shall be applied:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents, and any Out-of-Formula Loans and Protective Advances funded by the Administrative Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees (other than any Applicable Premium) owed to any Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of any Lender to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued interest in respect of the Swing Loans;

FIFTH, to the payment of the outstanding principal amount of the Obligations consisting of Swing Loans;

SIXTH, to the payment of all accrued fees (other than any Applicable Premium) and interest arising under this Agreement and the Other Documents in respect of the Revolving Advances and Letters of Credit;

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SEVENTH, to the payment of the outstanding principal amount of the Revolving Advances and Obligations in respect of Letters of Credit (including the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof);

EIGHTH, to the payment of all outstanding Cash Management Liabilities and Hedge Liabilities in an amount not to exceed the lesser of (i) $3,000,000 and (ii) the amount of all reserves established against the Formula Amount in respect of Cash Management Liabilities and Hedge Liabilities;

NINTH, to the payment of any Protective Advances funded by the Term Loan Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

TENTH, to the payment of all accrued fees (other than any Applicable Premium) and interest arising under this Agreement and the Other Documents in respect of the Term Loans;

ELEVENTH, to the payment of the outstanding principal amount of the Term Loans (including the Term Loan PIK Amount);

TWELFTH, to the payment of any Applicable Premium;

THIRTEENTH, to the payment of all outstanding Cash Management Liabilities and Hedge Liabilities in excess of the amount applied pursuant to clause EIGHTH above;

FOURTEENTH, to all other Obligations which shall have become due and payable (under this Agreement, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “THIRTEENTH” above; and

FIFTEENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

(b) Except to the extent provided in Section 11.5(c) below, all Term Loan Priority Collateral Proceeds shall be applied:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents, and any Protective Advances funded by Agents with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees (other than any Applicable Premium) owed to any Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of any Lender to the extent owing to such Lender pursuant to the terms of this Agreement;

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FOURTH, to the payment of all accrued fees (other than any Applicable Premium) and interest arising under this Agreement and the Other Documents in respect of Term Loans;

FIFTH, to the payment of the outstanding principal amount of Term Loans (including the Term Loan PIK Amount);

SIXTH, to the payment of all accrued fees (other than any Applicable Premium) and interest arising under this Agreement and the Other Documents in respect of the Swing Loans, Revolving Advances (including Out-of-Formula Loans) and Letters of Credit;

SEVENTH, to the payment of the outstanding principal amount of the Swing Loans, Revolving Advances (including Out-of-Formula Loans) and Obligations in respect of Letters of Credit (including the payment or cash collateralization of any outstanding Letters of Credit in accordance with Section 3.2(b) hereof);

EIGHTH, to the payment of any Applicable Premium;

NINTH, to the payment of all outstanding Cash Management Liabilities and Hedge Liabilities;

TENTH, to all other Obligations which shall have become due and payable (under this Agreement, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “NINTH” above; and

ELEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

(c) All amounts collected or received by Collateral Agent or Administrative Agent in respect of Collateral that includes both Revolving Loan Priority Collateral Proceeds and Term Loan Priority Collateral Proceeds shall be applied in a manner mutually determined by the Agents acting reasonably and in good faith.

(d) In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Cash Management Liabilities and Hedge Liabilities held by such Lender bears to the aggregate then outstanding Advances, Cash Management Liabilities and Hedge Liabilities) of amounts available to be applied pursuant to clauses “SIXTH”, “SEVENTH”, “EIGHTH” and “THIRTEENTH” of subsection(a) above and clauses “SIXTH”, “SEVENTH”, “NINTH” and “TENTH” of subsection (b) above; (iii) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5; and (iv) to the extent that any amounts available for distribution pursuant to clauses “SIXTH” and “SEVENTH” of subsection (a) above and clauses “SIXTH” and “SEVENTH” of subsection (b) above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Administrative Agent as cash collateral for the Letters of Credit pursuant to Section 3.2(b) hereof and applied (A) first, to reimburse Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other Obligations of the types described in clauses “SIXTH”, “SEVENTH” and “FOURTEENTH” of subsection (a) above and clauses “SIXTH”, “SEVENTH” and “TENTH” of subsection (b) above in the manner provided in this Section 11.5.

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XII. WAIVERS AND JUDICIAL PROCEEDINGS.

12.1 Waiver of Notice. Each Loan Party hereby waives, to the extent permitted by law, notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2 Delay. No delay or omission on any Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII. TERM AND TERMINATION.

13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, each Agent and each Lender, shall become effective on the Closing Date and shall continue in full force and effect until June 30, ~~2021~~2023 (the “Term”) unless sooner terminated as herein provided.

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13.2 Termination. Borrowing Agent may, upon at least fifteen (15) Business Days prior written notice to each Agent, terminate this Agreement by paying to Administrative Agent, in cash, the Obligations in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement. If the Borrowing Agent has sent a notice of termination pursuant to this Section 13.2, then Lenders’ obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay in cash the Obligations in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice. The termination of the Agreement shall not affect any Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until (a) all transactions entered into, rights or interests created and Obligations have been fully paid, disposed of, concluded or liquidated, and (b) all Loan Parties have released Secured Parties from and against any and all claims of any nature whatsoever that any Loan Party may have against Secured Parties. The security interests, Liens and rights granted to Agents and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been paid and performed in full after the termination of this Agreement or each Loan Party has furnished Agents and Lenders with an indemnification satisfactory to Agents and Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Collateral Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid and performed in full.

13.3 Release of Collateral. At such time as this Agreement shall have been terminated in accordance with its terms and all Obligations have been paid in full (and receipt thereof is acknowledged in writing by Agents), (i) the Collateral shall be automatically released from the Liens created hereby without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Loan Parties and (ii) at the request and sole expense of the Loan Parties, Collateral Agent shall deliver to the Borrowing Agent any tangible, possessory Collateral held by Agents hereunder, and execute and deliver to the Borrowing Agent such documents (in form and substance reasonably satisfactory to Collateral Agent) as the Borrowing Agent shall reasonably request to evidence such termination.

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XIV. REGARDING AGENTS.

14.1 Appointment. Each Lender hereby designates each Agent to perform the duties of such Agent under this Agreement and the Other Documents, and irrevocably authorizes such Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto, and Agents shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 2.8(b) and 3.4), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agents may perform any of their duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Notes), Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that no Agent shall not be required to take any action which, in such Agent’s discretion, exposes such Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless such Agent is furnished with an indemnification reasonably satisfactory to such Agent with respect thereto.

14.2 Nature of Duties. Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. No Agent nor any of its respective officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder. Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Administrative Agent as respects the Advances to Loan Parties shall be mechanical and administrative in nature. No Agent shall have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

14.3 Lack of Reliance on Agents. Independently and without reliance upon any Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. No Agent shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition or prospects of any Loan Party, or the existence of any Event of Default or any Default.

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14.4 Resignation of Agent; Successor Agent. Any Agent may resign on thirty (30) days written notice to each Lender and Borrowing Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Loan Parties (provided that no such approval by Loan Parties shall be required after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of the resigning Agent and shall in particular succeed to all of such Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including the Pledge Agreement and all Control Agreements), and the term “Administrative Agent”, “Collateral Agent” or “Term Loan Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as such Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of a new Collateral Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from the former Collateral Agent to such new Collateral Agent and/or for the perfection of any Liens in the Collateral as held by such new Collateral Agent or it is otherwise not then possible for such new Collateral Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, the former Collateral Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of the new Collateral Agent until such time as such new Collateral Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that the former Collateral Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent’s resignation as an Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement (and in the event the resigning Collateral Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

14.5 Certain Rights of Agents. If any Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against any Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

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14.6 Reliance. Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Any Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by such Agent with reasonable care.

14.7 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless such Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that any Agent receives such a notice, such Agent shall give notice thereof to Lenders. Such Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

14.8 Indemnification. To the extent any Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify such Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the Total Revolving Commitment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

14.9 Administrative Agent in its Individual Capacity. With respect to the obligation of Administrative Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Administrative Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity as a Lender. Administrative Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

14.10 Delivery of Documents. To the extent Administrative Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.10, 9.12 and 9.13 or Borrowing Base Certificates from Borrowing Agent pursuant to the terms of this Agreement which Borrowing Agent is not obligated to deliver to each Lender, Administrative Agent will promptly furnish such documents and information to Lenders.

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14.11 Loan Parties Undertaking to Agents. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Loan Party hereby undertakes with Agents to pay to Agents from time to time on demand all amounts from time to time due and payable by it for the account of Agents or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Loan Party’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

14.12 No Reliance on any Agent’s Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti‑Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Loan Parties, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

14.13 Other Agreements. Each of the Lenders agrees that it shall not, without the prior written consent of Administrative Agent and Term Loan Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Administrative Agent and Term Loan Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Administrative Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Administrative Agent or Required Lenders.

XV. BORROWING AGENCY.

15.1 Borrowing Agency Provisions.

(a) Each Borrower (and each Loan Party with regards to (viii) below) hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Loan Party or Loan Parties, and hereby authorizes Administrative Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

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(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Loan Parties and at their request. No Agent nor any Lender shall incur liability to Loan Parties as a result thereof. To induce Agents and Lenders to do so and in consideration thereof, each Loan Party hereby indemnifies each Agent and each Lender and holds each Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against any Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Loan Parties as provided herein, reliance by any Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by any Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) All Obligations shall be joint and several, and each Loan Party shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Loan Party shall in no way be affected by any extensions, renewals and forbearance granted by any Agent or any Lender to any Loan Party, failure of any Agent or any Lender to give any Loan Party notice of borrowing or any other notice, any failure of any Agent or any Lender to pursue or preserve its rights against any Loan Party, the release by Collateral Agent of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by any Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party’s Obligations or the lack thereof. Each Loan Party waives all suretyship defenses.

15.2 Waiver of Subrogation. Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Loan Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

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XVI. MISCELLANEOUS.

16.1 Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Administrative Agent’s option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party’s agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of any Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court. Any judicial proceeding by any Loan Party against any Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

16.2 Entire Understanding.

(a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, each Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed each Loan Party’s, each Agent’s and each Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Notwithstanding the foregoing, Agents and Borrowing Agent may modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that Administrative Agent shall send a copy of any such modification to each Lender (which copy may be provided by electronic mail). Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) Required Lenders (or, Agents with the consent in writing of Required Lenders), and Loan Parties may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Loan Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agents or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

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(i) except in connection with any increase pursuant to Section 2.24 hereof, (A) increase the Revolving Commitment Percentage or the maximum dollar amount of the Revolving Commitment Amount of any Revolving Lender without the consent of such Revolving Lender, (B) increase the Term Loan Commitment Percentage or the Term Loan Commitment Amount of any Term Loan Lender without the consent of such Term Loan Lender or (C) increase the Total Commitment without the consent of each Lender;

(ii) whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2 (unless imposed by Administrative Agent));

(iii) except in connection with any increase pursuant to Section 2.24 hereof, increase the Maximum Revolving Advance Amount without the consent of all Lenders;

(iv) (A) alter, amend or modify the definition of the term “Required Lenders” or this Section 16.2(b) without the consent of all Lenders, (B) alter, amend or modify the definition of the term “Required Revolving Lenders” without the consent of all Revolving Lenders, or (C) alter, amend or modify the definition of the term “Required Term Loan Lenders” without the consent of all Term Loan Lenders;

(v) alter, amend or modify the provisions of Section 2.20 or Section 11.5 without the consent of all Lenders;

(vi) release all or a substantial portion of the Collateral (except pursuant to a disposition of Collateral permitted by this Agreement or approved by the Required Lenders or all of the Lenders, as applicable) or subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Secured Parties, in each case, without the written consent of each Lender;

(vii) change the rights and duties of any Agent without the consent of all Agents and all Lenders;

(viii) subject to clause (e) below, permit any Revolving Advance to be made if, at the time such Revolving Advance was made and, after giving effect thereto the total of Revolving Advances outstanding hereunder would (I) exceed the Formula Amount for more than thirty (30) consecutive Business Days or (II) exceed the Formula Amount by fifteen percent (15%) of the Maximum Revolving Advance Amount, without the consent of all Lenders;

(ix) increase the Advance Rate above the Advance Rate in effect on the Closing Date without the consent of the Required Revolving Lenders and the Required Lenders; or

(x) release any Loan Party (other than in accordance with the provisions of this Agreement) without the consent of all Lenders.

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(c) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agents and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agents and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d) [Reserved].

(e) Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the Revolving Commitments have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Administrative Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances (calculated at the time such Revolving Advances were made) at any time to exceed the Formula Amount by up to fifteen percent (15%) of the Maximum Revolving Advance Amount for up to thirty (30) consecutive Business Days (the “Out-of-Formula Loans”). If Administrative Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Revolving Lenders shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Administrative Agent does permit Out-of-Formula Loans, neither Administrative Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Revolving Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph, the discretion granted to Administrative Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be “Eligible Receivables” becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Administrative Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Administrative Agent shall use its efforts to have Loan Parties decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Administrative Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Revolving Lenders as provided for in this Section 16.2(e), Administrative Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Administrative Agent shall be deemed to be Revolving Advances made by and owing to Administrative Agent, and Administrative Agent shall be entitled to all rights (including accrual of interest) and remedies of a Revolving Lender under this Agreement and the Other Documents with respect to such Revolving Advances.

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(f) In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, each Agent is hereby authorized by Loan Parties and Lenders, at any time in such Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the Revolving Commitments have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make disbursements and advances constituting Revolving Advances (if made by Administrative Agent) or Term Loans (if made by Term Loan Agent) to Borrowers on behalf of Lenders which such Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Loan Parties pursuant to the terms of this Agreement (the “Protective Advances”). The Agent making the Protective Advance shall notify the other Agent and each Lender and the Borrowing Agent in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. To the extent any Protective Advances are not actually funded by the Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by either Agent shall be deemed to be Revolving Advances (if made by the Administrative Agent) or Term Loans (if made by the Term Loan Agent) made by and owing to such Agent, and such Agent shall be entitled to all rights (including accrual of interest) and remedies of a Revolving Lender or Term Loan Lender, as the case may be, under this Agreement and the Other Documents with respect to such Revolving Advances or Term Loans.

16.3 Successors and Assigns; Participations; New Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of Loan Parties, each Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Agent and each Lender.

(b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons (each such transferee or purchaser of a participating interest, a “Participant”). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof (subject to the requirements and limitations herein, including the requirements under Section 3.10(e) (it being understood that the documentation required under Section 3.10(e) shall be delivered to the participating Lender)) provided that in no event shall (a) any Loan Party be required to pay to any Participant more than the amount which it would have been required to pay to the Lender which granted a participation interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder (except to the extent that such greater amount results from a Change in Law that occurs after the Participant acquired the applicable participation), and (b) any Loan Party be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Obligations under the this Agreement or any Other Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement or any Other Documents) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register.

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(c) Any Lender may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances and/or Term Loans, as applicable, under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $3,000,000 or such smaller increments as the applicable Agent approves (provided that such minimum amount shall not apply to an assignment by a Lender to another Lender, an Affiliate of such Lender or a Related Fund of such Lender), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender and Administrative Agent (or Term Loan Agent, as applicable) and delivered to Administrative Agent (or Term Loan Agent, as applicable) for recording, provided, that (i) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to each of the Revolving Advances and/or Term Loans under this Agreement in which such Lender has an interest; (ii) any assignment by any Revolving Lender or any Term Loan Lender shall require the written consent of each Agent; and (iii) no written consent of Administrative Agent or Term Loan Agent shall be required (A) in connection with any assignment by a Lender to another Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage and/or Term Loan Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages and/or Term Loan Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

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(d) Any Revolving Lender, with the consent of Administrative Agent, or any Term Loan Lender, with the consent of Term Loan Agent, in each case, which shall not be unreasonably withheld, delayed or conditioned, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances and/or Term Loans, as applicable, under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Administrative Agent (or Term Loan Agent, as applicable) as appropriate and delivered to Administrative Agent (or Term Loan Agent, as applicable) for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Loan Party hereby consents to the addition of such Purchasing CLO. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e) Administrative Agent and Term Loan Agent, acting as a non-fiduciary agents of Loan Parties, shall maintain at its respective address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Revolving Lender and Term Loan Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, each Agent, and each Lender shall treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent (or Term Loan Agent) shall receive a fee in the amount of $3,500 (except the payment of such fee shall not be required in connection with an assignment by a Lender to another Lender, an Affiliate of such Lender or a Related Fund of such Lender) payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO. Notwithstanding anything to the contrary contained in this Section 16.3(e), a Lender may assign any or all of its rights under this Agreement and the Other Documents to an Affiliate of such Lender or a Related Fund of such Lender without delivering a Commitment Transfer Supplement to Agents or to any other Person (a “Related Party Assignment”); provided, however, that (A) Borrowers and Agents may continue to deal solely and directly with such assigning Lender until a Commitment Transfer Supplement has been delivered to Administrative Agent for recordation on the Register, (B) the failure of such assigning Lender to deliver a Commitment Transfer Supplement to the applicable Agent shall not affect the legality, validity, or binding effect of such assignment, and (C) a Commitment Transfer Supplement between the assigning Lender and an Affiliate of such Lender or a Related Fund of such Lender shall be effective as of the date specified in such Commitment Transfer Supplement and recordation on the Related Party Register referred to in the last sentence of this clause (e). In the case of an assignment pursuant to the preceding sentence as to which a Commitment Transfer Supplement is not delivered to the applicable Agent, the assigning Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained, a register (the “Related Party Register”) comparable to the Register on behalf of Borrowers. The Related Party Register shall be available for inspection by Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

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(f) Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender’s credit evaluation of such Loan Party.

(g) Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a ”Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.4 Application of Payments. Administrative Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or any Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by such Agent or such Lender.

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16.5 Indemnity. Each Loan Party shall defend, protect, indemnify, pay and save harmless each Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including reasonable and documented fees and disbursements of counsel (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (iii) any Loan Party’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of each Agent, Issuer or any Lender under the Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Loan Party or any Subsidiary of any Loan Parties, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not any Agent or any Lender is a party thereto, in each such case except to the extent that any of the foregoing arises out of the bad faith, gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of any of the foregoing, each Loan Party shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder and (y) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with the Real Property, any Hazardous Discharge, the presence of any Hazardous Materials affecting the Real Property (whether or not the same originates or emerges from the Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any of the Real Property under any Environmental Laws and any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of any Agent or any Lender. Loan Parties’ obligations under this Section 16.5 shall arise upon the discovery of the presence of any Hazardous Materials at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of the bad faith, gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws or similar laws by reason of any Loan Party’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances , in each such case except to the extent that any of the foregoing arises out of the bad faith, gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). This Section 16.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages from any non-Tax claim.

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16.6 Notice. Any notice or request hereunder may be given to Borrowing Agent or any Loan Party or any Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Loan Parties are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e) In the case of electronic transmission, when actually received;

(f) In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

(g) If given by any other means (including by overnight courier), when actually received.

Any Lender giving a Notice to Borrowing Agent or any Loan Party shall concurrently send a copy thereof to each Agent, and each Agent shall promptly notify the other Lenders of its receipt of such Notice.

(i) [Reserved].

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(ii) If to Administrative Agent, Collateral Agent, Term Loan Agent, Issuer, Swing Loan Lender, any Revolving Lender or any Term Loan Lender, to:

MGG Investment Group LP

One Penn Plaza, 53rd Floor

New York, New York 10119

Attention: Kevin F. Griffin

Telephone: 212-356-6100

Email: creditagreementnotices@mgginv.com

with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Frederic L. Ragucci, Esq.

Telephone: (212) 756-2409

Facsimile: (212) 593-5955

(iii) If to a Lender other than a Lender which is an Agent, as specified on the signature pages hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, as specified in the applicable Commitment Transfer Supplement).

(iv) If to Borrowing Agent or any Loan Party:

GEE Group Inc.

12950 Race Track Rd., Suite 216

Tampa, Florida 33626

Attention: Andrew J. Norstrud

Telephone: (813) 803-8275

Email: andrew.norstrud@geegroup.com

with a copy to:

McDermott Will & Emery LLP

340 Madison Avenue

New York, NY 10173-1922

Attention: John J. Sullivan, Esq.

Telephone: (212) 547 5567

Email: jsullivan@mwe.com

16.7 Survival. The obligations of Loan Parties under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.5 and 16.9 and the obligations of Lenders under Sections 2.2, 2.15(b), 2.16, 2.18, 2.19, 14.8 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

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16.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9 Expenses. Loan Parties will pay on demand, all costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (n) below, each Lender), including, without limitation, all reasonable and documented fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (b) through (n) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Advances, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the Other Documents (including, without limitation, the preparation of any additional Other Documents pursuant to Section 6.16 or the review of any of the agreements, instruments and documents referred to in Section 4.6), (b) any requested amendments, waivers or consents to this Agreement or the Other Documents whether or not such documents become effective or are given, (c) the preservation and protection of Agents’ and Lenders’ rights under this Agreement or the Other Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any Other Document, Agents’ or Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any Other Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any Other Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any Other Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any Other Document, (i) any attempt to collect from any Loan Party, (j) any Environmental Complaint, Environmental Liability or Remedial Action arising from or in connection with the past, present or future operations of, or any property currently, formerly or in the future owned, leased or operated by, any Loan Party, any of its Subsidiaries or any predecessor in interest, (k) any Environmental Lien, (l) the rating of the Advances by one or more rating agencies in connection with any Lender’s Securitization, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Other Document: (x) the Loan Parties agree to pay all broker fees that may become due in connection with the Transactions and (y) if any Loan Party fails to perform any covenant or agreement contained herein or in any Other Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Loan Parties. The obligations of the Loan Parties under this Section 16.9 shall survive the repayment of the Obligations and discharge of any Liens granted under this Agreement and the Other Documents.

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16.10 Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, each Agent, if such Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11 Consequential Damages. No Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

16.12 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

16.14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

16.15 Confidentiality; Sharing Information. Each Agent, each Lender and each Transferee shall hold all non-public information obtained by such Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with such Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, each Agent, each Lender and each Transferee may disclose such confidential information (a) to its Affiliates and to its and its Affiliates’ respective equityholders (including, without limitation, investors and/or partners), directors, officers, employees, agents, trustees, counsel, advisors and representatives, (b) to any Agent, any Lender, any prospective Transferees and any party to a Securitization (including, for the avoidance of doubt, leverage providers) (it being understood that the Persons to whom such disclosure is made in clauses (a) and (b) of this Section 16.15 will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 16.15), and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, each Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Loan Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall any Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of any Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by any Agent in favor of any Loan Party or any of any Loan Party’s Affiliates, the provisions of this Agreement shall supersede such agreements.

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16.16 Publicity. Each Loan Party and each Lender hereby authorizes each Agent to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agents and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as such Agent shall in its sole and absolute discretion deem appropriate.

16.17 Certifications From Banks and Participants; USA PATRIOT Act.

(a) Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agents the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time to time request, and each Loan Party shall provide to Lender, such Loan Party’s name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

16.18 Anti-Terrorism Laws.

(a) Each Loan Party represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

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(b) Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (B) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (C) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (D) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (E) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Loan Parties shall promptly notify the Agents in writing upon the occurrence of a Reportable Compliance Event.

XVII. GUARANTY.

17.1 Guaranty. Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations; provided that with respect to Obligations under or in respect of any Swap Obligation, the foregoing guarantee shall only be effective to the extent that such Guarantor is a Qualified ECP Loan Party at the time such Swap Obligation is entered into and such Obligations and such guarantee thereof are not Excluded Hedge Liabilities). Each payment made by any Guarantor pursuant to this Guaranty shall be made in lawful money of the United States in immediately available funds.

17.2 Waivers. Each Guarantor hereby absolutely, unconditionally and irrevocably waives (i) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (iii) any requirement that any Agent, any Lender protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (iv) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, and (v) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations by the Loan Parties and any defense that any other guarantee or security was or was to be obtained by any Agent.

17.3 No Defense. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

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17.4 Guaranty of Payment. The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Article XVII, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by any Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of any Loan Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of each Agent’s right to proceed in any other form of action or proceeding or against any other Person unless such Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by any Agent against any Loan Party under any document evidencing or securing indebtedness of any Loan Party to any Agent shall diminish the liability of any Guarantor hereunder, except to the extent any Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Loan Party.

17.5 Liabilities Absolute. The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(a) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(b) any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(c) the failure of any Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Loan Party or any other Person under the provisions of this Agreement or any Other Document or any other document or instrument executed and delivered in connection herewith or therewith;

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(d) any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

(e) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and

(f) any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances or other financial accommodations to Loan Parties pursuant to this Agreement and/or the Other Documents.

17.6 Waiver of Notice. Agents shall have the right to do any of the above without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such actions.

17.7 Agents’ Discretion

. Agents may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid in accordance with the provisions of this Agreement.

17.8 Reinstatement.

(a) The Guaranty provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon any Agent or any Lender for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Loan Party); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to Agents and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

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(b) No Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

(c) No Guarantor shall be entitled to claim against any present or future security held by any Agent from any Person for Obligations in priority to or equally with any claim of such Agent, or assert any claim for any liability of any Loan Party to any Guarantor in priority to or equally with claims of any Agent for Obligations, and no Guarantor shall be entitled to compete with any Agent with respect to, or to advance any equal or prior claim to any security held by such Agent for Obligations.

(d) If any Loan Party makes any payment to any Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

(e) All present and future monies payable by any Loan Party to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Collateral Agent for its benefit and for the ratable benefit of the Secured Parties as security for such Guarantor’s liability to Agents and Lenders hereunder and are postponed and subordinated to Agents’ and Lenders’ prior right to payment in full of Obligations. Except to the extent prohibited otherwise by this Agreement, all monies received by any Guarantor from any Loan Party shall be held by such Guarantor as agent and trustee for Agents. This assignment, postponement and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated.

(f) Each Loan Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any Guarantor without the prior written consent of Agents. Each Loan Party agrees to give full effect to the provisions hereof.

[signature pages follows]

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Each of the parties has signed this Agreement as of the day and year first above written.

BORROWERS:	GEE GROUP INC. By: ________________________ Name: Title:
SCRIBE SOLUTIONS INC. By: ________________________ Name: Title:
AGILE RESOURCES, INC. By: ________________________ Name: Title:
ACCESS DATA CONSULTING CORPORATION By: ________________________ Name: Title:
TRIAD PERSONNEL SERVICES, INC. By: ________________________ Name: Title:
TRIAD LOGISTICS, INC. By: ________________________ Name: Title:
PALADIN CONSULTING, INC. By: ________________________ Name: Title:

[SIGNATURE PAGE TO LOAN AGREEMENT]

BMCH, INC. By: ________________________ Name: Title:
GEE GROUP PORTFOLIO INC. By: ________________________ Name: Title:
SNI COMPANIES By: ________________________ Name: Title:

[SIGNATURE PAGE TO LOAN AGREEMENT]

AGENTS:	~~PNC BANK, NATIONAL ASSOCIATION,~~ MGG INVESTMENT GROUP LP, as Administrative Agent and Collateral Agent

By: __________________________ Name: Title:

MGG INVESTMENT GROUP LP, as Term Loan Agent By: __________________________ Name: Title:
LENDERS:	~~PNC BANK, NATIONAL ASSOCIATION, as Revolving Lender and a Term Loan Lender By: ___________________________ Name:  Title:~~

~~MGG SPECIALTY FINANCE FUND LP, as a  Term Loan Lender By: __________________________ Name:  Title:~~

[SIGNATURE PAGE TO LOAN AGREEMENT]

~~MGG SF EVERGREEN FUND LP, as a Term Loan Lender By: __________________________ Name:  Title:~~

~~MGG SF DRAWDOWN UNLEVERED FUND LP, as a Term Loan Lender~~

~~By: __________________________~~

~~Name:~~

~~Title:~~

~~MGG SF EVERGREEN UNLEVERED FUND LP, as a Term Loan Lender~~

~~By: __________________________~~

~~Name:~~

~~Title:~~

[SIGNATURE PAGE TO LOAN AGREEMENT]

Schedule 1.1

Commitments

Lender	Revolving Commitment Amount	~~Revolving~~ Term Loan Commitment Amount	~~Revolving Loan Commitment Percentage~~ 	~~Term Loan Commitment Amount~~	~~Term Loan Commitment Percentage~~	Total Commitment Amount	~~Total Commitment Percentage~~
MGG ~~Specialty Finance Fund LP~~(BVI) Limited	$11,473,840.34	$~~25,000,000~~0	~~100%~~	~~$7,500,000~~	~~15.385%~~	$~~32,500,000~~11,473,840.34	~~44.068%~~
MGG ~~Funding II, LLC~~SF Drawdown Master Fund (Cayman) LP	$4,414,517.59	$0	~~0%~~	~~$20,687,415~~ 	~~42.436%~~	$~~20,687,415~~4,414,517.59	~~28.051%~~
MGG SF Drawdown Unlevered Fund LP	$2,426,288.00	$0	~~0%~~	~~$5,825,504~~	~~11.950%~~	$~~5,825,504~~2,426,288.00	~~7.899%~~
~~MGG SF Evergreen Unlevered Fund LP~~		~~$0~~	~~0%~~	~~$5,282,986~~	~~10.837%~~	~~$5,282,986~~	~~7.163%~~
MGG SF Evergreen Master Fund (Cayman) LP	$3,600,515.07	$0	~~0%~~	~~$3,873,982~~ 	~~7.947%~~	$~~3,873,982~~3,600,515.07	~~5.253%~~
MGG SF Evergreen Unlevered Fund LP	$2,941,899.00	$0				$2,941,899.00
MGG SF ~~Drawdown~~Evergreen Unlevered Master Fund II (Cayman) LP	$142,940.00	$0	~~0%~~	~~$5,580,113~~ 	~~11.446%~~	$~~5,580,113~~142,940.00	~~7.566%~~
Total	$25,000,000	$~~25,000,000~~0	~~100%~~	~~$48,750,000~~	~~100.000%~~	$~~73,750,000~~25,000,000	~~100.000%~~

[SIGNATURE PAGE TO LOAN AGREEMENT]